Exhibit 10.1

Execution Version

AMENDED AND RESTATED

ASSET PURCHASE AGREEMENT

by and among

RISING PHARMACEUTICALS, INC.,

PACK PHARMACEUTICALS, LLC,

RISING HEALTH, LLC,
and
ACETRIS HEALTH, LLC,

collectively, as Sellers,

ACETO CORPORATION,

as Parent,

and

SHORE SUVEN PHARMA, INC.,

as Buyer

Dated as of March 31, 2019

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3.16	Products; Product Liability	25

3.17	Product Distribution Practices	26

3.18	Product Registrations; Regulatory Compliance	26

3.19	Purchased Assets	27

3.20	Inventory	27

3.21	Receivables	27

3.22	Finders or Brokers	28

3.23	No Other Representations or Warranties	28

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF PARENT	28

4.1	Organization	28

4.2	Authority Relative to this Agreement; Consents and Approvals; No Violation	29

4.3	No Other Representations or Warranties	29

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF BUYER	30

5.1	Organization	30

5.2	Authority Relative to this Agreement; Consents and Approvals; No Violation	30

5.3	Litigation	31

5.4	Finders or Brokers	31

5.5	Solvency	31

5.6	Adequate Assurances Regarding the Buyer Assumed Agreements	31

5.7	Certain Arrangements; Ownership of Parent	31

5.8	Investigation; No Other Representations or Warranties	32

ARTICLE VI	COVENANTS AND AGREEMENTS	33

6.1	Conduct of Business	33

6.2	Access	35

6.3	Employees and Employee Benefit Plans	37

6.4	Regulatory Approvals; Efforts	38

6.5	Notification of Certain Matters	40

6.6	Adequate Assurances Regarding the Buyer Assumed Agreements	41

6.7	Bankruptcy Court Approval	41

6.8	Auction; Bidding Procedures Order	43

6.9	Taxes	43

6.10	Inventory	44

6.11	Public Announcements	44

6.12	Consents; Notices	44

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6.13	Further Assurances	45

6.14	Non-Enforcement of Certain Covenants	46

6.15	Insurance	46

6.16	Trade Notification	46

6.17	Transfer of Product Registrations, Related Applications and Dossiers	47

6.18	Correspondence; Payments	47

6.19	Name Change	47

ARTICLE VII	CONDITIONS TO THE PURCHASE AND SALE	48

7.1	Conditions to Each Party’s Obligation to Close	48

7.2	Conditions to Obligation of Sellers to Close	48

7.3	Conditions to Obligation of Buyer to Close	49

7.4	Frustration of Closing Conditions	49

ARTICLE VIII	TERMINATION	50

8.1	Termination	50

8.2	Effect of Termination	51

8.3	Break-Up Fee; Expense Reimbursement	51

8.4	Return of Good Faith Deposit	52

ARTICLE IX	MISCELLANEOUS	52

9.1	No Survival	52

9.2	Expenses	52

9.3	Counterparts; Effectiveness	52

9.4	Governing Law; Jurisdiction	53

9.5	Remedies	53

9.6	WAIVER OF JURY TRIAL	54

9.7	Notices	54

9.8	Assignment; Binding Effect	55

9.9	Severability	55

9.10	Entire Agreement	55

9.11	Amendments; Waivers	55

9.12	Headings	56

9.13	No Third-Party Beneficiaries	56

9.14	No Successor	56

9.15	Interpretation	56

9.16	Non-Recourse	56

9.17	Definitions	57

9.18	Sellers Disclosure Schedule	69

9.19	Limitations on Good Faith Deposit Escrow Holder’s Liability	69

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SCHEDULES

Schedule 1.1(a)	Accounts Receivable
Schedule 1.1(b)	Assumed Contracts
Schedule 1.1(c)	Assumed Real Property Leases
Schedule 1.1(d)	Products
Schedule 1.1(f)	Tangible Personal Property
Schedule 1.1(h)	Intellectual Property
Schedule 1.1(k)	Assumed Equipment Leases
Schedule 1.1(m)	Excluded Prepaid Assets
Schedule 1.1(o)	Additional Purchased Assets
Schedule 1.1(p)	Assumed Proceedings
Schedule 1.2(h)	Excluded Claims
Schedule 1.2(t)	Additional Excluded Assets
Schedule 1.3(b)	Assumed Accounts Payable
Schedule 1.3(c)	Assumed Accrued Liabilities
Schedule 1.4(h)	Excluded Accrued Liabilities
Schedule 1.4(i)	Excluded Environmental Liabilities
Schedule 1.4(k)	Existing Indebtedness
Schedule 1.4(m)	Excluded Proceedings
Schedule 1.5	Cure Costs
Schedule 2.2(a)	Seller Credit

Sellers Disclosure Schedule

Parent Disclosure Schedule

Buyer Disclosure Schedule

EXHIBITS

EXHIBIT A:	Form of Assignment and Assumption Agreement
EXHIBIT B:	Form of Bidding Procedures
EXHIBIT C:	Form of Bidding Procedures Order
EXHIBIT D:	Form of Bill of Sale
EXHIBIT E:	Form of Sale Order

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AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

This AMENDED AND RESTATED Asset Purchase Agreement (this “Agreement”), dated as of March 31, 2019, amending and restating that certain Asset Purchase Agreement (the “Original Agreement”), dated as of March 7, 2019 (the “Agreement Date”), is by and among Rising Pharmaceuticals, Inc., a Delaware corporation (“Rising”), and the wholly-owned subsidiaries of Rising, PACK Pharmaceuticals, LLC, an Arizona limited liability company, Rising Health, LLC, a Delaware limited liability company, and Acetris Health, LLC, a Delaware limited liability company (collectively with Rising, “Sellers” and each, a “Seller”), Aceto Corporation, a New York corporation (“Parent”), solely with respect to ARTICLE IV, Section 6.2(d), Section 6.13(a), Section 6.13(b), Section 6.13(c), Section 6.14, Section 6.18(a) and ARTICLE IX, and Shore Suven Pharma, Inc., a Delaware corporation (“Buyer”). Capitalized terms used in this Agreement and not otherwise defined above or in the text below have the meanings given to them in Section 9.17.

WITNESSETH:

Whereas, Parent, collectively with its direct and indirect wholly-owned subsidiaries (including Sellers), is an international company engaged in the development, marketing, sales and distribution of finished dosage form generic pharmaceuticals, nutraceutical products, pharmaceutical active ingredients and intermediates, specialty performance chemicals inclusive of agricultural intermediates and agricultural protection products (collectively, the “Business”);

Whereas, the Business is organized into three principal segments: (i) Human Health; (ii) Pharmaceutical Ingredients; and (iii) Performance Chemicals;

WHEREAS, Parent, Sellers and certain other subsidiaries of Parent (the “Debtors”), are debtors and debtors in possession under Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), and filed voluntary petitions for relief (the “Filing”) under Chapter 11 of the Bankruptcy Code on February 19, 2019 (the “Petition Date”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), where such bankruptcy cases are administered under Case No. 19-13448 (the “Bankruptcy Case”);

Whereas, Sellers desire to sell to Buyer all of the Purchased Assets, subject to the assumption by Buyer of the Assumed Liabilities (which Purchased Assets and Assumed Liabilities generally comprise all or substantially all of the Pharma Business), and Buyer desires to purchase from Sellers the Purchased Assets and assume the Assumed Liabilities, in each case, upon the terms and conditions hereinafter set forth;

WHEREAS, the Parties entered into the Original Agreement, dated as of the Agreement Date, and now desire to amend and restate the terms and provisions of the Original Agreement in its entirety in accordance with and subject to the terms and conditions of this Agreement;

WHEREAS, the Parties intend to effectuate the transactions contemplated hereby, including the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Asset Purchase”), pursuant to Section 363 of the Bankruptcy Code;

WHEREAS, the execution and delivery of this Agreement and Sellers’ ability to consummate the transactions contemplated hereby are subject, among other things, to consideration of Alternative Bids (if any) and the entry of the Sale Order pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code;

WHEREAS, the Parties desire to consummate the transactions contemplated hereby as promptly as practicable after the Bankruptcy Court enters the Sale Order; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements specified herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Buyer and Sellers hereby agree to amend and restate the Original Agreement in its entirety as follows:

ARTICLE I
PURCHASE AND SALE

1.1          Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, free and clear of all Liabilities and Liens (other than Liens created by Buyer and the Permitted Liens), the right, title and interest of Sellers in, to or under the following properties and assets of Sellers (herein collectively called the “Purchased Assets”):

(a)       all Accounts Receivable of each Seller outstanding as of the Closing Date, including as set forth on Schedule 1.1(a);

(b)       to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, all rights, benefits and interests under the Contracts listed or described on Schedule 1.1(b) (the “Assumed Contracts”);

(c)       to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, the Real Property Leases, and rights thereunder, listed on Schedule 1.1(c) (such Real Property Leases, the “Assumed Real Property Leases”);

(d)       all rights (including goodwill, if any) in and to the products that Sellers own or have an interest in, including as set forth on Schedule 1.1(d) (the “Products”);

(e)       all Product Registrations and the Regulatory Documentation (including applications that are in the process of being prepared by any Sellers for Product Registrations);

(f)       the equipment, machinery, forklifts, vehicles, fixtures, furniture, furnishings, signage, leasehold improvements and other tangible personal property owned by each Seller as of the Closing Date that are (A) located on or at the Acquired Real Property and held for, or used in, the Acquired Business and existing as of the Closing or (B) set forth on Schedule 1.1(f);

(g)       to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, all Governmental Authorizations (and all pending applications therefor) of Sellers, including the Governmental Authorizations set forth on Schedule 1.1(g);

(h)       to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, all Intellectual Property that is owned or licensed by each Seller and (A) primarily held for, or used in, the Acquired Business and existing as of the Closing, including all operating and financial software, enterprise resource planning programming and licenses to use Sellers’ technology infrastructure, or (B) set forth on Schedule 1.1(h), in each case, including all goodwill associated therewith;

(i)        all Books and Records of the Acquired Business, except those: (i) relating primarily to any Excluded Asset or Excluded Liability; (ii) relating to employees of Sellers who are not Transferred Employees; (iii) in connection with, to the extent not being assumed by Buyer, any Proceeding, judgment or privilege of any nature available to or being pursued by or on behalf of, asserted against, or otherwise involving any Seller, whether arising by counterclaim or otherwise, assumed pursuant to this Agreement, or (iv) that Sellers are not permitted to transfer under applicable Law;

(j)        all telephone and facsimile numbers, all rights to receive mail and other communications addressed to Sellers, and other directory listings used in connection with the Acquired Business, to the extent assignable;

(k)       to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, the equipment leases listed or described on Schedule 1.1(k) (the “Assumed Equipment Leases” and together with the Assumed Contracts and Assumed Real Property Leases, the “Buyer Assumed Agreements”);

(l)        all rights of each Seller under non-disclosure or confidentiality, non-disparagement, non-compete, or non-solicitation agreements with (i) the Transferred Employees or any employees of each Seller terminated within twelve (12) months prior to the Closing Date, (ii) any agents of each Seller or with third parties, (iii) any other Person, in each case, related to the Acquired Business;

(m)      all Prepaid Assets;

(n)       all Inventory as of the Closing Date (including, for the avoidance of doubt, Qualified Inventory and Short-Dated Inventory), other than as set forth in Section 1.2(s);

(o)       the additional assets listed on Schedule 1.1(o);

(p)       all rights, claims, causes of action, choses in action, rights of recovery and setoff rights relating to the Proceedings as set forth on Schedule 1.1(p) (the “Assumed Proceedings”); and

(q)       all goodwill associated with the Acquired Business as of the Closing Date that is not expressly referenced in Sections 1.1(a) through 1.1(p).

1.2          Excluded Assets. Notwithstanding the provisions of Section 1.1, nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Buyer, and Sellers shall retain all right, title and interest to, in and under the Excluded Assets. For all purposes of and under this Agreement, the term “Excluded Assets” shall mean any right, title or interest in, to or under any of the following assets:

(a)       all Cash;

(b)       any Contracts not listed or described on Schedule 1.1(b) (the “Excluded Contracts”);

(c)       any lease of Leased Real Property, and rights thereunder, that is not a Buyer Assumed Agreement (the “Excluded Real Property Leases”);

(d)       any equipment leases not listed or described on Schedule 1.1(k) (the “Excluded Equipment Leases”);

(e)       all shares of capital stock or other equity interest of each Seller or any securities convertible into, exchangeable, or exercisable for shares of capital stock or other equity interest of each Seller and their respective Affiliates;

(f)       all Organizational Documents, minute books, stock ledgers, member transfer books, corporate seals and stock certificates of each Seller and other similar Books and Records that a Seller is required by Law to retain or that a Seller determines are necessary or advisable to retain, including Tax Returns, financial statements and corporate or other entity filings;

(g)       all Seller Benefit Plans and trusts or other assets attributable thereto, including, any assets, reserves, credits and service agreements, and all documents created, filed or maintained in connection with such Seller Benefit Plans and any applicable insurance policies related to such Seller Benefit Plans;

(h)       any rights, claims or causes of action of each Seller under this Agreement or the Ancillary Documents, the Release and as set forth on Schedule 1.2(h);

(i)        all receivables (other than Accounts Receivables), claims or causes of action related primarily to any Excluded Asset or Excluded Liability, including any such item to the extent arising under any guarantee, warranty, indemnity or similar right in favor of any Seller in respect of any Excluded Asset or Excluded Liability;

(j)        all refunds, credits and rebates of Taxes of Sellers;

(k)       all insurance policies and binders, including any right, title and interest in Sellers’ directors and officers liability policies;

(l)        all rights under insurance policies relating to claims for losses pending as of the Closing Date, including claims relating to any Excluded Asset or Excluded Liability to the extent applicable;

(m)      all rights, claims and causes of action relating to any Excluded Asset or any Excluded Liability, and any proceeds thereof;

(n)       all post-petition adequate assurance deposits provided to utilities and any deposits provided to suppliers or service providers to a Seller on a prepetition or post-petition basis;

(o)       all avoidance actions (including any proceeds thereof), including, but not limited to, all claims or causes of action arising under Sections 544 through 553 of the Bankruptcy Code or any analogous state law;

(p)       all rights of Sellers under Contracts related to the Acquired Business that are not assigned to Buyer;

(q)       all Intellectual Property owned or licensed by Sellers that is neither held for, nor used in, the Acquired Business, other than as set forth on Schedule 1.1(h);

(r)        all Intracompany Receivables;

(s)       all Inventory that is expired as of the Agreement Date; and

(t)       all other assets set forth on Schedule 1.2(t).

For the avoidance of doubt, no goodwill or other intangible assets not expressly set forth in this Section 1.2 shall constitute “Excluded Assets.”

1.3          Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Date, Buyer shall assume and agree to pay, perform and discharge, when due (in accordance with its respective terms and subject to the respective conditions thereof), the Assumed Liabilities. NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, BUYER SHALL NOT ASSUME, AND BUYER SHALL NOT IN ANY MANNER BECOME LIABLE FOR, ANY LIABILITIES OR OBLIGATIONS OF SELLERS OF ANY KIND OR NATURE OTHER THAN THE ASSUMPTION BY BUYERS OF THE ASSUMED LIABILITIES. The term “Assumed Liabilities” means, the Liabilities described in clauses (a) through (h) of this Section 1.3, and only the Liabilities described in such clauses:

(a)       any and all Liabilities of the Acquired Business arising under or to be performed under the Buyer Assumed Agreements and assumed Governmental Authorizations to be performed on or after, or in respect of periods following, the Closing Date (including, for the avoidance of doubt, performance of all executory obligations under the Buyer Assumed Agreements following the Closing Date), except to the extent such Liabilities arise from the breach of or default by any Seller under any Buyer Assumed Agreements or assumed Governmental Authorizations prior to, but were not asserted until after, the Closing Date (which Liabilities constitute Excluded Liabilities);

(b)       the obligation to pay all amounts owed (and no other Liabilities) for goods or services received by each Seller in the Ordinary Course of Business in respect of any trade, partner and vendor accounts payable due as of the Closing Date, but only to the extent incurred in connection with the Buyer Assumed Agreements and up to $250,000 of other accounts payable, and excluding any amounts owed to professionals retained by an order of the Bankruptcy Court under Section 327, 328, 1102 or 1103 of the Bankruptcy Code (such payables, the “Assumed Accounts Payable”);

(c)       all Liabilities in the accounts set forth on Schedule 1.3(c) (the “Assumed Accrued Liabilities”) as of the Closing Date;

(d)       all Taxes arising out of the conduct of the Acquired Business, ownership of the Purchased Assets or associated with the Transferred Employees, in each case, attributable to periods (or portions thereof) beginning after the Closing Date as determined to be Buyer’s responsibility pursuant to Section 6.9(a);

(e)       all Liabilities arising on or after the Closing Date (except to the extent that such Liabilities arose from events, facts or occurrences, that arose or existed prior to the Closing) with respect to the operations of the Acquired Business by Buyer, ownership of the Purchased Assets by Buyer, or associated with the employment by Buyer of the Transferred Employees;

(f)       the Chartwell Liability;

(g)       all Liabilities with respect to the Assumed Proceedings; and

(h)       all Cure Costs.

To the extent any Assumed Liability described in clause (a) is allocable both to a pre-Closing and post-Closing period, the Assumed Liability shall only consist of the portion thereof asserted on or before, or existing after, the Closing Date (and if such allocation is not readily subject to pro-rating by measure of days, or other identifiable characteristic, Buyer and Sellers shall reasonably determine the allocation in good faith).

1.4          Excluded Liabilities. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume and shall not be obligated to assume or be obliged to pay, perform or otherwise discharge any Liability of any Seller, and each Seller shall be solely and exclusively liable with respect to all Liabilities of such Seller, other than the Assumed Liabilities (collectively, the “Excluded Liabilities”). For the avoidance of doubt, the Excluded Liabilities with respect to each Seller include, but are not limited to, the following:

(a)       any Liability of such Seller, arising out of, or relating to, this Agreement, the Ancillary Documents, the Release or the transactions contemplated hereby, whether incurred prior to, at or subsequent to the Closing Date, including all finder’s or broker’s fees and expenses and any and all fees and expenses of any Representatives of such Seller;

(b)       other than any Liability identified as an Assumed Liability in Sections 1.3(d), all Liabilities for (i) Taxes (or the non-payment thereof) of, or imposed on, a Seller arising out of the conduct of the Acquired Business or ownership of the Purchased Assets, or associated with the Transferred Employees, in each case, attributable to any Pre-Closing Tax Period or the portion of any Straddle Period ending on the Closing Date (as determined pursuant to Section 6.9(a)), (ii) Taxes of Sellers that arise out of the consummation of the transactions contemplated hereby, including all Transfer Taxes that are the responsibility of Sellers pursuant to Section 6.9(c), (iii) Taxes (or the non-payment thereof) imposed on any Seller for all Tax periods, including, but not limited to, (A) Taxes of any member of an affiliated, consolidated, combined, or unitary group of which any Seller or any of its Affiliates (or any predecessor of any of the foregoing) is or was a member on a day prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or foreign Laws, and (B) any and all Taxes of any Person imposed on any Seller as a transferee or successor, by Contract or pursuant to any Law, and (iv) Taxes of any Seller arising from or in connection with an Excluded Asset;

(c)       all Liabilities of any Seller and its Affiliates to the extent arising out of, relating to or otherwise in respect of the ownership or use of the Purchased Assets or the operation or the conduct of the Acquired Business prior to the Closing Date;

(d)       any Liability incurred by such Seller or its respective directors, officers, managers, stockholders, members, partners, agents or employees (acting in such capacities) after the Closing Date and then only to the extent attributable to the period of time after the Closing Date;

(e)       all Liabilities based on tortious or illegal conduct, regardless of when made or asserted, which arise out of, relate to or are otherwise in respect of any express or implied representation, warranty, agreement or guarantee made by any Seller, or alleged to have been made by any Seller, or which are imposed or asserted to be imposed by operation of any Law, in connection with any service performed or product sold by or on behalf of any Seller, or any Proceeding seeking recovery for consequential or special damages, lost revenue or income or any other form of damages;

(f)       all Liabilities of any Seller arising out of (or in connection with) the employment by any Seller or other provision of services to any Seller or the termination of such employment or services of any Person by any Seller at any time (including any such Liabilities of any Affiliate), including all Liabilities related to any Seller Benefit Plans, programs, agreements and arrangements sponsored or maintained by any Seller or any of their Affiliates or ERISA Affiliates and any wages or commissions, severance (including statutory severance and benefits related to any acquired rights or similar protections under applicable Law), accrued payroll, paid-time-off, accrued vacation, workers’ compensation, retention benefits, termination benefits, change in control benefits, other benefits, and any other bonus or incentives, and all Liabilities with respect to COBRA or applicable state continuation coverage Laws;

(g)       any Liability of such Seller relating to or arising out of an Excluded Asset;

(h)       the Excluded Accrued Liabilities of such Seller, including but not limited to such accrued Liabilities as set forth on Schedule 1.4(h), but excluding, for the avoidance of doubt, the Assumed Accounts Payable and the Assumed Accrued Liabilities;

(i)        any Liabilities related to the Acquired Business arising under Environmental Laws, including but not limited to such Liabilities as set forth on Schedule 1.4(i);

(j)        all checks and drafts that have been written or submitted by such Seller prior to the close of business on the Closing Date but have not yet cleared;

(k)       other than as specifically set forth herein, any Liability of such Seller under any Indebtedness, including Indebtedness under the Credit Facility, any Indebtedness owed to any stockholder or other Affiliate of any such Seller, and any Contract evidencing any such financing arrangement and the Indebtedness set forth on Schedule 1.4(k) (collectively, the “Existing Indebtedness”);

(l)        unless asserted prior to Closing, all Liabilities under the Buyer Assumed Agreements that arise out of, relate to or are otherwise in respect of Liabilities incurred prior to the Closing Date, or any event, state of facts, occurrence, non-occurrence, circumstance, development or change that arose or existed, prior to the Closing Date, other than the Assumed Accounts Payable and the Assumed Accrued Liabilities;

(m)      all Proceedings against any Seller or any Person arising out of or caused by, directly or indirectly, any act or omission of any Seller, or any of a Seller’s Representatives, occurring and asserted at any time on or before the Closing, including such Proceedings listed or described on Schedule 1.4(m) and all automobile liability, workers’ compensation and general liability claims (whether reported or incurred but not yet reported) arising before or relating to the period before, in either case asserted before, the Closing Date;

(n)       any and all claims relating to employee health and safety with respect to the Acquired Business, including claims for injury, sickness, disease or death of any Person relating to or arising from the period prior to the Closing Date;

(o)       all Liabilities relating to the cessation of benefits for each Transferred Employee under each Seller Benefit Plan, the termination of participation in each Seller Benefit Plan and the distribution of all benefits accrued or payable thereunder to such Transferred Employees, including any payment or benefit that could reasonably be characterized as a “parachute payment” within the meaning of Section 280G of the Code, and the satisfaction of all obligations arising thereunder as contemplated by Section 6.3(a);

(p)       all Liabilities of any Seller to any of its respective Affiliates;

(q)       all Liabilities of any Seller to indemnify, reimburse or advance amounts to any officer, director, manager, employee or any other agent of any Seller;

(r)        all Liabilities for any distribution to any current or former, direct or indirect, equity holder of a Seller, to be made (or to have been made) prior to, at or following the Closing, including in respect of (i) any part of the consideration received or to be received hereunder, (ii) any misallocations with respect to the foregoing, (iii) operating profits or (iv) any matter or proceeds, whether or not related to the foregoing;

(s)       any and all accrued or accruing Liabilities of any Seller to be paid to any officer, director, manager, employee or other agent of any Seller;

(t)       all Liabilities arising out of or resulting from any Seller’s, or their respective Affiliate’s, compliance or non-compliance with any Law or Governmental Order;

(u)       all Liabilities of any Seller, that either (i) are existing on the Closing Date (other than the Assumed Liabilities) or (ii) arise out of, or result from or relate to, any transaction entered into prior to or at the Closing Date which are imposed on Buyer or any of its Affiliates as a result of or in connection with the transactions contemplated hereby;

(v)       all Liabilities arising out of, relating to or otherwise in respect of claims by any customer of any Seller or any of their Affiliates (whether by Contract or otherwise) based on any failure of a Seller or any of their Affiliates to supply such customer any goods or services, provided, that for purposes of this Section 1.4(v), the term “Affiliates” shall only include Affiliates of Sellers prior to the Closing Date; and

(w)      all Intracompany Payables.

1.5          Assignments; Cure Amounts.

(a)       Notwithstanding anything to the contrary contained herein, Buyer reserves the right, in consultation with Sellers, to amend or supplement Schedules 1.1(b), 1.1(c) and 1.1(k) to add or delete any contracts or leases that are to be assigned at any time prior to the later of (x) one (1) calendar day prior to the Auction and (y) if the Auction is canceled in accordance with the Bidding Procedures Order, April 1, 2019 (such later date, the “Assumption Deadline”), so long as (i) any such contract or lease to be added to such schedules is not to be assumed or available to be assumed pursuant to any other sale or transaction previously approved by the Bankruptcy Court in connection with the Bankruptcy Case, and is added to such schedule(s) prior to the entry of any Order of the Bankruptcy Court approving the rejection of such contract or lease, and subject to the party to such contract or lease receiving information evidencing Buyer’s adequate assurance of future performance and having an opportunity to object within seven (7) calendar days or such other period of time set forth in an Order of the Bankruptcy Court of the receipt of such information to the assignment of such contract or lease on the ground that Buyer has not demonstrated adequate assurance of future performance of such contract or lease pursuant to Section 365 of the Bankruptcy Code, (ii) with respect to any such contract or lease to be removed from such schedule, the Cure Cost for such contract as of the date Buyer proposes to remove such contract, together with the Cure Costs for all other contracts and leases removed from Schedule 1.5 (in each case, whether as set forth in Schedule 1.5 or as may be determined by the Bankruptcy Court prior to the Assumption Deadline) is not more than 13.25% of the aggregate Cure Costs set forth in the Cure Notices (as defined below) and (iii) with respect to any such contract to be removed from Schedule 1.1(b), the counterparty to any such contract is not a direct or indirect customer of Sellers. Buyer intends to assume the Federal Acquisition Contracts and HHS Contracts (as each term is defined in the Sale Order), but the Parties acknowledge that the counterparties to such contracts have opposed any assumption and/or assignment through the Sale Order and require that any transfer and/or substitution of such contracts only occur through a separate novation or substitution process. Sellers and Buyer agree to use commercially reasonable efforts to seek the novation or substitution of the Federal Acquisition Contracts and HHS Contracts; provided, that the failure of any counterparty to such contracts to permit such novation or substitution will not constitute a failure of Sellers to deliver such contract hereunder or a removal by Buyer of such contracts under this Agreement and all Liabilities related to such Federal Acquisition Contracts and HHS Contracts shall remain Excluded Liabilities unless and until formal novation or substitution to Buyer is effected. Notwithstanding the prior sentence, to the extent that following the Closing (a) Sellers continue to perform under the Federal Acquisition Contracts and HHS Contracts at the request of Buyer (whether through a transition services agreement or otherwise) or (b) Buyer performs (or is permitted to perform) under the Federal Acquisition Contracts and HHS Contracts while the novation or substitution process is ongoing, whether or not formal novation or substitution to Buyer is effected, Buyer shall be responsible for Liabilities related to the Federal Acquisition Contracts and HHS Contracts arising with respect to such post-Closing performance (and such Liabilities shall constitute Assumed Liabilities). Buyer further reserves the right, in consultation with Sellers, to amend or supplement Schedules 1.1(d), 1.1(f), 1.1(g), 1.1(h), 1.1(m) and 1.1(o) to add or delete any assets that are to be assigned at any time prior to fifteen (15) calendar days after the Agreement Date, so long as any such assets to be added to such schedules is not to be assumed or available to be assumed pursuant to any other sale or transaction previously approved by the Bankruptcy Court in connection with the Bankruptcy Case and so long as any such assets to be deleted from such schedules is subject to clause (ii) and clause (iii) of the first sentence of this Section 1.5(a). Buyer acknowledges and agrees that there shall be no reduction in the Purchase Price if it elects to remove any Purchased Assets from Schedules 1.1(b), 1.1(c), 1.1(d), 1.1(f), 1.1(g), 1.1(h), 1.1(k). 1.1(m) and/or 1.1(o).  As of the Assumption Deadline, and regardless of whether any such agreements appeared on the relevant schedules at any time prior thereto, any contracts (and only such contracts) listed on Schedule 1.1(b) as of the Assumption Deadline (to the extent consistent with the prior sentence) shall be deemed an Assumed Contract, any leases (and only such leases) listed on Schedule 1.1(c) as of the Assumption Deadline (to the extent consistent with the prior sentence) shall be deemed an Assumed Real Property Lease, and any equipment leases (and only such equipment leases) listed on Schedule 1.1(k) as of the Assumption Deadline (to the extent consistent with the prior sentence) shall be deemed an Assumed Equipment Lease.  For the avoidance of doubt, to the extent any contract, real property lease, or equipment lease that was listed on one of the relevant schedules is not listed thereon as of the Assumption Deadline in accordance with this Section 1.5(a), such agreement shall not constitute an Assumed Contract, Assumed Real Property Lease or Assumed Equipment Lease, respectively. Each Seller shall transfer and assign all Buyer Assumed Agreements (that such Seller is a party thereto and to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code) to Buyer, and Buyer shall assume all Buyer Assumed Agreements from a Seller that is a party thereto, as of the Assumption Deadline pursuant to Section 365 of the Bankruptcy Code and the Sale Order.  In connection with and as a prerequisite to such assignment and assumption, Buyer shall pay in full all costs (as determined by such Seller that is party thereto (i) based on the Books and Records of such Seller, (ii) based on a written agreement between Buyer and a counterparty to a Buyer Assumed Agreement or (iii) as otherwise determined by the Bankruptcy Court) to cure all defaults under such Buyer Assumed Agreements to the extent required by Section 365(b) of the Bankruptcy Code (such amounts, the “Cure Costs”) and Sellers and their Affiliates shall have no Liability therefor. The Cure Costs for each Buyer Assumed Agreement are set forth opposite the name of each Buyer Assumed Agreement set forth on Schedule 1.5 (as amended by any Schedule supplements pursuant to the first sentence of this Section 1.5(a)). Buyer shall have the right to negotiate all Cure Costs; provided, that, Buyer keeps Sellers reasonably informed of the progress and substance of all such negotiations. To the extent that the Cure Costs for any Buyer Assumed Agreement are determined by the Bankruptcy Court to be amounts higher than the amounts listed on Schedule 1.5, Buyer shall be fully responsible to pay such higher Cure Costs; provided that with respect to any Buyer Assumed Agreement, unless otherwise ordered by the Bankruptcy Court as part of the Sale Order, Buyer shall pay undisputed amounts listed in the Notice of Potential Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Proposed Sale of Certain Assets of the Debtors Relating to the Pharma Business [Bankr. Docket No. 199] filed with the Bankruptcy Court (the “Cure Notices”) at Closing and escrow the amount equal to the portion of any Cure Costs asserted by the counterparty to any Buyer Assumed Agreement and disputed in good faith by Buyer (which shall be calculated as the difference between the Cure Costs asserted by the applicable counterparty to a Buyer Assumed Agreement minus the Cure Costs listed in the applicable Cure Notice (or such smaller amount as may be fixed or estimated by the Bankruptcy Court)) pending further order of the Bankruptcy Court or agreement between Buyer and the counterparty to such Buyer Assumed Agreement and, so long as such disputed portion of Cure Costs remains in escrow, Buyer may assume such Buyer Assumed Agreements at the Closing.

(b)       The Sale Order shall provide that as of the Closing, each Seller shall assign to Buyer the Buyer Assumed Agreements to which it is a party, with each Buyer Assumed Agreement identified by its name and date (if available), the other party to such Buyer Assumed Agreement and the address of such party for notice purposes, all included on one or more exhibit(s) attached to either the motion filed in connection with the Sale Order or one or more motion(s) or notice(s) regarding such Seller’s intention to have such Buyer Assumed Agreement assumed by and assigned to Buyer. Such exhibit(s) shall also (i) set forth the Cure Costs (if any) necessary to cure any defaults under each Buyer Assumed Agreement, and (ii) delineate a procedure for transferring to Buyer the rights to any Prepaid Assets in the form of cash or letters of credit on deposit with the other party to any Assumed Real Property Lease.

(c)       In the case of licenses, certificates, approvals, authorizations, leases, Contracts and other commitments included in the Purchased Assets that cannot be transferred or assigned effectively without the consent of third parties (after giving effect to the Sale Order and the Bankruptcy Code), Sellers shall, at Buyer’s sole cost and expense, paid in advance, subject to any approval of the Bankruptcy Court that may be required and the terms set forth in Section 6.4, cooperate with Buyer in endeavoring to obtain such consent and this Agreement shall not operate as an assignment thereof in violation of any such license, certificate, approval, authorization, Real Property Lease, Contract or other commitment. For the avoidance of doubt, Sellers shall not be obligated to pay any consideration to any third party from whom consent or approval is requested or otherwise incur any out of pocket costs or expenses, or to initiate any litigation or Proceedings to obtain any such consent or approval.

1.6          Bulk Sales Laws.

(a)       Pursuant to Section 363(f) of the Bankruptcy Code, the transfer of the Purchased Assets shall be free and clear of any and all Liens and Liabilities in the Purchased Assets (other than Permitted Liens), including any Lien or claims arising out of any bulk transfer Laws and the Parties shall take such steps as may be necessary or appropriate to so provide in the Sale Order. Notwithstanding the foregoing, provided, that, Sellers’ representations and warranties in Section 3.11 are true and correct and subject to Section 1.6(b), Buyer and Sellers hereby agree to waive compliance with the requirements and provisions of Article 6 of the Uniform Commercial Code as adopted in any jurisdiction that may be applicable with respect to the sale to Buyer of any or all of the Acquired Business, the Products or the Purchased Assets.

(b)       Notwithstanding Section 1.6(a), within five (5) calendar days after the Agreement Date, Buyer shall provide Rising with a copy of its proposed New Jersey Form C-9600 – Notification of Sale, Transfer, or Assignment in Bulk (the “Form C-9600”) for Rising’s review and approval. Buyer shall incorporate any reasonable comments received from Rising within five (5) calendar days from Buyer’s delivery of its proposed Form C-9600 to Rising; provided, however, the Parties agree that such Form C-9600 shall include and specifically identify each Seller and each Seller’s New Jersey tax identification number (if any). Buyer shall be responsible for filing such Form C-9600, together with an executed copy of this Agreement, with the New Jersey Department of Treasury, Division of Taxation, Bulk Sales Unit (the “Department”) within three (3) calendar days after receiving Sellers’ comments. Subsequent to such filing, Sellers shall have the right to negotiate directly with the Department as to the amount of the Tax Escrow (as defined below), as well as the ultimate tax liability of any Seller to the State of New Jersey, including right to file a New Jersey Form TTD – Asset Transfer Tax Declaration (the “Declaration”). The parties shall cooperate in good faith to respond to any inquiries from, or requests for information from the Department arising in connection with the filing of the Form C-9600 or the Declaration. If the Department notifies Buyer that an amount of the Purchase Price, including a Seller’s estimated New Jersey tax liability in connection with the transactions contemplated by this Agreement, is required by the Department to be escrowed at the Closing by Buyer (the “Tax Escrow”), such amount shall be withheld from the Purchase Price at Closing by Buyer. After the Closing, any portion of the Tax Escrow that is finally determined to be properly due and owed by a Seller to the Department shall be paid by Buyer to the Department from the Tax Escrow, and all other remaining funds in the Tax Escrow shall be promptly disbursed by Buyer to such Seller in accordance with written allocation instructions theretofore received from and executed by such Seller. In the event that the Department determines that the Tax Escrow is not sufficient to satisfy all outstanding amounts required to be paid to such Department pursuant to the applicable jurisdiction’s bulk sale law, Sellers agree, jointly and severally, to pay to the Department any further amount necessary to satisfy the Department’s determination.

1.7          Inventory. No earlier than four (4) Business Days and no later than two (2) Business Days prior to the Closing, a physical count of the Inventory that is in the possession of a Seller, including Qualified Inventory and Short-Dated Inventory, and a count of the Inventory that is in transit to or from a Seller, vendor, customer or supplier, in each case, as of the Closing Date (the “Inventory Count”), will be taken and completed by the employees of Sellers in accordance with past practices and commercially reasonable procedures, subject to the supervision of Buyer and its accountants (such date of completion, the “Inventory Count Date”). A list of such Inventory, including the location, the expiration date, the amount thereof and the aggregate value of the amount of such Qualified Inventory, calculated in accordance with the immediately preceding sentence (the “Qualified Inventory Amount”), shall be acknowledged in writing by Sellers and Buyer at the Closing (the “Inventory Acknowledgment”).

ARTICLE II
PURCHASE PRICE

2.1          Purchase Price. The aggregate consideration for the Purchased Assets (the “Purchase Price”) shall be the sum of the following:

(a)       the Good Faith Deposit; plus

(b)       the sum of $12,306,304.36 (the “Cash Balance”); plus

(c)       the Seller Credit as set forth on Schedule 2.2(a); plus

(d)       a reduction of the Deferred Payment Amount (as defined in that certain Product Purchase Agreement, dated as of November 2, 2016, by and among Parent and the other parties thereto (the “Citron PPA”)) due and owing from Sellers equal to $2,000,000 (the “Deferred Payment Reduction”); plus

(e)       the assumption by Buyer of the Assumed Liabilities.

2.2          Closing Date Payment. At the Closing, Buyer shall satisfy the Purchase Price as follows:

(a)       Buyer shall cause Sellers to receive a waiver (the “Seller Credits Waiver”) (i) of such amounts due and owing from Sellers as set forth on Schedule 2.2(a) (the “Seller Credit”) and (ii) in respect of the Deferred Payment Reduction;

(b)       Buyer shall assume the Assumed Liabilities (for the avoidance of doubt, including the Cure Costs); provided, that to the extent any such Assumed Liabilities are able to be satisfied at Closing, without preventing the transfer of the Purchased Assets or the assumption of the Assumed Liabilities, Buyer shall satisfy such Assumed Liabilities either at Closing or, in Buyer’s sole discretion, in the Ordinary Course of Business (with any deferral at Closing that is made with the consent of the counter-party and that results in a reduction of payment after Closing inuring to the benefit of Buyer, subject to Section 1.5(a)); provided, further, Buyer shall pay directly to the obligees identified on Schedule 1.5 the Cure Costs (subject to Section 1.5(a)) required to be paid at Closing;

(c)       Buyer shall take any actions necessary to ensure that the Good Faith Deposit is paid over to Sellers pursuant to Section 2.3, including providing a written instruction to the Good Faith Deposit Escrow Holder to transfer to Sellers the Good Faith Deposit by wire transfer of immediately available funds into the account(s) designated in writing by Rising;

(d)       Buyer shall pay the Tax Escrow to the Escrow Agent, by wire transfer of immediately available funds, as security for any amounts owed pursuant to Section 1.6, and such amount shall be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement; and

(e)       Buyer shall deliver, via wire transfer of immediately available funds into the account(s) designated in writing by Rising, an amount equal to the Cash Balance, as reduced by the amount paid by Buyer pursuant to Section 2.2(d).

2.3          Good Faith Deposit. Contemporaneously with the execution of the Original Agreement, but in no event later than 4:00 p.m. New York City Time on March 7, 2019, Buyer shall deposit into an escrow account (the “Good Faith Deposit Escrow”) at Bank of America, N.A. maintained by Lowenstein Sandler LLP, counsel to Sellers (the “Good Faith Deposit Escrow Holder”), an amount equal to $2,690,000 (the “Good Faith Deposit”) in immediately available funds. Following the execution of the Original Agreement by the Parties, other than upon termination of this Agreement by Sellers pursuant to Section 8.1(b) (in the event that the Closing does not occur on or prior to the End Date solely as a result of Buyer’s material breach of its obligations under this Agreement) or Section 8.1(d), in which cases, the Good Faith Deposit shall be nonrefundable and paid to Sellers pursuant to the terms of this Section 2.3, the Good Faith Deposit shall be refunded to Buyer upon the termination of this Agreement for any reason, including pursuant to Section 8.1. At the Closing, the Good Faith Deposit (and any interest or income accrued thereon) shall be paid over to Sellers by the Good Faith Deposit Escrow Holder and upon such payment, the Good Faith Deposit shall be credited and applied toward payment of the Purchase Price (and such interest thereon shall reduce the amount of the Cash Balance). In the event the Good Faith Deposit becomes nonrefundable as provided herein before the Closing by reason of Sellers terminating this Agreement pursuant to Section 8.1(b) (in the event that the Closing does not occur on or prior to the End Date solely as a result of Buyer’s material breach of its obligations under this Agreement) or Section 8.1(d), the Good Faith Deposit Escrow Holder shall immediately disburse the Good Faith Deposit and all interest or income accrued thereon to Sellers to be retained by Sellers for their own account. Sellers’ retention of the Good Faith Deposit pursuant to the preceding sentence shall constitute liquidated damages and shall be the exclusive remedies available to Sellers in the event of such termination by Sellers. If the transactions contemplated by this Agreement terminate in accordance with the termination provisions hereof for any reason other than by Sellers pursuant to Section 8.1(b) (in the event that the Closing does not occur on or prior to the End Date as a result of Buyer’s material breach of its obligations under this Agreement) or Section 8.1(d) before the Sale Order is entered by the Bankruptcy Court, the Good Faith Deposit Escrow Holder shall, subject to Section 8.1, return to Buyer the Good Faith Deposit (together with all income or interest accrued thereon), within three (3) Business Days after this Agreement is so terminated. The Parties hereto agree that, prior to the earliest of (i) application of the Good Faith Deposit against the payment of the Purchase Price, (ii) the Good Faith Deposit becoming nonrefundable as provided herein before the Closing by reason of Sellers terminating this Agreement pursuant to Section 8.1(b) (in the event that the Closing does not occur on or prior to the End Date as a result of Buyer’s material breach of its obligations under this Agreement) or Section 8.1(d) or (iii) the return of the Good Faith Deposit to Buyer under the provisions of this Section 2.3, the Good Faith Deposit shall be treated for federal, and applicable state and local, income Tax purposes as owned by Buyer.

2.4          Allocation of Purchase Price.

(a)       Within one hundred and twenty (120) calendar days following the Closing, Buyer shall provide to Rising an allocation of the Purchase Price (and all other capitalized costs) and any other amounts treated as purchase price for tax purposes, among the Purchased Assets (the “Allocation Statement”). Such allocation shall be made pursuant to Code Section 1060 and the Treasury Regulations thereunder (and any similar provision of state, local or non-U.S. Law, as appropriate). If, within thirty (30) calendar days of Rising’s receipt of Buyer’s proposed allocation, Rising does not deliver to Buyer a written notice (an “Allocation Objection Notice”) of any objections that it has to such allocation, Buyer’s proposed allocation on such Allocation Statement shall be deemed to have been accepted and agreed upon, and final and conclusive, for all purposes of this Agreement; provided, that the Allocation Statement shall be subject to amendment as a result of any adjustment to the Purchase Price under this Agreement in a manner consistent with the allocation agreed upon and the “residual method” of allocation as described in Section 1060 of the Code and the Treasury Regulations thereunder. If Rising timely delivers to Buyer within such thirty (30) calendar day period an Allocation Objection Notice, then Rising and Buyer shall work together in good faith to resolve the disputed items. If Rising and Buyer are unable to resolve all of the disputed items within thirty (30) calendar days of Buyer’s receipt of the Allocation Objection Notice (or such later date as Rising and Buyer may agree), then Rising and Buyer shall refer the disputed items for resolution by the Accounting Firm. Promptly, but no later than twenty (20) calendar days after acceptance of its appointment, the Accounting Firm shall determine (it being understood that in making such determination, the Accounting Firm shall be functioning as an expert and not as an arbitrator) only those issues in dispute and shall render a written report as to the resolution of those issues in dispute, which shall be conclusive and binding on the Parties. In resolving any disputed item, the Accounting Firm (x) shall be bound by the provisions of this Section 2.4 and (y) may not assign a value to any item greater than the greatest value for such items claimed by either Party or less than the smallest value for such items claimed by either Party or include in its computation any item not included in the computation provided by either Party. The Party (either Buyer, on the one hand, or Rising on behalf of Sellers, on the other hand) whose determination of the amount of the disputed items (in the aggregate) was farthest from the final determination of such disputed items by the Accounting Firm shall bear the fees and expenses of the Accounting Firm plus any out-of-pocket expenses (including attorneys’ and accountants’ fees) of the Party whose determination of such items was closest to the final determination by the Accounting Firm. If the determination of such items by the Accounting Firm is equidistant between the determinations of the parties, the fees of the Accounting Firm shall be borne equally by Buyer, on the one hand, and Sellers, on the other hand, and each of Buyer, on the one hand, and Sellers, on the other hand, shall bear the cost of their own out-of-pocket expenses.

(b)       Sellers and Buyer agree that the allocation of Purchase Price (and all other capitalized costs) and any other amounts treated as purchase price for tax purposes as finally determined under this Section 2.4 shall be binding on all Parties, and that Sellers and Buyer shall (and shall cause their Affiliates to) report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation.  In the event that any allocations set forth in this Section 2.4 are disputed by any Taxing Authority, the Party receiving notice of such dispute shall promptly notify and consult with the other Party concerning the resolution of such dispute, and shall use reasonable best efforts to contest such dispute in a manner consistent with the allocations as finally determined pursuant to this Section 2.4. Neither Sellers nor Buyer shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocations unless otherwise required by a final “determination” (within the meaning of Section 1313(a) of the Code).

2.5          Closing Date. Upon the terms and conditions set forth in this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, at 10:00 a.m. local time on the second Business Day following the calendar day on which the last of the conditions set forth in ARTICLE VII are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions in accordance with this Agreement), or at such other place or time as Buyer and Rising may agree in writing. The close of business on the date on which the Closing actually occurs is referred to as the “Closing Date.”

2.6          Deliveries of Buyer.

At or prior to the Closing, Buyer shall:

(a)       satisfy the Purchase Price in accordance with Section 2.2; and

(b)       deliver to Sellers:

(i)       the Assignment and Assumption Agreement, the Assignment and Assumption of Leases, the Escrow Agreement and each other Ancillary Document to which Buyer is a party, each dated as of the Closing Date and duly executed by Buyer (and in the case of the Escrow Agreement, duly executed by the Escrow Agent);

(ii)      letters to the FDA acknowledging acceptance of the Product Registrations, and related FDA Forms 356h;

(iii)     the Seller Credits Waiver, dated as of the Closing Date and duly executed by Vimal Kavuru, in his capacity as agent pursuant to the Citron PPA;

(iv)     the following resale certificates for sales tax purposes: (A) New Jersey ST-3 Resale Certificate, (B) Ohio STEC U Sales and Use Tax Unit Exemption Certificate and (C) Tennessee Rv-F1300701, Tennessee Sales and Use Tax Blanket Certificate of Resale;

(v)      the executed restrictive covenant agreements with certain employees of Sellers pursuant to Section 6.3(e);

(vi)     to the extent not delivered as of the Agreement Date, a mutual release of certain claims (the “Release”), duly executed and delivered by Buyer’s Affiliates, as applicable, dated as of the Agreement Date and effective in accordance with its terms;

(vii)    the termination of that certain transition services agreement and administrative services agreement, each pursuant to the Citron PPA (the “Citron Agreements”), delivered by Buyer’s Affiliates, as applicable; and

(viii)   the officer’s certificate required to be delivered pursuant to Section 7.2(c).

2.7          Deliveries of Sellers.

At or prior to the Closing, Sellers shall deliver to Buyer the following:

(a)       the Bill of Sale, the Assignment and Assumption Agreement, the Escrow Agreement and each other Ancillary Document to which a Seller is a party, dated as of the Closing Date and duly executed by each Seller, as applicable (and in the case of the Escrow Agreement, duly executed by the Escrow Agent);

(b)       instruments of assignment of the Registered Intellectual Property (the “Assignment of Intellectual Property”) that are owned by a Seller, as applicable and included in the Purchased Assets, if any, dated as of the Closing Date, duly executed by such Seller, in form reasonably acceptable to Buyer;

(c)       a copy of the final Sale Order;

(d)       the officer’s certificates required to be delivered pursuant to Section 7.3(c);

(e)       each Seller will have delivered to Buyer a certificate dated as of the Closing Date executed by the Secretary of such Person certifying (a) the Organizational Documents of such Person, (b) resolutions duly adopted by the board of directors (or committee thereof, as applicable) or similar governing body (the “Board”) of such Person approving the execution, delivery and performance of this Agreement and the instruments required to be executed and delivered pursuant hereto, including the Escrow Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated by this Agreement, and that such resolutions have not been amended and remain in full force and effect and (c) as to the incumbency of each signatory of such Person to this Agreement and the instruments required to be executed and delivered pursuant hereto;

(f)        letters to the FDA and related FDA Forms 356h with respect to the Product Registrations owned by Sellers, in form and substance acceptable to Buyer;

(g)       a good standing certificate or the equivalent for each Seller, dated no earlier than ten (10) calendar days before the Closing Date, from the applicable jurisdiction of incorporation or formation and from each other jurisdiction in which each Seller is qualified to do business as a foreign entity;

(h)       (i) with respect to each Seller that is not a disregarded entity (as defined for purposes of Treasury Regulations Section 1.1445-2(b)(2)(iii)), a statement from such Seller, dated as of the Closing Date prepared in accordance with Treasury Regulations Section 1.1445-2(b)(2) of the Code certifying such Seller’s non-foreign status for purposes of Section 1445 of the Code; and (ii) with respect to each Seller that is a disregarded entity (as defined for purposes of Treasury Regulations Section 1.1445-2(b)(2)(iii)), a statement from the Person treated for federal income Tax purposes as the owner of such Seller, dated as of the Closing Date and in form reasonably satisfactory to Buyer, certifying (A) such Seller’s status as a disregarded entity (as defined for purposes of Treasury Regulations Section 1.1445-2(b)(2)(iii)) whose separate existence from such Person is disregarded and (B) such Person’s non-foreign status for purposes of Section 1445 of the Code;

(i)        instruments of assignment and assumption of the Assumed Real Property Leases, dated as of the Closing Date, in form reasonably acceptable to the Parties (the “Assignment and Assumption of Leases”), duly executed by the applicable Seller, in form reasonably acceptable to Buyer, and any other related documentation or instruments necessary for the conveyance of any Assumed Real Property Lease;

(j)        the release and assignment with respect to the Transferred Employees contemplated by Section 6.3(a);

(k)       the executed Inventory Acknowledgement, certifying the Inventory Count shall have taken place in accordance with Section 1.7;

(l)        a written acknowledgment of Sellers receipt of the Sellers Credits Waiver duly executed by Sellers;

(m)      to the extent not delivered as of the Agreement Date, the Release, duly executed and delivered by Parent and certain Sellers dated as of the Agreement Date and effective in accordance with its terms;

(n)       the termination of the Citron Agreements, duly executed by Parent and Sellers, as applicable;

(o)       possession of the Books and Records and Regulatory Documentation, in each case, that is included in the Purchased Assets, and the other Purchased Assets, provided that delivery to Buyer shall not be required of any Purchased Assets already located at any of the premises covered by the Real Property Leases included in the Purchased Assets; and

(p)       such other bills of sale, deeds, endorsements, assignments and instruments of conveyance and transfer, dated as of the Closing Date and in form reasonably satisfactory to Buyer, as Buyer may reasonably request to vest in Buyer all the right, title and interest of Sellers in, to or under any or all of the Purchased Assets.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, except (a) as disclosed in any form, document or report publicly filed with or publicly furnished to the U.S. Securities and Exchange Commission (the “SEC”) by Parent or any of its Subsidiaries, during the period from July 1, 2016 to the Agreement Date (excluding any disclosures set forth in any “risk factors,” “forward-looking statements” or “market risk” sections to the extent they are cautionary, predictive or forward-looking in nature) (collectively, the “Parent SEC Disclosures”), (b) as disclosed in any Bankruptcy Court filings by Parent or any of its Subsidiaries or (b) as disclosed in the disclosure schedule delivered by Sellers to Buyer concurrently with the execution of this Agreement (the “Sellers Disclosure Schedule”) each Seller, jointly and severally, represents and warrants to Buyer as follows:

3.1          Organization. Such Seller is a legal entity duly formed, validly existing and in good standing under the laws of the jurisdiction in which it was formed. Section 3.1 of the Sellers Disclosure Schedule sets forth the name of such Seller, and the jurisdiction in which it is formed, the jurisdictions, if any, in which it is qualified to do business as of the Agreement Date. Subject to the limitations imposed on such Seller as a result of having filed a petition for relief under the Bankruptcy Code, such Seller has full power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in the Acquired Business, except where the failure to have such power or authority would not reasonably be expected to be material to the Acquired Business, taken as a whole. Such Seller has delivered or made available to Buyer true, correct and complete copies of its Organizational Documents, in each case, as amended and or restated and in effect on the Agreement Date. Such Seller is not in violation of any of the provisions of its Organizational Documents.

3.2          Authority Relative to this Agreement; Consents and Approvals; No Violation.

(a)       Such Seller has the full power and authority to execute and deliver this Agreement and the Ancillary Documents and, subject to the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, perform its obligations under and consummate the transactions contemplated by this Agreement, including the Asset Purchase. The execution, delivery and performance by such Seller of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated by this Agreement, including the Asset Purchase, have been duly and validly authorized by such Seller’s Board (or a committee thereof) and no other actions on the part of such Seller, subject to the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, are necessary to authorize the execution and delivery by such Seller of this Agreement and the Ancillary Documents or the consummation of the transactions contemplated by this Agreement, including the Asset Purchase. This Agreement and the Ancillary Documents have been duly and validly executed and delivered by such Seller and, assuming this Agreement and the Ancillary Documents constitute the legal, valid and binding agreement of Buyer, this Agreement and the Ancillary Documents constitute, subject to Alternative Bids (if any), the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, the legal, valid and binding agreement of such Seller and are enforceable against such Seller in accordance with their terms, except as and to the extent that such validity and enforceability may be limited by equitable principles of general applicability (whether considered in a proceeding at law or in equity) (the “Enforceability Exceptions”).

(b)       Other than in connection with or in compliance with (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (ii) the approvals set forth in Section 3.2(b) of the Sellers Disclosure Schedule (covering the applicable Laws or other legal restraints of foreign countries designed to govern competition or trade regulation or to prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”)) and (iii) the Sale Order (clauses (i) through (iii), collectively, the “Transaction Approvals”), and subject to the accuracy of Buyer’s representations and warranties set forth in Section 5.2(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the consummation by such Seller of the transactions contemplated hereby, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that are not required to be made or obtained prior to the consummation of such transactions or that the failure to make or obtain would not, in the case of this Section 3.2(b), reasonably be expected to be material to the Acquired Business, taken as a whole.

(c)       Except as set forth in Section 3.2(c) of the Sellers Disclosure Schedule (the “Consents”), the execution and delivery by such Seller of this Agreement and the Ancillary Documents do not, and (assuming the Transaction Approvals are obtained and after giving effect to the Sale Order and such other authorization as is required by the Bankruptcy Code) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) require any consent or approval under, violate, conflict with, result in any breach of or any Loss of any benefit under, constitute an impermissible change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the Purchased Assets pursuant to, any Contract to which such Seller is a party or by which such Seller or any of the Purchased Assets are bound, (ii) conflict with or result in any violation of any provision of the Organizational Documents of such Seller or (iii) conflict with or violate any applicable Laws.

3.3          Financial Statements. Sellers have made available to Buyer copies of (a) the audited balance sheet of the Acquired Business as of June 30, 2018 (the “Most Recent Balance Sheet”), and the related audited income statement and audited statement of cash flows for the twelve month period ended June 30, 2018, together with the accompanying notes thereto, and (b) the unaudited balance sheet of the Acquired Business as of December 31, 2018 and the related unaudited income statement and statement of cash flows for the six (6) month period ended December 31, 2018, together with the accompanying notes thereto (collectively, the “Financial Statements”). Each of the Financial Statements has been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) (except as permitted by the SEC in connection with financial statements prepared on a carve-out basis) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Acquired Business as at the dates and for the periods indicated therein.

3.4          Compliance with Law; Permits.

(a)       Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, or as set forth in Section 3.4(a) of the Sellers Disclosure Schedule, such Seller is, and since January 1, 2016 has been, in compliance with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees or agency requirements of Governmental Entities (collectively, “Laws” and each, a “Law”) applicable to the Purchased Assets or the operation of the Acquired Business. Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, since January 1, 2016, such Seller has not received any written notice from any Governmental Entity regarding any actual or alleged failure to comply with any Law applicable to the Purchased Assets or the operation of the Acquired Business.

(b)       Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole and subject to the limitations imposed on Sellers as a result of having filed a petition for relief under the Bankruptcy Code, such Seller holds or licenses all Governmental Authorizations necessary for such Seller to own, lease and operate its applicable Purchased Assets, and to carry on and operate the Acquired Business as currently conducted. Section 3.4(b) of the Sellers Disclosure Schedule sets forth a true, correct and complete list of all material Governmental Authorizations held by each Seller.

(c)       Such Seller (i) has instituted policies and procedures designed to ensure compliance with the Bribery Legislation Laws in each jurisdiction in which such Seller operates, and (ii) has maintained such policies and procedures in force. Such Seller, and to the knowledge of such Seller, its Representatives are in, and have for the past three (3) years been in compliance, in all material respects with the Bribery Legislation Laws of any jurisdictions that are applicable to such Seller and its Representatives, in connection with the Acquired Business. Such Seller and, to the knowledge of such Seller, its Representatives have not paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or any political party or candidate for political office for the purpose of corruptly influencing any act or decision of such official or of any government to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage, in each case, in violation in any material respect of the Bribery Legislation Laws of any jurisdictions that are applicable to such Seller and its Representatives in connection with the Acquired Business.

(d)       Such Seller has instituted policies and procedures designed to ensure compliance with all International Trade Laws and Foreign International Trade Laws applicable to such Seller and the Acquired Business and has maintained such policies and procedures in force. Such Seller is and for the past three (3) years has been in compliance in all material respects with all International Trade Laws and Foreign International Trade Laws applicable to such Seller and the Acquired Business. Such Seller has not, within the last year, received any written notice from any Governmental Entity of any actual or potential violation or failure to comply with any International Trade Laws and Foreign International Trade Laws. No licenses or other authorizations are required under any International Trade Laws or Foreign International Trade Laws for the operation of the Acquired Business as currently conducted, except for such licenses or other authorizations that the failure to obtain would not reasonably be expected to be material to the Acquired Business, taken as a whole.

3.5          Environmental Matters. Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, or as set forth in Section 3.5 of the Sellers Disclosure Schedule, (a) such Seller is, to such Seller’s knowledge, in compliance with applicable Environmental Laws, and each has currently and at all relevant times had, all Environmental Permits necessary for the conduct and operation of the Acquired Business and (b) all such Environmental Permits are in full force and effect, (c) since January 1, 2016, such Seller has not received any written notice, demand, letter or claim alleging that such Seller is in violation of, or liable under, any Environmental Law and any past noncompliance with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability, (d) to the knowledge of such Seller, no portion of any Real Property formerly owned by such Seller, any Leased Real Property or any Real Property formerly leased by such Seller, is listed on the National Priorities List under CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System List or any similar state or foreign list of sites requiring environmental investigation or remediation under any Environmental Law, (e) such Seller, nor to the knowledge of such Seller, any other Person, has generated, disposed of, released or placed any Hazardous Materials on, under or at any Leased Real Property or any Real Property formerly owned or leased by such Seller, (f) such Seller has not disposed of, released, placed or arranged for the transportation or disposal of any Hazardous Materials on, under or at any other location, including third party disposal facilities and locations used or operated by such Seller, and (g) such Seller is not subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials. As used in this Section 3.5, the term “release” or “released” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing of Hazardous Material into the environment.

3.6          Employee Benefit Plans.

(a)       Section 3.6(a) of the Sellers Disclosure Schedule sets forth a correct and complete list, as of the Agreement Date, of each Seller Benefit Plan. With respect to each Seller Benefit Plan, to the extent applicable, correct and complete copies of the following have been delivered or made available to Buyer by Sellers: (i) the most recent plan document (which, for the avoidance of doubt, with respect to any Seller Benefit Plan for which a form agreement is used, shall consist of a copy of such form), including all amendments, or if no such documentation exists, a description of such Seller Benefit Plan; (ii) the most recent related trust documents, custodial agreements, insurance policies, or other funding arrangements; (iii) the most recent annual report (Form 5500) filed with the IRS; (iv) the most recent determination, opinion or advisory letter from the IRS for any Seller Benefit Plan that is intended to qualify under Section 401(a) of the Code; (v) the most recent summary plan description, including any summaries of material modifications and summaries of benefits and coverage, and (vi) copies of any material written notices, letters, or other correspondence from the IRS, Department of Labor, Pension Benefit Guaranty Corporation, or other Governmental Entity relating to any Seller Benefit Plan within the last six (6) years.

(b)       Except as set forth in Section 3.6(b) of the Sellers Disclosure Schedule or as would not reasonably be expected to be material to the Acquired Business, taken as a whole, (x) each U.S. Seller Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and (y) there are no pending or, to such Seller’s knowledge, threatened in writing claims (other than claims for benefits in the Ordinary Course of Business) with respect to any Seller Benefit Plan, which have been asserted or instituted. Each Seller Benefit Plan that is or has been in the last six (6) years a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and associated Treasury Department guidance, if any, is, and has always been, in operational and documentary compliance in all material respects with Section 409A of the Code.

(c)       Except as set forth in Section 3.6(c) of the Sellers Disclosure Schedule, neither such Seller nor any of its ERISA Affiliates, sponsor, maintain, or contribute to, or have within the last six (6) years sponsored, maintained or contributed to, any employee benefit plan that is or within the last six (6) years was (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiple employer plan” within the meaning of Sections 4063 or 4064 of ERISA, or (iii) a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA (a “Multiemployer Plan”). Except as set forth in Section 3.6(c) of the Sellers Disclosure Schedule, other than as required by Law, no Seller Benefit Plan provides post-termination or retiree health benefits to any individual for any reason.

(d)       Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, each Non-U.S. Seller Benefit Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Laws.

(e)       Except as set forth in Section 3.6(e) of the Sellers Disclosure Schedule, neither the execution of this Agreement nor the completion of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will result in (i) any severance or compensation payment becoming due to any employee of such Seller, (ii) the acceleration of vesting or payment to any employee of such Seller or (iii) any increase to the compensation or benefits otherwise payable under any Seller Benefit Plan.

3.7          Absence of Certain Changes or Events. Except for the Bankruptcy Case and the entry of the Sale Order pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code:

(a)       Except as set forth in Section 3.7(a) of the Sellers Disclosure Schedule, since June 30, 2018, the Acquired Business has been conducted in all material respects in the Ordinary Course of Business;

(b)       since June 30, 2018, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had, individually or in the aggregate, a Material Adverse Effect; and

(c)       there has not been any physical damage, destruction or other Losses (whether or not covered by insurance) affecting any of the Purchased Assets or Leased Real Property, in each case, in excess of $50,000 individually or $150,000 in the aggregate.

3.8          Litigation. Except as set forth in Section 3.8 of the Sellers Disclosure Schedule, as of the Agreement Date, (a) there is no civil, criminal or administrative Proceeding pending or, to the knowledge of such Seller, threatened in writing against such Seller (or to the knowledge of such Seller, pending or threatened against any owners, managers, officers or employees of Sellers with respect to their business activities on behalf of such Seller), in each case, related to the Acquired Business, (b) there are no unsatisfied judgments against such Seller or any of their respective assets or properties or, to the knowledge of such Seller, past or present owners, managers, officers or employees (in their respective capacity as such), in each case, related to the Acquired Business, and (c) neither such Seller (in respect of the Acquired Business) nor any of the Purchased Assets are subject to any Governmental Order, other than Governmental Orders of general applicability which are not material to such Seller or the Purchased Assets, taken as a whole.

3.9          Tax Matters. Except as set forth in Section 3.9 of the Sellers Disclosure Schedule:

(a)       Parent (solely in respect of the Acquired Business) and such Seller have timely filed (taking into account any extension of time within which to file) all income, sales and use and other material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects.

(b)       Parent (solely in respect of the Acquired Business) and such Seller have paid all income, sales and use and other material Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except, in each case of Section 3.9(a) and this Section 3.9(b), with respect to matters being contested in good faith and for which adequate reserves have been established in the Financial Statements accordance with GAAP.

(c)       There are no claims, assessments, deficiencies or other adjustments, audits, examinations, investigations or other administrative or judicial Proceedings in respect of material Taxes that are ongoing, pending, or to Sellers’ knowledge, threatened in writing, which, if not satisfied or resolved, would result in a Lien on the Purchased Assets that would survive the Closing Date.

(d)       There are no Liens for Taxes (and no Taxing Authority has proposed in writing any Liens for Taxes) on any of the Purchased Assets other than Permitted Liens.

(e)       Such Seller has not participated in, and has not been a party to, any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(f)        Parent (solely in respect of the Acquired Business) and such Seller have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension remains outstanding.

(g)       In the past three (3) years, (i) no claim has been made in writing by a Taxing Authority in a jurisdiction where Parent (solely in respect of the Acquired Business) or such Seller does not file Tax Returns that Parent (solely in respect of the Acquired Business) or such Seller, as applicable, is or may be subject to taxation by that jurisdiction, and (ii) such Seller has not recorded a reserve for Tax Liabilities for financial accounting purposes due to (A) possible nexus in a jurisdiction in the United States, or (B) possible permanent establishment in a jurisdiction outside the United States, in each case, in which such Seller has not filed Tax Returns as a result of the operation, ownership or use of the Purchased Assets or the Acquired Business.

(h)       None of the Purchased Assets is an interest (other than indebtedness within the meaning of Section 163 of the Code) in an entity taxable as a corporation, partnership, disregarded entity, trust or real estate mortgage investment conduit for U.S. federal income tax purposes.

(i)        None of Sellers nor any of its Affiliates (i) has executed or entered into any agreement with, or obtained any consents or clearances from, any Taxing Authority, or (ii) has been subject to any ruling guidance specific to such Seller that would be binding on Buyer for any Tax period (or portion of any Tax period) beginning after the Closing Date.

(j)        Notwithstanding anything herein to the contrary, the representations and warranties contained in this Section 3.9 and, to the extent expressly referring to Code sections, Section 3.6, are the sole and exclusive representations of such Seller with respect to Taxes and Tax matters.

3.10        Employment and Labor Matters.

(a)       Such Seller is not a party to any collective bargaining agreement, labor union contract, or trade union agreement covering employees in the United States.

(b)       Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, or as set forth in Section 3.10(b) of the Sellers Disclosure Schedule, (i) there is no strike, lockout, slowdown, or work stoppage against such Seller pending or, to such Seller’s knowledge, threatened in writing; (ii) there is no pending charge or complaint against such Seller by the National Labor Relations Board or any comparable Governmental Entity; and (iii) such Seller has complied with all Laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and equitable pay practices) and other Laws in respect of any reduction in force (including notice, information and consultation requirements), and no claims against such Seller relating to non-compliance with the foregoing are pending or, to such Seller’s knowledge, threatened in writing.

3.11        Real Property. Such Seller (a) has a good and valid leasehold interest in each Leased Real Property subject to an Assumed Real Property Lease, (b) has not received written notice of any material default under any agreement evidencing any Lien or other agreement, in each case, affecting any Assumed Real Property Lease, which default continues on the Agreement Date, and (c) has never held and does not currently hold title to or any ownership interest in, other than a leasehold, license, use or occupancy interest and a purchase option pursuant to the Assumed Real Property Lease, any Real Property.

3.12        Intellectual Property.

(a)       Section 3.12(a) of the Sellers Disclosure Schedule sets forth a complete list of all Registered Intellectual Property (setting forth, for each item, the name of the owner of each such registration or application, the applicable jurisdiction, application or registration number, and date of application, registration or issuance, as applicable) used in the Acquired Business.

(b)       Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, or as set forth in Section 3.12(b) of the Sellers Disclosure Schedule, none of the Registered Intellectual Property has expired or been cancelled or expressly abandoned.

(c)       Such Seller owns all right, title, and interest, free and clear of all Liens (except for Permitted Liens) to all of its respective Registered Intellectual Property, except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, or as set forth in Section 3.12(c) of the Sellers Disclosure Schedule.

(d)       Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, or as set forth in Section 3.12(d) of the Sellers Disclosure Schedule, to such Seller’s knowledge, as of the Agreement Date, (i) the conduct of the Acquired Business does not infringe, violate or constitute misappropriation of any Intellectual Property of any third Person, (ii) no third Person is infringing, violating, or misappropriating any Intellectual Property owned by such Seller and primarily used or held for use in the Acquired Business, and (iii) as of the Agreement Date, there is no pending claim asserted in writing against such Seller (including any “cease and desist” letters and invitations to license) asserting that such Seller’s conduct of the Acquired Business has infringed, violated or misappropriated, or is infringing, violating or misappropriating, any Intellectual Property rights of any third Person.

(e)       Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, each Seller complies with its internal policies and procedures and any other legal requirements, to the extent applicable, relating to privacy, data protection, and the collection, retention, protection and use of personal information collected, used, or held for use by or on behalf of such Seller and there are no claims pending or, to such Seller’s knowledge, threatened against such Seller alleging a violation of any third Person’s privacy or personal information or data rights. To such Seller’s knowledge, such Seller has not been subject to any breaches of internal networks or servers by any third party or any complaints based thereon.

(f)       Except as set forth in Section 3.12(f) of the Sellers Disclosure Schedule, there are no material Proceedings pending or, to the knowledge of such Seller, that have been threatened by any Person, challenging the ownership, validity or enforceability of any Intellectual Property (or, to the knowledge of such Seller, any Intellectual Property licensed to any Seller pursuant to any Intellectual Property license used or held for use in the Acquired Business (the “Licensed Intellectual Property”)). To the knowledge of such Seller, no Intellectual Property used or held for use in the Acquired Business has been developed or created in conjunction with any funding provided by a Governmental Entity which would grant any Governmental Entity any present or contingent intellectual property rights with respect thereto.

(g)       To such Seller’s knowledge, such Seller is in material compliance with the terms and conditions of all Intellectual Property licenses pursuant to which such Licensed Intellectual Property is licensed. To the knowledge of such Seller, no licensor–party to any Intellectual Property license is in material breach of any of its obligations to such Seller thereunder.

(h)       Except as set forth in Section 3.12(h) of the Sellers Disclosure Schedule, the Intellectual Property and the Licensed Intellectual Property included in the Purchased Assets, collectively, constitute all of the Intellectual Property owned or used by such Seller that is material to the conduct of the Acquired Business as currently conducted.

(i)        Since July 1, 2016, such Seller has obtained from all consultants, advisors, employees and independent contractors who are authors or inventors under the law of any Intellectual Property that is included in the Purchased Assets (each a “Creator”), exclusive ownership of all of the Creators’ intellectual property rights in such contribution that such Seller does not already own by operation of Law, except as set forth in Section 3.12(i) of the Sellers Disclosure Schedule. No Creator has retained any rights, licenses, claims or interest with respect to any such Intellectual Property which are material to the Products or the Acquired Business. Such Seller has provided or made available to Buyer copies of all assignment forms currently used by such Seller with respect to Creators.

(j)        Such Seller has taken commercially reasonable steps to protect and preserve the confidentiality of all Trade Secret Rights of such Seller or any of its Subsidiaries or provided by any third party to such Seller or any of its Subsidiaries. Except as set forth in Section 3.12(j) of the Sellers Disclosure Schedule, all current and former employees and contractors of such Seller and its Affiliates and third parties having access to any such Trade Secret Rights have executed and delivered to such Seller a written agreement regarding the protection of such Trade Secret Rights. Such Seller has taken commercially reasonable steps to implement and maintain a reasonable security plan consistent with industry practices of companies offering similar products or services. To the knowledge of such Seller, neither Seller nor any of its Subsidiaries have experienced any breach of security or otherwise unauthorized access by third parties to the Trade Secret Rights in the possession, custody or control of such Seller or any of its Subsidiaries.

3.13        Material Contracts.

(a)       As of the Agreement Date, except as set forth in Section 3.13(a) of the Sellers Disclosure Schedule, such Seller is not a party to nor bound by any of the following Contracts (other than the Seller Benefit Plans) (collectively, the “Material Contracts”):

(i)       any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) (other than any Seller Benefit Plan);

(ii)      any Contract that contains any non-competition or exclusivity provisions (or that obligates Buyer or any of its Affiliates to enter into any non-compete or exclusivity arrangements following the Closing) binding upon such Seller with respect to any line of business or geographic area, or that contain any non-solicitation provisions restricting such Seller’s ability to solicit, hire or engage any Person as an employee or consultant (or that obligates Buyer or any of its Affiliates to enter into any such non-solicitation arrangements following the Closing);

(iii)     any Contract that requires (or would require upon the happening of a contingency) the disposition of any material Purchased Assets or any portion of the Acquired Business of such Seller prior to Closing, or by Buyer or its Affiliates following the Closing, other than dispositions in the Ordinary Course of Business;

(iv)     any material Contract with each of (A) the fifteen (15) largest customers, and (B) the ten (10) largest suppliers or service providers (measured by dollar volume of purchases or sales, respectively) for the eight (8) month period ended December 31, 2018;

(v)      any material Contract with a customer that expressly obligates such Seller to conduct business with any third party on an exclusive basis or that contains “most favored nation” or similar covenants;

(vi)     any Contract evidencing Indebtedness for borrowed money (other than intercompany Indebtedness owed by such Seller to any Affiliate thereof) of such Seller (in respect of the Acquired Business), in any such case having an outstanding principal amount in excess of $2,000,000;

(vii)    any Contract that grants any right of first refusal, right of first offer or similar right to any other Person with respect to any material Purchased Assets;

(viii)   any Contract that could reasonably be expected to account for aggregate revenue of $2,000,000 or more during the fiscal year ending June 30, 2019;

(ix)      any executory Contract relating to the acquisition (by merger, purchase of stock or assets or otherwise) by Sellers with respect to any operating business or material assets (other than routine purchase orders in the Ordinary Course of Business) or the capital stock or other equity securities of any other Person;

(x)       any Intellectual Property license, and any Contract pursuant to which such Seller grants a license, covenant not to sue, option or other right with respect to any Licensed Intellectual Property;

(xi)      any Contract with or issued by any Governmental Entity;

(xii)     any Contract involving the payment of royalties or otherwise providing for profit sharing;

(xiii)    any Contract relating to customer rebates, credits and allowances;

(xiv)   any material joint venture or limited liability company agreement relating to the formation, creation, operation, management or control of any joint venture or limited liability company, other than any such Contract solely between or among such Seller and any other Seller; and

(xv)    any Contract with an affiliate or other Person that would be required to be disclosed, and has not been disclosed, by Parent under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

(b)       All contracts of the types referred to in clauses (i) through (xii) above are referred to herein as “Material Contracts.”

(c)       Except as set forth in Section 3.13(c) of the Sellers Disclosure Schedule, each Material Contract listed on Section 3.13(a) of the Sellers Disclosure Schedule is a valid and binding obligation of Seller(s) party thereto and, to the knowledge of Sellers, the other party or parties thereto in accordance with its terms and conditions, except as and to the extent that such validity and enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) the Enforceability Exceptions and (iii) the obligation to pay Cure Costs under Section 365 of the Bankruptcy Code and Section 1.5.

(d)       With respect to any Material Contract, no event has occurred or not occurred through such Seller’s action or inaction or, to such Seller’s knowledge, prior to the Agreement Date through the action or inaction of any third party which, with notice or the lapse of time or both, would constitute a default or result in the termination of or a right of termination or cancelation under any Material Contract, accelerate the performance or obligations required thereby, or result in the loss of any benefit under the terms of any Material Contract to which such Seller is a party, except for the obligation to pay Cure Costs.

3.14         Suppliers and Customers. Section 3.14 of the Sellers Disclosure Schedule lists the fifteen (15) largest customers of the Acquired Business and the ten (10) largest suppliers of goods and services to the Acquired Business (measured, in each case, by dollar volume of purchases or sales) for the eight (8) month period ended December 31, 2018, and the dollar amount of purchases or sales which each listed customer or supplier represented during such period.

3.15        Certain Regulatory Matters.

(a)       Such Seller’s facilities used in the operation of the Acquired Business are in compliance, in all material respects, with the FDCA, to the extent applicable, and with the Law enforced by the Drug Enforcement Administration, and such Seller has paid all establishment fees required by any Governmental Entity applicable to the facilities, in all material respects;

(b)       except as set forth in Section 3.15(b) of the Sellers Disclosure Schedule, as of the Agreement Date, (x) all of the Products have been developed, manufactured, stored, packaged, Labeled, distributed, imported, exported, offered for sale, sold, promoted, and disposed of in material compliance with the FDCA and all applicable Laws, and (y) none of the Products have been subject to any material recall or market withdrawal and no material recall or market withdrawal is currently under consideration by such Seller;

(c)       since July 1, 2016, such Seller has not been the subject of any material enforcement action by the FDA in respect of the Acquired Business;

(d)       such Seller has not been (based on a conviction by the courts or a finding of fault by a regulatory authority): (i) debarred pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. 335a), as amended from time to time, (ii) disqualified from participating in clinical trials pursuant to 21 C.F.R. §312.70, as amended from time to time, (iii) disqualified as a testing facility under 21 C.F.R. Part 58, Subpart K, as amended from time to time, (iv) excluded, debarred or suspended from or otherwise ineligible to participate in a “Federal Health Care Program” as defined in 42 U.S.C. 1320a-7b(f), as amended from time to time, or any other governmental payment, procurement or non-procurement program, or (v) included on the HHS/OIG List of Excluded Individuals/Entities, the General Services Administration’s List of Parties Excluded from Federal Programs, or the FDA Debarment List;

(e)       to such Seller’s knowledge, no officer, employee or agent of any Seller, in their capacity as such, has made an untrue statement of a material fact or fraudulent statement to the FDA, failed to disclose a material fact required to be disclosed to the FDA, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991); and

(f)       except as set forth in Section 3.15(f) of the Sellers Disclosure Schedule as of the Agreement Date, (i) such Seller has timely paid in all material respects: (A) all Medicaid rebates invoiced or to be invoiced (based upon utilization reports submitted by Sellers to Governmental Authorities on or before the Agreement Date) by applicable State Medicaid Programs, and (B) all invoiced or to be invoiced (based upon utilization reports submitted by Sellers to Governmental Authorities on or before the Agreement Date) supplemental rebates due any State based upon such Seller’s participation in a Supplemental State Medicaid Rebate Program, (ii) no State Medicaid Program is pursuing collection from any Seller of any unpaid or untimely paid Medicaid or Supplemental State rebates, and (iii) no Seller is engaged in a Medicaid rebate dispute resolution process with the federal government or any State.

3.16        Products; Product Liability.

(a)       The Products listed on Schedule 1.1(d), together with the Excluded Assets, constitute all products that Sellers own or have an interest in, with respect to the Acquired Assets.

(b)       Each Product developed, manufactured, licensed, marketed, produced, distributed or sold by or on behalf of such Seller is, as of the date of this Agreement, in compliance in all material respects with all applicable Laws, including Health Care Laws, and with the specifications and standards contained in the Product Registrations, was fit for its intended purpose and is and has been in material conformity with all applicable Contracts of such Seller. Such Seller has no material Liability for repair or replacement of any of the Products manufactured, licensed, marketed, produced, distributed or sold by or on behalf of Sellers, other than the reserve for product warranty claims (if any) set forth on the face of the Most Recent Balance Sheet and replacement in the Ordinary Course of Business. For the last three (3) years, the Labeling for each Product (including all content of such Labeling) is and has been, in all material respects, in accordance with applicable Law, the specifications for the Product, and the relevant provisions of the applicable Product Registration. The labeling of all products are in compliance with 21 CFR 201. No Product is subject to any guaranty, warranty or other indemnity beyond what has been made available to Buyer.

(c)       Except as set forth in Section 3.16(c) of the Sellers Disclosure Schedule, such Seller has not, in the past three (3) years, voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, nor is such Seller as of the date of this Agreement investigating any material recall, field alerts, field corrections, market withdrawal or replacement (other than replacement in the Ordinary Course of Business), safety alert, warning, “dear doctor” letter, investigator notice, or other written notice or action due to an alleged lack of safety, efficacy or regulatory compliance of any Product.

(d)       Except as set forth in Section 3.16(d) of the Sellers Disclosure Schedule, such Seller has not, in the past three (3) years, received any written notice that any Governmental Entity has (i) commenced or initiated the material recall of any Product sold by or on behalf of Sellers or alleging any material violations of any federal, state or local or any payor “fraud and abuse,” consumer protection or false claims statutes or regulations or any pricing or rebate reporting requirements, (ii) commenced, threatened to initiate or is investigating, any material action to enjoin the manufacture or distribution of any Product sold or intended to be sold by or on behalf of Sellers, or (iii) issued any demand letter, finding of deficiency or non-compliance, in any material respect, with respect to any Product or the Acquired Business.

3.17        Product Distribution Practices. Except as would not reasonably be expected to be material to the Acquired Business, taken as a whole, since July 1, 2016, to the knowledge of such Seller, such Seller has (a) shipped and sold the Products in quantities that are substantially consistent with then-current market demand, and (b) priced all Products in the Ordinary Course of Business.

3.18        Product Registrations; Regulatory Compliance.

(a)       A true, correct and complete list of the Product Registrations is set forth in Section 3.18(a) of the Sellers Disclosure Schedule. Except as set forth in Section 3.18(a) of the Sellers Disclosure Schedule, Sellers are the sole and exclusive owner of the Product Registrations, free and clear of any Liens, and no right of reference has been granted to any Person with respect to any of the Product Registrations. Sellers hold or license the Product Registrations required for the commercial sale of the Products in the countries where such Products are sold as of the date of this Agreement and such Product Registrations are valid and in full force and effect, in all material respects.

(b)       Such Seller has not received any written notice, letters or other correspondence from the FDA, or any other Governmental Entity or Person threatening revocation, cancellation, suspension, non-renewal or adverse modification or contesting any of their Product Registrations.

(c)       Since July 1, 2016, such Seller has not received written notice from the FDA that the clinical and pre-clinical studies, whether or not conducted under an IND, submitted to the FDA in support of the Product Registrations were not conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable Health Care Laws, including the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312.

(d)       Since July 1, 2016, such Seller has not received any written notice from the FDA which would reasonably be expected to lead to the denial of an application for marketing approval or other Product Registration currently pending before the FDA.

(e)       Such Seller, in all material respects, has (i) submitted the applications to the FDA and applicable Governmental Entity in the countries where the Products are commercially marketed to maintain the Product Registrations, including drug registration and listing submissions to the FDA, (ii) paid and is current with respect to all filings or other fees due to any Governmental Entity with respect thereto, except as set forth in Section 3.18(e) of the Sellers Disclosure Schedule, or (iii) license rights to the appropriate Governmental Authorizations which license rights remain in full force and effect. To the knowledge of such Seller, no director, officer, manager, employee or owner of such Seller has received a written notice that he or she is under investigation for conduct that could result in debarments under 21 U.S.C. § 335a(a). With respect to the Acquired Business, such Seller nor any of its respective officers, employees, owners, agents or, to the knowledge of such Seller, distributors, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in any federal health care programs under Section 1128 of the Social Security Act of 1935, as amended, or any similar Law or program. With respect to the Acquired Business, none of the directors, officers, managers or, to the knowledge of such Seller, employees or, to the actual knowledge, without due inquiry, of such Seller, independent contractors of such Seller (i) has been or is currently excluded pursuant to 42 U.S.C. §1320a-7 or similar exclusion authority, or has been or is currently debarred, suspended, or otherwise ineligible to participate in any federal health care program as that term is defined in 42 U.S.C. §1320a-7b(f) or from any comparable state or private insurance programs, (ii) has been convicted of a criminal offense or been fined in relation to the provision of health care items or services or any other offense that may lead to exclusion under 42 U.S.C. §1320a-7 or similar exclusion authorities, or may result in suspension or debarment from any health care program (federal, state, or private), or (iii) is under investigation or subject to any type of judicial or administrative process for any health care fraud, or is otherwise aware of any circumstances which may result in criminal or civil liability, including conviction, fine, exclusion, debarment, suspension, or other ineligibility to participate in any health care program (federal, state, or private).

(f)       For each Product, Section 3.18(f) of Sellers Disclosure Schedule sets forth a complete and accurate listing of the following information with respect to such Product’s calculation of “Average Manufacturer Price” or “AMP” and “Best Price” or “BP” (as defined in 42 U.S.C. § 1396r-8 and 42 C.F.R. § 447.500 et seq., as may be amended from time to time): (a) the most recent AMP for such Product reported to the Medicaid drug rebate program; (b) the most recent BP for such Product reported to the Medicaid drug rebate program; (c) the date on which such Product was originally marketed; (d) the calendar quarter in which the base or baseline AMP for such Product was established; (e) the base or baseline AMP for such Product; and (f) all other baseline product information submitted by a Seller or any of its licensees to the Centers for Medicare & Medicaid Services in connection with the Medicaid drug rebate program (including units per package size and market start date).

3.19         Purchased Assets. Except as set forth in Section 3.19 of the Sellers Disclosure Schedule, Sellers have good and marketable title to (or valid leasehold or contractual interests in or right to use) all of the Purchased Assets free and clear of any and all Liens, other than Permitted Liens. Except for the Excluded Assets, the Purchased Assets constitute all of the business, rights, assets, properties, licenses, contractual rights, going concern value, goodwill, rights and claims of whatever kind and nature, real or personal, tangible or intangible that are material to the Acquired Business and are sufficient to conduct the Acquired Business as currently conducted in all material respects. There are no assets or properties used in the operation of the Acquired Business and owned by any Person other than Sellers that will not be leased or licensed to Buyer under valid, current leases or license arrangements, except for certain transitional services as contemplated by Section 6.2. No Affiliate of any such Seller owns any assets that are necessary to the Acquired Business.

3.20         Inventory. All Qualified Inventory is merchantable and fit for the purposes for which it was intended and usable in the Ordinary Course of Business, salable at prevailing market prices and in material compliance with any applicable quality agreement between Seller(s) and the supplier thereof, and, to Sellers’ knowledge, has been manufactured, handled, maintained, packaged and stored in accordance with all applicable Laws. The values at which such Inventory was carried and set forth in the balance sheets included in the Financial Statements were computed in accordance with GAAP and consistent with past practice. Sellers do not have any consigned Inventory and such Inventory includes no damaged or defective items (other than immaterial amounts of damaged or defective Inventory being processed in the Ordinary Course of Business).

3.21         Receivables. All existing Accounts Receivable of such Seller (including those Accounts Receivable reflected on the Financial Statements that have not yet been collected and any Accounts Receivable that have arisen since the date of the Most Recent Balance Sheets and have not yet been collected) (a) represent valid obligations of customers of such Seller arising from bona fide transactions entered into in the Ordinary Course of Business, and (b) are or will be in all material respects valid and enforceable receivables collectible at the aggregate recorded amount thereof, subject to the reserve for uncollectible accounts set forth in the Most Recent Balance Sheet and customary chargebacks, rebates and set-offs. To the knowledge of such Seller, except as set forth in Section 3.21 of the Sellers Disclosure Schedule, no voluntary or involuntary bankruptcy Proceedings have been commenced against any of the suppliers or customers of any Seller to which any Seller made aggregate payments, or from which any Seller received aggregate payments, in excess of $5,000,000 in the past twelve (12) months.

3.22         Finders or Brokers. Other than PJT Partners, Inc. and AP Services LLC, no broker, finder or investment banker is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Seller or such Seller’s Board.

3.23         No Other Representations or Warranties. THE PURCHASED ASSETS SOLD PURSUANT TO THIS AGREEMENT ARE SOLD, CONVEYED, TRANSFERRED, AND ASSIGNED ON AN “AS IS, WHERE IS” BASIS “WITH ALL FAULTS”, NOTWITHSTANDING ANYTHING SET FORTH HEREIN (OTHER THAN AS EXPRESSLY SET FORTH IN THIS ARTICLE III, AS QUALIFIED BY THE SELLERS DISCLOSURE SCHEDULE AND THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS) OR IN ANY OTHER ANCILLARY DOCUMENT TO THE CONTRARY. Except for the representations and warranties expressly set forth in this ARTICLE III (as qualified by the Sellers Disclosure Schedule, THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS) AND in ARTICLE IV (as qualified by the parent disclosure schedule, THE PARENT SEC DISCLOSURES and BANKRUPTCY COURT FILINGS) OR IN ANY ANCILLARY DOCUMENT, none of Sellers, any of their Affiliates or any other Person on behalf of Sellers or their Affiliates makes any representations or warranties (including, without limitation, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE ALSO HEREBY EXPRESSLY DISCLAIMED), terms, conditions, understandings OR COLLATERAL ASSIGNMENTS of any nature or kind, express or implied, by statute or otherwise with respect to the Purchased Assets, the Acquired Business, Parent, Sellers, or its and their respective businesses, to Buyer or its Affiliates or their Representatives in connection with the transactions contemplated hereby, INCLUDING THE ACCURACY OR COMPLETENESS THEREOF, OR THE CONDITION OF ANY REAL PROPERTY OWNED, LEASED OR USED IN THE ACQUIRED BUSINESS OR WITH REGARD TO THE USE, EXISTENCE OR RELEASE OF ANY HAZARDOUS MATERIALS AT, ON, UNDER OR AROUND ANY REAL PROPERTY OWNED, LEASED OR USED IN THE ACQUIRED BUSINESS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION SHALL LIMIT OR OTHERWISE IMPAIR IN ANY MANNER BUYER’S RIGHT TO MAKE A CLAIM FOR ACTUAL FRAUD.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, except as disclosed (a) in the Parent SEC Disclosures, (b) in any Bankruptcy Court filings by Parent or any of its Subsidiaries or (c) in the disclosure schedule delivered by Parent to Buyer concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”), Parent represents and warrants to Buyer as follows:

4.1          Organization. Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of New York. Subject to the limitations imposed on Parent as a result of having filed a petition for relief under the Bankruptcy Code, Parent has full power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted in the Acquired Business. Parent is not in violation of any of the provisions of its Organizational Documents.

4.2          Authority Relative to this Agreement; Consents and Approvals; No Violation.

(a)       Parent has the full power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party and, subject to the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, perform its obligations under and consummate the transactions contemplated by this Agreement.  The execution, delivery and performance by Parent of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated by this Agreement, have been duly and validly authorized by the Parent’s Board (or a committee thereof) and no other actions on the part of Parent, subject to the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, are necessary to authorize the execution and delivery by Parent of this Agreement and the Ancillary Documents to which it is a party or the consummation of the transactions contemplated by this Agreement.  This Agreement and the Ancillary Documents to which it is a party have been duly and validly executed and delivered by Parent and, assuming this Agreement and the Ancillary Documents constitute the legal, valid and binding agreement of Buyer, this Agreement and the Ancillary Documents to which it is a party constitute, subject to Alternative Bids (if any), the entry of the Sale Order and such other authorization as is required by the Bankruptcy Code, the legal, valid and binding agreement of Parent and are enforceable against Parent in accordance with their terms, except as and to the extent that such validity and enforceability may be subject to the Enforceability Exceptions.

(b)       Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, other than in connection with or in compliance with the Transaction Approvals, and subject to the accuracy of Buyer’s representations and warranties set forth in Section 5.2(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the consummation by Parent of the transactions contemplated hereby, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that are not required to be made or obtained prior to the consummation of such transactions.

(c)       Except as set forth in Section 4.2(c) of the Parent Disclosure Schedule, the execution and delivery by Parent of this Agreement and the Ancillary Documents to which it is a party do not, and (assuming the Transaction Approvals are obtained and after giving effect to the Sale Order and such other authorization as is required by the Bankruptcy Code) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) require any consent or approval under, violate, conflict with, result in any breach of or any Loss of any benefit under, constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) upon any of the Purchased Assets pursuant to, any Contract to which Parent is a party or by which Parent or any of the Purchased Assets are bound, (ii) conflict with or result in any violation of any provision of the Organizational Documents of Parent or (iii) conflict with or violate any applicable Laws.

4.3          No Other Representations or Warranties. Except for the representations and warranties expressly set forth in ARTICLE III (as qualified by the Sellers Disclosure Schedule, THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS) AND in THIS ARTICLE IV (as qualified by the parent disclosure schedule, THE PARENT SEC DISCLOSURES and BANKRUPTCY COURT FILINGS) OR IN ANY ANCILLARY DOCUMENT, none of Sellers, any of their Affiliates or any other Person on behalf of Sellers or their Affiliates makes any representations or warranties (including, without limitation, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE ALSO HEREBY EXPRESSLY DISCLAIMED), terms, conditions, understandings OR COLLATERAL ASSIGNMENTS of any nature or kind, express or implied, by statute or otherwise with respect to the Purchased Assets, the Acquired Business, Parent, Sellers, or its and their respective businesses, to Buyer or its Affiliates or their Representatives in connection with the transactions contemplated hereby, INCLUDING THE ACCURACY OR COMPLETENESS THEREOF, OR THE CONDITION OF ANY REAL PROPERTY OWNED, LEASED OR USED IN THE ACQUIRED BUSINESS OR WITH REGARD TO THE USE, EXISTENCE OR RELEASE OF ANY HAZARDOUS MATERIALS AT, ON, UNDER OR AROUND ANY REAL PROPERTY OWNED, LEASED OR USED IN THE ACQUIRED BUSINESS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION SHALL LIMIT OR OTHERWISE IMPAIR IN ANY MANNER BUYER’S RIGHT TO MAKE A CLAIM FOR ACTUAL FRAUD.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, except as disclosed in the disclosure schedule delivered by Buyer to Sellers concurrently with the execution of this Agreement (the “Buyer Disclosure Schedule”), Buyer represents and warrants to Sellers as follows:

5.1          Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

5.2          Authority Relative to this Agreement; Consents and Approvals; No Violation.

(a)       Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby, including the Asset Purchase. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents and the consummation by Buyer of the transactions contemplated hereby, including the Asset Purchase, have been duly and validly authorized by the Board of Buyer and, no other corporate action or proceedings on the part of Buyer, or vote of Buyer’s stockholders, are necessary to authorize the execution and delivery by Buyer of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby, including the Asset Purchase. The Board of Buyer has (i) determined that the transactions contemplated hereby, including the Asset Purchase, are advisable and fair to and in the best interests of Buyer and its stockholders, and (ii) approved the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby, including the Asset Purchase. This Agreement and the Ancillary Documents have been duly and validly executed and delivered by Buyer and, assuming this Agreement and the Ancillary Documents constitute the legal, valid and binding agreement of Sellers, this Agreement and the Ancillary Documents constitute the legal, valid and binding agreement of Buyer and are enforceable against Buyer in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

(b)       Other than in connection with or in compliance with the Transaction Approvals, no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity or other third party, is required to be made or obtained, under applicable Law, for the consummation by Buyer of the transactions contemplated by this Agreement, except for such authorizations, consents, orders, licenses, permits, approvals, registrations, declarations, notices and filings that are not required to be made or obtained prior to the consummation of such transactions.

(c)       The execution and delivery by Buyer of this Agreement and the Ancillary Documents do not, and (assuming the Transaction Approvals are obtained) the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) require the making by Buyer of any declaration, filing or registration with, any Person, other than filings with the Bankruptcy Court, (ii) conflict with or result in any violation of any provision of the Organizational Documents of Buyer or (iii) conflict with or violate any applicable Laws.

5.3          Litigation. There is no Proceeding to which Buyer or any of its Subsidiaries is a party pending or, to Buyer’s knowledge, threatened, and Buyer is not subject to any outstanding Order, in each case, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the Ancillary Documents to which it is a party, for Buyer to assume and perform the Assumed Liabilities or for Buyer to consummate on a timely basis the transactions contemplated hereby or thereby.

5.4          Finders or Brokers. No broker, finder or investment banker is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer or Buyer’s Board.

5.5          Solvency. Each of Buyer and the parties named as “Investors” under that certain equity commitment letter provided to Buyer and Sellers, dated as of the Agreement Date, collectively, have sufficient immediately available funds or have immediate access (not subject to any conditions that Buyer or such Investor, as the case may be, has reason to believe would not be satisfied when the payment required to be made in connection with the consummation of the Asset Purchase is required to be made) to sufficient immediately available funds through their respective existing credit facilities, or otherwise, with sufficient withdrawal capacity, as of the Agreement Date, and will have, at and as of the Closing Date, sufficient immediately available funds, in each case, to consummate the Asset Purchase and to promptly make, when due, all payments required to be made in connection with this Agreement, including payment of the Cash Balance and satisfaction of all of the Assumed Liabilities. As of the Agreement Date, Buyer has no reason to believe that the representations contained in the immediately preceding sentence will not be true at and as of the Closing Date. Immediately after giving effect to the transactions contemplated hereby, (a) Buyer and its Subsidiaries, taken as a whole, will not (i) be insolvent as defined in Section 101 of the Bankruptcy Code, (ii) have incurred Indebtedness beyond their ability to pay such Indebtedness as it matures or becomes due and (iii) have unreasonably small capital to carry on their businesses as presently conducted or as proposed to be conducted, (b) the then present fair saleable value of the assets of Buyer and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay their Liabilities (including the amount of all contingent Liabilities) and Indebtedness as it becomes absolute or matured, and (c) the assets of Buyer and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their Liabilities (including the amount of all contingent Liabilities) and Indebtedness.

5.6          Adequate Assurances Regarding the Buyer Assumed Agreements. As of the Closing, Buyer will be capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(c) of the Bankruptcy Code with respect to the Buyer Assumed Agreements.

5.7          Certain Arrangements; Ownership of Parent. Except as set forth on Section 5.7 of the Buyer Disclosure Schedule, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Buyer or any of its Affiliates, on the one hand, and any member of Sellers’ management or any Seller’s Board, on the other hand, relating in any way to Sellers (including with respect to the management or control of Sellers), the transactions contemplated hereby or to the operations of Sellers after the Closing. Except for the right to receive the Stock Consideration (as defined in the Citron PPA), Buyer does not hold, directly or indirectly, any, or any right to, beneficial or other ownership interest in any of Parent or its Subsidiaries or any of their respective securities.

5.8          Investigation; No Other Representations or Warranties.

(a)       BUYER HAS CONDUCTED ITS OWN INDEPENDENT REVIEW AND ANALYSIS OF THE BUSINESS, OPERATIONS, ASSETS, CONTRACTS, INTELLECTUAL PROPERTY, REAL ESTATE, TECHNOLOGY, LIABILITIES (CONTINGENT, PRESENT AND OTHERWISE), RESULTS OF OPERATIONS, FINANCIAL CONDITION AND PROSPECTS OF SELLERS AND THE ACQUIRED BUSINESS, AND ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE RECEIVED ACCESS TO SUCH BOOKS AND RECORDS, FACILITIES, EQUIPMENT, CONTRACTS AND OTHER ASSETS AND PROPERTIES OF SELLERS THAT IT AND ITS REPRESENTATIVES HAVE REQUESTED TO REVIEW AND THAT IT AND ITS REPRESENTATIVES HAVE HAD THE OPPORTUNITY TO MEET WITH THE MANAGEMENT OF SELLERS AND TO DISCUSS THE RESPECTIVE BUSINESSES AND ASSETS OF SELLERS.

(b)       WITHOUT LIMITING THE FOREGOING, BUYER, ON BEHALF OF ITSELF AND ON BEHALF OF ITS RESPECTIVE AFFILIATES AND REPRESENTATIVES, ACKNOWLEDGES THAT, THE PURCHASED ASSETS SOLD PURSUANT TO THIS AGREEMENT ARE SOLD, CONVEYED, TRANSFERRED, AND ASSIGNED ON AN “AS IS, WHERE IS” BASIS “WITH ALL FAULTS” AND THAT, NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER ANCILLARY DOCUMENT TO THE CONTRARY, OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III (AS QUALIFIED BY THE SELLERS DISCLOSURE SCHEDULE, THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS) AND IN ARTICLE IV (AS QUALIFIED BY THE PARENT DISCLOSURE SCHEDULE, THE PARENT SEC DISCLOSURES AND BANKRUPTCY COURT FILINGS), NONE OF PARENT, SELLERS, ANY OF THEIR AFFILIATES OR ANY OTHER PERSON ON BEHALF OF PARENT, SELLERS OR THEIR AFFILIATES MAKES ANY REPRESENTATIONS OR WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE ALSO HEREBY EXPRESSLY DISCLAIMED), TERMS, CONDITIONS, UNDERSTANDINGS OR COLLATERAL ASSIGNMENTS OF ANY NATURE OR KIND, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE WITH RESPECT TO (A) THE PURCHASED ASSETS, THE ACQUIRED BUSINESS, PARENT, SELLERS, OR ITS AND THEIR RESPECTIVE BUSINESSES, OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED, OR MADE AVAILABLE, TO BUYER OR ITS AFFILIATES OR REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING THE ACCURACY OR COMPLETENESS THEREOF, OR (B) THE CONDITION OF ANY REAL PROPERTY, LEASED OR USED IN THE ACQUIRED BUSINESS OR WITH REGARD TO THE USE, EXISTENCE OR RELEASE OF ANY HAZARDOUS MATERIALS AT, ON, UNDER OR AROUND ANY REAL PROPERTY, LEASED OR USED IN THE ACQUIRED BUSINESS.

ARTICLE VI
COVENANTS AND AGREEMENTS

6.1          Conduct of Business.

(a)       During the period from the Agreement Date until the earlier of the termination of this Agreement in accordance with its terms or the Closing, Sellers shall use commercially reasonable efforts to maintain the Purchased Assets and conduct the Acquired Business in all material respects in the Ordinary Course of Business, including to (i) preserve intact the Acquired Business and the current relationships and goodwill of the Acquired Business with employees (except in the case of termination for cause), customers and suppliers, (ii) maintain the Books and Records and all Tax Returns relevant to the Purchased Assets or the Acquired Business, and (iii) comply in all material respects with applicable Law, except (1) as may be required by applicable Law, (2) with the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed), (3) with the approval of the Bankruptcy Court, (4) as permitted, contemplated or required by this Agreement (including Section 6.9(d)), (5) as set forth in Section 6.1(a) of the Sellers Disclosure Schedule or (6) the extent the effects of being a party to the Bankruptcy Proceeding may have on the Acquired Business. To the extent Sellers encounter significant issues or critical decisions during their conduct of the Acquired Business in accordance with this Section 6.1(a) and Section 6.1(b), the impact of which may have a material, adverse impact on the transactions contemplated hereby, the Acquired Business, the Purchased Assets, or the relationships with Sellers’ employees, customers or suppliers, Sellers shall use their commercially reasonable efforts to consult with Buyer as reasonably necessary in order to ensure Sellers’ compliance with the covenants and agreements set forth in this Section 6.1.

(b)       In addition to and without limiting the generality of Section 6.1(a), during the period from the Agreement Date until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, except (i) as may be required by applicable Law, (ii) with the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed), (iii) with the approval of the Bankruptcy Court, (iv) as permitted, contemplated or required by this Agreement or (v) as set forth in Section 6.1(a) of the Sellers Disclosure Schedule, no Seller shall:

(i)       amend any Seller’s Organizational Documents;

(ii)      split, combine or reclassify any of its capital stock, voting securities or other equity interests;

(iii)     grant any individual, corporation or other entity any right to acquire any of its shares of capital stock;

(iv)     issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of such capital stock or any options, warrants, or other rights of any kind to acquire any shares of such capital stock;

(v)      except in connection with the Filing or the Bankruptcy Case, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or other reorganization;

(vi)     divest, sell, assign, license, transfer, abandon, cancel, convey, lease or otherwise dispose of, whether or not for value, any assets, rights or properties that would constitute Purchased Assets, except for sales of Inventory in the Ordinary Course of Business and obsolete furniture, fixtures and equipment;

(vii)    acquire for cash consideration any material assets that would be Purchased Assets or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person (in each case other than another Seller or any assets thereof) in excess of $250,000 individually or $500,000 in the aggregate, except (A) for purchases of Inventory in the Ordinary Course of Business, or (B) as approved in the approved in the approved Debtor-in-Possession credit facility to which Sellers are a party (the “DIP Financing”);

(viii)   make any capital expenditures and/or research and development expenditures outside of the Ordinary Course of Business or in excess of $250,000 individually, or $500,000 in the aggregate, or incur any Liabilities in respect thereof, except as approved in the DIP Financing;

(ix)      amend or modify any term of, or waive any right under, any Material Contract, or terminate, or fail to use reasonable efforts to renew, any Material Contract that is a Buyer Assumed Agreement;

(x)       enter into any Contracts with suppliers, vendors or customers that would constitute Material Contracts if such Contracts were in effect as of the Agreement Date, and which Contracts, taken together with any other Contract with an affiliated party, could require aggregate payments by Sellers in excess of $250,000;

(xi)      engage in (A) any trade loading practices, (B) any activity with any customers or distributors with the effect of accelerating to pre-Closing periods sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in post-Closing periods, (C) accelerating collections of any Accounts Receivable, (D) postponing payments by any Seller that would otherwise be expected (based on past practice) to be made in pre-Closing periods, or (E) any other deferred revenue activity or inventory overstocking or understocking activity;

(xii)     make any material change in the manner of billing of, or the credit lines made available to, any customers of the Acquired Business;

(xiii)    settle any, or enter into any Contract to settle any, Proceedings that are Assumed Liabilities;

(xiv)   dispose of or permit to expire, terminate or otherwise lapse any rights in, to or for the use of any of Sellers’ Intellectual Property or Intellectual Property rights included in the Purchased Assets, or disclose to any Person any of Sellers’ Intellectual Property or Intellectual Property rights included in the Purchased Assets not heretofore a matter of public knowledge, except pursuant to judicial or administrative process;

(xv)    grant any license, covenant not to sue or other right under any of Sellers’ Intellectual Property or Intellectual Property rights, or cancel, abandon or allow to lapse or expire any of Sellers’ Intellectual Property, or Intellectual Property rights, in each case that are solely included in the Purchased Assets;

(xvi)    withdraw, amend, cancel, modify, neglect or terminate any existing or pending Product Registrations or any Governmental Authorizations of any Seller;

(xvii)   change the accounting policies or procedures or the financial accounting or actuarial methods, principles, practices or reporting of the Pharma Business except to the extent required to conform with GAAP or applicable Law;

(xviii)  increase the compensation (including paying any severance, change-in-control and retention compensation) or benefits of any employee of any Seller (who is or was primarily employed in respect of the Acquired Business) who Buyer has notified in writing will be a Transferred Employee, except (A) as required by applicable Law, (B) in connection with annual promotion-related or merit-based increases for employees that are not executive officers of any Seller, or (C) increases in compensation not to exceed, in the aggregate in the case of this clause (C), $250,000;

(xix)     cancel or fail to renew any insurance policy or fail to give all notices and present all claims (if any) under all such policies in a timely fashion;

(xx)      do any other act which would cause a failure of any of the conditions to Closing set forth in Section 7.1, Section 7.2 or Section 7.3;

(xxi)     enter into any new line of business;

(xxii)     settle or compromise any material Liability for Taxes, change or make any material Tax election, change or adopt any Tax method of accounting, or amend any material Tax Return that would, in each case, affect the Tax treatment of any Purchased Assets or the Acquired Business after the Closing Date;

(xxiii)    make, declare, set aside or pay any dividend, or make any other distribution on, redeem, purchase or otherwise acquire, any shares of its capital stock, other than to Rising, as applicable, and except to the extent the proceeds of which are exclusively used to repay the DIP Financing; or

(xxiv)    authorize, agree or resolve or consent to do any of the foregoing.

(c)        During the period beginning on the Agreement Date through but not including the Closing Date, Sellers, collectively, shall use no less than, in the aggregate, $12,200,000 of the proceeds of the DIP Financing, together with any other cash funds available to Sellers during such period, to satisfy Liabilities that are, on the Agreement Date, either accrued or included in accounts payable under the following trial balance accounts in their Books and Records: 211150, 211130, 211125 and 200000 (but only to the extent such amount is applicable to customer or government rebates); provided, that Sellers shall have no obligation to spend more than $12,200,000 in the aggregate pursuant to this Section 6.1(c); provided, further, that Sellers shall provide reasonable documentation to Buyer confirming Sellers’ proof of payment in compliance with the foregoing as Buyer may reasonably request.

6.2         Access; Confidentiality.

(a)        For purposes of furthering the transactions contemplated hereby, Sellers shall use commercially reasonable efforts to afford Buyer and its Representatives reasonable access during normal business hours upon reasonable advance notice to Sellers (and for the avoidance of doubt, Buyer may have direct communications, upon prior written notice (email being sufficient) to Sellers, whether or not Sellers’ Representatives are in attendance during such communications), throughout the period from the Agreement Date until the earlier of the termination of this Agreement and the Closing, to Sellers’ personnel, properties, contracts, suppliers, customers, vendors, commitments, Books and Records and such other information concerning such entities’ respective business, properties and personnel of the Acquired Business as Buyer may reasonably request; provided that Sellers shall not be obligated to provide or give access to any minutes of meetings or resolutions of Parent’s or a Seller’s Board or any committees thereof or any other business records or reports of or communication with any of its advisors relating to the evaluation or negotiation of this Agreement or the transactions contemplated hereby or any alternatives thereto. Notwithstanding anything to the contrary contained in this Section 6.2(a), any document, correspondence or information or other access provided pursuant to this Section 6.2(a) may be redacted or otherwise limited to prevent disclosure of information concerning any aspect of the Chemicals Plus Business, the valuation of Sellers and/or the Acquired Business and the purchase of the Purchased Assets or other similarly confidential or competitively sensitive information. All access pursuant to this Section 6.2(a) shall be (i) conducted in such a manner as not to interfere unreasonably with the normal operations of Sellers and (ii) coordinated exclusively through the designated Representatives of Sellers.

(b)        If either Party determines that any transition services are reasonably necessary, both shall negotiate in good faith the providing of such services, including the terms and payments thereof, as shall be mutually agreed; provided, that, to the extent the Parties agree that Sellers shall provide such transition services to Buyer, Buyer shall pay the actual, reasonable and documented costs, fees and expenses incurred by Sellers in providing such transition services. Sellers shall cooperate in good faith to provide transitional payroll services that are customary and consistent with the past practice of the Acquired Business for any Transferred Employees transferred pursuant to Section 6.3 upon the Closing. Such transitional payroll services shall be provided by Sellers for up to sixty (60) calendar days after the Closing Date (unless Buyer notify in writing the discontinuation of such services); provided that Buyer agrees to make payment in advance for such services and pay the actual, reasonable and documented costs, fees and expenses incurred by Sellers in providing such services, and to provide Sellers with all necessary employee and payroll information required for such services.

(c)        Notwithstanding anything to the contrary contained in this Section 6.2(c), a Seller shall not be required to provide any access, or make available any document, correspondence or information, if doing so would, in the reasonable judgment of such Seller’s legal counsel, (i) jeopardize the attorney-client privilege of a Seller or (ii) conflict with any (A) Law applicable to a Seller or the assets or operation of the Acquired Business or (B) Contract to which a Seller is a party or by which any of Sellers’ assets or properties are bound; provided that in such instances, such Seller shall inform Buyer of the general nature of the information being withheld and, upon Buyer’s request, reasonably cooperate with the other party to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (i) and (ii).

(d)        The Parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be governed in accordance with the Confidentiality Agreement, dated as of November 15, 2018, between Parent and Shore Pharma LLC, and the Confidentiality Agreement, dated as of February 27, 2019, between Parent and Suven Life Sciences Ltd. (together, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.

(e)        Each Party agrees that it shall promptly generate and provide, to the extent in compliance with all applicable Laws, all data, reports and other information, in such forms as reasonably requested by the other Parties, from the computer systems, information technology, internal networks and servers included in the Purchased Assets, for a period commencing on the Agreement Date and ending eighteen (18) months following the Closing Date.

(f)         In order to facilitate Sellers’ efforts to (i) administer and close the Bankruptcy Case (including reconcile claims, wind down benefit plans and attend to other pending litigation), and (ii) prepare Tax Returns (together, the “Post-Close Filings”), for a period of eighteen (18) months following the Closing, as applicable, Buyer shall permit Sellers and Sellers’ counsel, accountants and other Representatives and successors in interest, as well as the Official Committee of Unsecured Creditors appointed in the Bankruptcy Cases and its professional advisors (collectively, “Permitted Access Parties”) during regular business hours, with reasonable notice, and subject to reasonable rules and regulations, reasonable access to the financial and other Books and Records which comprised part of the Purchased Assets (prior to the Closing Date) that are required to complete the Post-Close Filings, which access shall include (A) the right of such Permitted Access Parties to copy, at such Permitted Access Parties’ expense, such required documents and records and (B) Buyer’s copying and delivering to the relevant Permitted Access Parties such documents or records as they require, but only to the extent such Permitted Access Parties furnish Buyer with reasonably detailed written descriptions of the materials to be so copied and applicable Permitted Access Party reimburses Buyer for the reasonable costs and expenses thereof; provided, that the foregoing rights of access shall not be exercisable in such a manner as to interfere with the normal operations of any of Buyer’s business after the Closing Date. Notwithstanding anything contained in this Section 6.2(f) to the contrary, in no event shall such Permitted Access Parties have access to any information that, based on advice of Buyer’s counsel, could (i) reasonably be expected to create liability under applicable Law, or waive any legal privilege, (ii) result in the discharge of any Trade Secrets of Buyer, its affiliates or any third parties, (iii) violate any obligation of Buyer with respect to confidentiality or (iv) relate to the post-Closing operations of the Acquired Business or use of the Purchased Assets.

6.3          Employees and Employee Benefit Plans.

(a)        Transferred Employees. No later than five (5) calendar days after the Agreement Date, Sellers shall deliver to Buyer a list of individuals primarily employed in respect of the Acquired Business (the “Business Employees”), including the following information, to the extent such information is permitted to be disclosed under applicable Law: (i) title or job/position, (ii) job designation (i.e., salaried or hourly), (iii) location of employment, (iv) employment status (active or on leave), (v) rate of pay and most recent bonus amount, and (vi) accrued and unused paid time off. No later than five (5) calendar days after Buyer receives such list from Sellers, Buyer shall deliver to Sellers a list of each Seller’s Business Employees whom either Buyer or an Affiliate of Buyer intends to interview for employment as of the Closing Date.  No later than twenty (20) calendar days after delivering such list to Sellers, Buyer shall offer employment to the Business Employees, in Buyer’s sole discretion. Those Business Employees who accept Buyer’s offer of employment and commence working for Buyer on the Closing Date (or upon return to work from approved leave of absence) shall hereafter be referred to as “Transferred Employees.” To the extent not prohibited by applicable Law, Sellers shall terminate the employment of all of such Transferred Employees effective as of the Closing Date. Each Seller shall, effective as of the Closing Date, release all Transferred Employees from and, if requested by Buyer, assign to Buyer or an Affiliate of Buyer its rights under any non-competition, non-solicitation, confidentiality and similar restrictive covenants or agreements and any assignment of inventions agreements previously entered into between such Seller and such Transferred Employees, to the extent transferable in accordance with their terms; provided, however, Seller shall not be required to assign any such non-competition, non-solicitation, confidentiality and similar restrictive covenants or agreements or any assignment of inventions agreements previously entered into between such Seller and such Transferred Employees to the extent any such covenants or agreements are contained in any Seller Benefit Plan providing for severance and Buyer is not assuming such severance obligations hereunder. Each Seller shall deliver to Buyer, at or before the Closing Date, written evidence, in form and substance satisfactory to Buyer, of the release and assignment described in the immediately preceding sentence. Without limiting the generality of the foregoing, such employee benefits shall include immediate eligibility to participate in medical insurance plans and other welfare benefit plans generally made available to employees by Buyer.

(b)        Employment Tax Reporting. With respect to Transferred Employees, Buyer and Sellers shall use the standard procedure set forth in Revenue Procedure 2004-53, 2004-34 I.R.B. 320.

(c)        No Obligation. Other than as expressly set forth herein, nothing contained in this Agreement shall be construed to require the employment of (or prevent the termination of employment of) any individual, require minimum benefit levels or prevent any change in the employee benefits provided to any individual Transferred Employee. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of any Seller or any other Person (including any beneficiary or dependent thereof) of any nature or kind whatsoever, including without limitation, in respect of continued employment (or resumed employment) for any specified period. Nothing contained herein, express or implied shall (i) be construed to establish, amend or modify any Seller Benefit Plan or other benefit plan, program, agreement or arrangement, or (ii) alter or limit the ability of Sellers, Buyer or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them. Nothing in this Section 6.3(c) is intended to interfere with Buyer’s right from and after the Closing to terminate the employment of, or change the compensation and benefits available to, any Transferred Employee.

(d)       WARN Act. Sellers shall remain solely responsible for any and all Liabilities and obligations that could arise under the WARN Act as a result of or relating to this Agreement or the transactions contemplated hereby, in connection with any employment losses occurring on or prior to the Closing Date (or after the Closing Date with respect to any Business Employee who does not become a Transferred Employee), and Sellers shall take all actions that are necessary or proper to comply with the WARN Act with respect to any such losses. Buyer shall provide any required notice under and to otherwise comply with, the WARN Act with respect to any event affecting the Transferred Employees on or after the Closing Date. Seller shall cooperate with Buyer in determining whether any event affecting the Transferred Employees on or after the Closing Date requires notification under the WARN Act. Buyer shall not take any action on or after the Closing that would cause Seller or any of its Affiliates to incur liability under the WARN Act.

(e)        Restrictive Covenant Agreements. No later than thirty (30) calendar days following the Agreement Date, Buyer shall enter into restrictive covenant agreements, in form and substance mutually and reasonably agreed to by all Parties, with certain Business Employees designated by Sellers, in consideration for compensation by Buyer, on the expiry thereof, to such employees as determined by Sellers (provided that in no event shall the aggregate compensation pursuant to such restrictive covenant agreements for all such designated employees exceed $3,000,000), with terms expiring on September 13, 2019.

6.4          Regulatory Approvals; Efforts.

(a)        Prior to the Closing, Buyer and Sellers shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate the Asset Purchase as promptly as practicable, including (i) preparing and filing all forms, registrations and notifications with any Governmental Entities or third parties required to be filed to consummate the Asset Purchase, (ii) using reasonable best efforts to satisfy the conditions to consummating the Asset Purchase, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order or approval of, waiver or any exemption by, any Governmental Entity (including furnishing all information and documentary material required under the HSR Act) required to be obtained or made by Buyer, Sellers or any of their respective Affiliates in connection with the Asset Purchase or the taking of any action contemplated hereby, (iv) defending any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Asset Purchase, and (v) using reasonable best efforts with respect to the execution and delivery of all such instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Asset Purchase and to fully carry out the purposes or intent of this Agreement; provided, that neither Buyer nor its Affiliates shall be required to agree to: (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any material assets, businesses or interests of Buyer or any of its Affiliates; (ii) any conditions related to, or changes or restrictions in, the operations of any such assets, business or interests which, in either case, would reasonably be expected to materially and adversely impact the economic or business benefits to Buyer or any of its Affiliates of the transactions contemplated hereby; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Without limitation of the above, promptly following the execution of the Original Agreement, each of the parties hereto shall cooperate with one another to ensure (i) the transfer of all Governmental Authorizations to Buyer, or (ii) in the case of such Governmental Authorizations that cannot be transferred, the reissuance promptly after the Closing Date of the Governmental Authorizations necessary for the continued conduct of the Acquired Business.

(b)       Buyer, on the one hand, and Sellers, on the other hand, shall each keep the other apprised of the status of matters relating to the consummation of the Closing and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 6.4. In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to and provide any necessary information and assistance as the other parties may reasonably request with respect to (and, in the case of correspondence, provide the other parties (or their counsel and, if reasonably determined necessary, advisable or convenient to protect attorney-client privilege or competitively sensitive information, outside counsel only basis) with copies of) all notices, submissions or filings made by or on behalf of such party or any of its Affiliates with any Governmental Entity or any other information supplied by or on behalf of such party or any of its Affiliates to, or correspondence with, a Governmental Entity in connection with this Agreement and the Asset Purchase. Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other parties with copies of (or, in the case of oral communications, advise the other parties orally of) any communication from or to any Governmental Entity regarding the Asset Purchase, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication or submission with any such Governmental Entity. No party or any of its Affiliates shall participate in any meeting or teleconference with any Governmental Entity in connection with this Agreement and the Asset Purchase unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat. Notwithstanding the foregoing, Buyer and Sellers may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.4(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Buyer or Sellers, as the case may be) or its legal counsel. Notwithstanding anything to the contrary contained in this Section 6.4, materials provided pursuant to this Section 6.4 may be redacted (i) to remove references concerning the valuation of the Acquired Business and the purchase of the Purchased Assets, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.

(c)        To the extent the HSR Act or any other Antitrust Law is applicable, Sellers and Buyer shall make or file, as promptly as practicable, with the appropriate Governmental Entity all filings, forms, registrations and notifications required to be filed to consummate the purchase of the Purchased Assets under the HSR Act and such other applicable Antitrust Law, if any, and subsequent to such filings, Sellers and Buyer shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to respond to inquiries from Governmental Entities, or provide any supplemental information that may be requested by Governmental Entities, in connection with filings made with such Governmental Entities. Sellers and Buyer shall file their notification and report forms under the HSR Act no later than ten (10) Business Days after the Agreement Date. In the event that the parties receive a request for information or documentary material pursuant to the HSR Act (a “Second Request”), the parties will use their respective reasonable best efforts to submit an appropriate response to, and to certify compliance with, such Second Request, and counsel for both parties will closely cooperate during the entirety of any such Second Request review process.

(d)       In furtherance and not in limitation of the covenants of the parties contained in this Section 6.4, the Parties will use their respective reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Law. If, in connection therewith, an administrative or judicial action or Proceeding, including any Proceeding by a private party, is instituted (or threatened to be instituted) challenging the Asset Purchase or any other transaction contemplated hereby as violative of any Antitrust Law, each of Sellers and Buyer shall use reasonable best efforts to contest and resist any such action or Proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Asset Purchase; provided, that neither Buyer nor its Affiliates shall be required to agree to: (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any material assets, businesses or interests of Buyer or any of its Affiliates; (ii) any conditions related to, or changes or restrictions in, the operations of any such assets, business or interests which, in either case, would reasonably be expected to materially and adversely impact the economic or business benefits to Buyer or any of its Affiliates of the transactions contemplated hereby; or (iii) any material modification or waiver of the terms and conditions of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4(d) will limit the right of any party to terminate this Agreement pursuant to ARTICLE VIII, so long as such party has, up to the time of termination, complied in all material respects with its obligations under this Section 6.4 and the rest of this Agreement.

(e)        Except as specifically required by this Agreement, Buyer shall not, and shall not permit any of its Affiliates to, knowingly take any action, or knowingly refrain from taking any action, the effect of which would be reasonably expected to delay or impede the ability of the Parties to consummate the transactions contemplated hereby.

(f)        The filing fee required under the HSR Act (the “HSR Fees”) shall be split evenly between Buyer and Sellers, with Buyer responsible for fifty percent (50%) of such fees and Sellers, jointly and severally, responsible for fifty percent (50%) of such fees, as and when due and any other necessary filings or submissions to any Governmental Entity pursuant to this Section 6.4 shall be borne in full by Sellers, jointly and severally.

6.5         Notification of Certain Matters.

(a)        Except for litigation or other Proceedings commenced, filed or pending in the Bankruptcy Court, each Party shall promptly (and in any event, within two (2) Business Days) notify the other Parties in writing of (i) receipt of any notice from any third party alleging that the consent of the third party is or may be required in connection with the transactions contemplated by this Agreement, (ii) any Material Adverse Effect with respect to Sellers, the Acquired Business or the Purchased Assets, (iii) any event, state of facts, occurrence, non-occurrence, circumstance, development or change that would reasonably be expected to cause a failure of any of the conditions to Closing set forth in Section 7.1, Section 7.2 or Section 7.3, (iv) any litigation or other Proceeding brought or threatened in writing against it or its directors or executive officers or other Representatives relating to this Agreement, the Asset Purchase and/or the other transactions contemplated hereby or (v) any violation, or alleged violation, of Law by Sellers (or any of their employees, directors or officers) or otherwise relating to the Acquired Business or the Purchased Assets. The applicable Party shall keep the other Parties informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to the other Parties and their respective Representatives such information relating to such litigation or other Proceeding as may be reasonably requested). Each Party shall, subject to the preservation of the attorney-client and similar privileges and confidential information, give the other Parties the opportunity to participate in (but not control) the defense or settlement of any litigation or other Proceeding against it and/or its directors or executive officers or other Representatives relating to this Agreement, the Asset Purchase or the other transactions contemplated hereby and shall give due consideration to such other Parties’ advice with respect to such litigation or other Proceeding. Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 6.5(a) shall not (x) be deemed to amend or supplement any of the Sellers Disclosure Schedules contemplated hereby, or (y) be deemed to cure any breach of any representation, warranty, covenant or agreement or to satisfy any condition.

(b)       From the Agreement Date until ten (10) calendar days prior to the Sale Hearing, Sellers shall promptly (and in no event later than ten (10) calendar days prior to the Sale Hearing) provide written notice to Buyer of any new Contract to which any Seller becomes a party which (i) was not set forth on Schedule 1.1(b) as of the Agreement Date and (ii) exclusively or primarily relates to the Acquired Business or any Purchased Asset or is otherwise material to the operation of the Acquired Business following the Closing in substantially the same manner as conducted as of the Agreement Date, and Buyer shall thereafter have the option, in its sole discretion, of supplementing Schedule 1.1(b) to include such Contract, subject to the limitations of Section 1.5(a).

6.6          Adequate Assurances Regarding the Buyer Assumed Agreements. With respect to each Buyer Assumed Agreement, Buyer will use commercially reasonable efforts to provide adequate assurance as required under the Bankruptcy Code of the future performance by Buyer of each such Buyer Assumed Agreement and with the consent of the other party to the Buyer Assumed Agreement, otherwise provide adequate assurance of prompt payment of, all Cure Costs related to such Buyer Assumed Agreements. Sellers and Buyer agree that they will promptly take all actions reasonably required to assist in obtaining a Bankruptcy Court finding that there has been an adequate demonstration of adequate assurance of prompt cure and future performance under the Buyer Assumed Agreements, such as furnishing affidavits, non-confidential financial information or other documents or information for filing with the Bankruptcy Court and making Sellers’ and Buyer’s employees and representatives available to testify before the Bankruptcy Court, provided that in no event shall Buyer be required to agree to any amendment to this Agreement.

6.7          Bankruptcy Court Approval.

(a)        Sellers and Buyer acknowledge that this Agreement, the Ancillary Documents, the Release and the sale of the Purchased Assets are subject to Bankruptcy Court approval and the consideration by Sellers of Alternative Bids (if any). Sellers and Buyer acknowledge that (i) to obtain such approval, Sellers must demonstrate that they have taken reasonable steps to obtain the highest or otherwise best offer possible for the Purchased Assets, including, but not limited to, giving notice of the transactions contemplated hereby to creditors and certain other interested parties as ordered by the Bankruptcy Court, and, if sufficient alternative Qualifying Bids (as defined in the Bidding Procedures) are received, conducting an auction in respect of the Purchased Assets pursuant to the Bidding Procedures Order (the “Auction”), and (ii) Buyer must provide adequate assurance of future performance under the Buyer Assumed Agreements.

(b)       Sellers shall use commercially reasonable efforts to pursue the entry of the Sale Order and the Bidding Procedures Order, which shall be sought pursuant to the Sale Motion, and such other relief from the Bankruptcy Court as may be necessary or appropriate in connection with this Agreement and the consummation of the transactions contemplated hereby.  Sellers shall use commercially reasonable efforts to comply (or obtain an order or orders from the Bankruptcy Court waiving compliance) with all requirements under the applicable provisions of the Bankruptcy Code in connection with obtaining entry of the Sale Order and the Bidding Procedures Order.  Sellers shall consult with Buyer and its Representatives concerning the Sale Order, the Bidding Procedures Order, and any other orders of the Bankruptcy Court relating to the transactions contemplated hereby, and all Proceedings in connection therewith, and provide Buyer with copies of all applications, pleadings, notices, proposed orders and other documents relating to Proceedings relating to the transactions contemplated hereby, as soon as reasonably practicable, and consider in good faith any reasonable comments of Buyer in connection with any such applications, pleadings, notices, proposed orders and other documents.

(c)        Without limiting the generality of the foregoing, no later than five (5) Business Days after the Agreement Date, Sellers shall file the Sale Motion with the Bankruptcy Court, and shall use its commercially reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order no later than twenty-one (21) calendar days after the Agreement Date and the Sale Order as promptly as possible after the entry of such Bidding Procedures Order. Subject to Section 8.1(f)(iii), Sellers may withdraw the Sale Motion after filing if, following consultation with their legal and financial advisors, the Board has determined that proceeding with the Sale Motion would be inconsistent with its members’ fiduciary duties.

(d)       The Sale Order will provide, among other things, that pursuant to Sections 105, 363 and 365 of the Bankruptcy Code:

(i)      the Purchased Assets shall be sold and transferred to Buyer, free and clear of all Liens (except for Permitted Liens), and the Assumed Liabilities shall be assumed by Buyer, in each case, pursuant to this Agreement;

(ii)      Sellers shall assign to Buyer, and Buyer shall assume, all of the Buyer Assumed Agreements as of the Closing Date;

(iii)     on or before the Closing Date and in accordance with Section 1.5, all Cure Costs shall be paid to the appropriate parties or with the consent of the other party to the Buyer Assumed Agreement, otherwise provide adequate assurance of prompt payment of, all Cure Costs as ordered by the Bankruptcy Court so as to permit the assumption and assignment of each applicable Buyer Assumed Agreement;

(iv)     Buyer shall be found to have demonstrated and established any adequate assurance of future performance before the Bankruptcy Court with respect to the Buyer Assumed Agreements;

(v)      Buyer shall be found to be a “good faith” purchaser within the meaning of Section 363(m) of the Bankruptcy Code;

(vi)     Buyer shall have no liability or responsibility for any Liability or other obligation of any Seller arising under or related to the Purchased Assets other than as expressly set forth in this Agreement, including successor or vicarious liabilities of any kind or character, including, but not limited to, any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger or substantial continuity, and, for the avoidance of doubt, Buyer shall have no successor liability under any collective bargaining agreement, contract with any union or under any pension plan or other Seller Benefit Plan under which Seller or any Affiliate thereof is or was an obligor or a party; and

(vii)     Buyer shall have no Liability for any Excluded Liabilities or Excluded Assets.

(e)        In the event an appeal is taken or a stay pending appeal is requested, from the Bidding Procedures Order or the Sale Order, Sellers shall immediately notify Buyer thereof and shall provide Buyer with a copy of the related notice of appeal or order of stay.  Sellers and Buyer shall use their respective commercially reasonable efforts to defend such appeal or stay request at their own cost and expense and obtain an expedited resolution thereof.

(f)        Sellers agree that, after the entry of the Sale Order, the terms of any reorganization or liquidation plan it submits to the Bankruptcy Court, or any other Governmental Entity for confirmation or sanction, shall not conflict with, supersede, abrogate, nullify or restrict the terms of this Agreement, or in any way prevent or interfere with the consummation or performance of the transactions contemplated hereby.

6.8         Auction; Bidding Procedures Order. This Agreement is subject to approval by the Bankruptcy Court and the consideration by Sellers and the Bankruptcy Court of competing bids during the Auction in accordance with, and to the extent permitted or required by, the Bidding Procedures Order.  Each Seller acknowledges and agrees that Sellers agreement to pay any Break-Up Fee and Expense Reimbursement hereunder is subject to Bankruptcy Court approval of the Break-Up Fee and Expense Reimbursement, which approval shall be requested in the Sale Motion so that such approval of the Break-Up Fee and Expense Reimbursement shall be provided in the Bidding Procedures Order and prior to the Auction.

6.9         Taxes.

(a)        Without limiting the obligations of the Parties contained elsewhere in this Agreement, (i) Sellers shall be liable for and shall pay, and pursuant to Section 6.9(b) shall reimburse Buyer for, all Taxes (whether assessed or unassessed) applicable to the Acquired Business and the Purchased Assets, in each case, attributable to periods (or portions thereof) ending on or prior to the Closing Date (except for any Taxes resulting from any transactions occurring on the Closing Date after the Closing outside the Ordinary Course of Business) and (ii) Buyer shall be liable for and shall pay, and pursuant to Section 6.9(b) shall reimburse the applicable Seller for, all Taxes (whether assessed or unassessed) applicable to the Acquired Business, the Purchased Assets and the Assumed Liabilities, in each case, attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of determining the liability of the Parties for Taxes under this Agreement, in the case of any Straddle Period, (i) any real, personal and intangible property Taxes, ad valorem Taxes and similar Taxes imposed with respect to the Purchased Assets or the Acquired Business shall be calculated by allocating to the periods before and after the Closing Date pro rata, based on (A) the number of days of the Straddle Period in the period before and ending on the Closing Date, on the one hand, and (B) the number of days in the Straddle Period in the period after the Closing Date, on the other hand, and (ii) all other Taxes imposed with respect to the Purchased Assets or the Acquired Business (other than Transfer Taxes which shall be borne by Sellers as provided in Section 6.9(c)) shall be calculated by assuming that the Straddle Period consisted of two taxable periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and such Taxes shall be allocated between such two taxable periods on a “closing of the books basis” by assuming that the books of each of Sellers were closed at the end of the Closing Date; provided that for these purposes any event occurring on the Closing Date following the Closing which is outside the Ordinary Course of Business shall be treated as occurring on the day after the Closing Date to the extent such event is not provided for in this Agreement.

(b)        The applicable Seller or Buyer, as the case may be, shall provide reimbursement for any Tax paid by one Party which is the responsibility of the other Party in accordance with the terms of this Section 6.9. Within a reasonable time prior to the payment of any such Tax, the Party paying such Tax shall give notice to the other of the Tax payable and each Party’s respective liability therefor, although failure to do so will not relieve the other Party from its liability hereunder. The provisions of this Section 6.9(b) shall expressly survive Closing.

(c)        Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, any sales Tax, use Tax, real property transfer or gains Tax, real property records recordation fees, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets pursuant to this Agreement which are not exempted under the Sale Order (“Transfer Taxes”) shall be borne solely by Sellers. Sellers and Buyer shall cooperate as reasonably requested to minimize any such Transfer Taxes, including providing applicable resale certificates or exemption certificates not delivered to Sellers at or prior to Closing pursuant to Section 2.6(b). Sellers shall be responsible for preparing and filing all Tax Returns or other applicable documents in connection therewith and Buyer shall cooperate with Sellers in the preparation, execution and filing of all Tax Returns or other applicable documents for or with respect to Transfer Taxes at the reasonable request of Sellers. The provisions of this Section 6.9(c) shall expressly survive Closing.

(d)        It is intended by Sellers that, prior to Closing, Rising will convert to a limited liability company under the Delaware conversion statute. The Parties agree that nothing in this Agreement, including Section 6.1, shall prevent such merger or conversion or impose any Liability upon any Seller as a result of such conversion.

6.10        Inventory.

(a)        Between the Agreement Date and the Closing Date, the Qualified Inventory maintained by Sellers shall be merchantable and fit for the purposes for which it was intended and usable or salable in the Ordinary Course of Business, shall conform to the specifications established therefor, shall be in compliance with the applicable quality agreement between Seller(s) and the supplier thereof, shall have been manufactured, handled, maintained, packaged and stored in accordance with all applicable Laws, shall not be misbranded or adulterated, within the meaning of the FDCA and shall include no damaged or defective items.

(b)       Subject to Bankruptcy Court approval, Sellers shall dispose of the Inventory that is expired as of the Agreement Date reasonably promptly after such approval.

6.11        Public Announcements. Neither Sellers, on the one hand, nor Buyer, on the other hand, shall, without the approval of Rising (in the case of a disclosure by Buyer) or Buyer (in the case of a disclosure by Sellers), make any press release or other public announcement concerning the transactions contemplated hereby, except as and to the extent that any such Party shall be so obligated by Law, including as may be required by the Bankruptcy Case, securities laws, or the rules of any stock exchange, in which case, each Party shall be advised prior to such disclosure, consult with each other before issuing such press release or public announcement and consider in good faith any comments received from the other Party at least two (2) Business Days, to the extent reasonably practicable, prior to such issuance. The provisions of this Section 6.11 shall expressly survive Closing or any earlier termination of this Agreement.

6.12        Consents; Notices. At or prior to the Closing, Sellers shall use commercially reasonable efforts to obtain all Consents and give all notices required for Sellers to assign the Buyer Assumed Agreements to which they are a party to Buyer to the extent not assignable without any such approval, consent, or notice pursuant to Section 363 or Section 365 of the Bankruptcy Code. If any Consent is not obtained prior to the Closing, then, subject to Sellers having appropriate levels of resources and personnel, Sellers, at the sole cost of Sellers, shall continue to use commercially reasonable efforts during the three (3) months following the Closing to obtain the Consents and, to the extent permitted by applicable Law, will establish an agency type or other similar arrangement reasonably satisfactory to Sellers and Buyer under which Buyer would obtain, to the extent practicable, all rights under the Buyer Assumed Agreements and assume the corresponding Assumed Liabilities for the period of time that the Consents are not obtained and the Buyer Assumed Agreements are not assigned. For the avoidance of doubt, the Parties agree and acknowledge that (a) the failure by Sellers to obtain any Consents not considered material to the Acquired Business shall not relieve any party of its obligations to consummate the transactions contemplated hereby, (b) there will not be any adjustment to the Purchase Price if any such Consents are not obtained or certain non-material Buyer Assumed Agreements are not assigned, and (c) Buyer shall not have any claim against Sellers after the Closing in respect of any such Consents not being obtained or non-material Buyer Assumed Agreements not being assigned.

6.13        Further Assurances.

(a)       At the Closing, and at all times thereafter as necessary, and without further consideration, Parent and each Seller, on the one hand, and Buyer, on the other hand, shall execute and deliver to such requesting Person such further instruments of transfer and assignment as such requesting Person may reasonably request in order to more effectively convey and transfer the Purchased Assets to Buyer, in all cases at Sellers sole cost and expense. Parent and each Seller shall execute any and all documents and perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

(b)        To the extent that, during the twelve (12) months following the Closing, any of Buyer, Parent or Sellers discovers that (i) any Purchased Assets have not been transferred to Buyer or (ii) that any of the Excluded Assets have been transferred to Buyer, it shall promptly notify the other Parties, and the Parties shall, as soon as reasonably practicable, ensure that such property or asset is transferred, at the expense of Sellers and with any necessary prior third party consent or approval, to (A) Buyer or its designated assignee, in the case of any Purchased Assets which were not transferred to Buyer at Closing, or (B) Parent or Sellers, as the case may be, or their respective designated assignee, in the case of any Excluded Assets which were transferred to Buyer at Closing. Pending such transfer, at Sellers’ expense, Buyer, Parent or Sellers, as applicable, shall hold in trust such Purchased Assets or Excluded Assets, as applicable, and provide to the applicable other Party or its designated assignee all of the benefits associated with the ownership of such Purchased Assets or Excluded Assets, as applicable, and cause such Purchased Assets or Excluded Assets, as applicable, to be used or retained as may be reasonably instructed by the other Party.

(c)        If during the twelve (12) months following the Closing, any of Buyer, Parent or Sellers discovers that Parent or any of its Affiliates (other than Sellers) possesses, owns or holds any right, title or interest in, to or under any properties or assets used in connection with the Pharma Business as conducted at any time prior to the Closing, but excluding any property or assets primarily related to the Chemicals Plus Business, and such property or assets, if owned, held or possessed by any Seller as of the Agreement Date or the Closing Date would have been Purchased Assets but for such property or assets being owned, held or possessed by Parent or such Affiliate, such Party shall promptly notify the other Parties, and the Parties shall, as soon as reasonably practicable, ensure that such property or asset is transferred, at the expense of Parent and with any necessary prior third party consent or approval, to Buyer or its designated assignee. Pending such transfer, at Parent’s expense, Parent or its Affiliate, as applicable, shall hold in trust such property or asset and provide to the applicable other Party or its designated assignee all of the benefits associated with the ownership of such property or asset and cause such property or asset to be used or retained as may be reasonably instructed by Buyer or its designated assignee.

(d)        To the extent permitted by applicable Law, for Tax purposes, any Excluded Assets referred to in Section 6.13(b) shall be considered to have never been transferred, and any Purchased Assets referred to in Section 6.13(b) and any property or assets referred to in Section 6.13(c) shall be considered to have been transferred as of the Closing Date.

6.14        Non-Enforcement of Certain Covenants. Parent and Sellers shall not, and shall cause their respective Affiliates not to, enforce, or pursue any claims with respect to, any of the restrictive covenants set forth in (a) that certain Restrictive Covenants Agreement dated November 2, 2016, by and among Citgen Pharma Holding LLC, a New Jersey limited liability company, Gensource Pharma LLC, a Delaware limited liability company, SS Pharma LLC, a New Jersey limited liability company, Shore Pharma LLC, a New Jersey limited liability company, Pharma Reach LLC, a New Jersey limited liability company, Vimal Kavuru, Sudha Kavuru, Subha Sri Thogarchedu, Ashok Mayya (collectively, the “Released Parties”), Parent and Sellers party thereto and (b) that certain Employment Agreement dated November 2, 2016, by and between Rising and Vimal Kavuru, and the Released Parties are hereby released from any and all obligations arising under such restrictive covenants.

6.15       Insurance.

(a)        Contemporaneously with the Closing, Sellers shall purchase, at Buyer’s sole expense, “run-off” coverage for their respective product liability insurance policies for a period of six (6) years from the date of Closing with terms and conditions that are no less advantageous than the current product liability insurance policies with respect to claims arising from or related to facts or events that occurred at or before the Closing. The premium for such “run-off” product liability policies shall not exceed 200% of the current annual premium of each such policy (the “Run-Off Premium”); provided, however, that if the quoted premium for each of the “run-off” insurance policies exceeds the Run-Off Premium, then such “run-off” insurance policies will be obtained on the most favorable terms available at the Run-Off Premium.

(b)        Sellers shall use commercially reasonable efforts to cause their product liability insurance carriers, to expressly name Buyer as additional insured on their respective product liability insurance policies, with respect to any matters or claims arising from or related to the Purchased Assets and the Acquired Business to the extent arising from or related to facts or events that occurred at or prior to the Closing. Buyer shall be solely and fully responsible for any (i) deductibles, retentions, or co-insurance in such product liability insurance policies with respect to any claims made by Buyer under such policies and (ii) any additional premium charged by the product liability insurance carriers to add Buyer as an additional insured to the product liability insurance policies.

(c)        If Buyer is not named as an additional insured on Sellers’ product liability insurance policy, then to the extent that the Purchased Assets were insured under product liability insurance policies of Sellers prior to the Closing Date, for a period not to exceed six (6) months following the Closing, (i) at Buyer’s written request Sellers shall make claims under such product liability policies with respect to occurrences, events, conditions, or circumstances relating to the Purchased Assets that occurred or existed prior to the Closing and (ii) if Sellers receive any amounts under any such insurance policy with respect to any occurrence, event, condition, or circumstance relating to the Purchased Assets that occurred or existed prior to the Closing, for which Buyer is held liable, Sellers shall promptly forward such amounts to Buyer (net of reasonable costs of recovery of Sellers or their respective Affiliates). In the event of any dispute regarding the date of any loss or occurrence, the terms of the applicable insurance policies shall govern.

6.16       Trade Notification. Sellers and Buyer shall mutually agree on the method, content, form and timing of notifications to manufacturers, distributors, suppliers, customers and other third parties of the Acquired Business or the sale of the Purchased Assets to Buyer, such agreement not to be unreasonably withheld, conditioned or delayed by any of the Parties. Sellers and Buyer agree to provide sufficient advance notice prior to Closing to such Persons of the transactions contemplated hereby and the plans associated therewith, so as to facilitate the transition of the Acquired Business from Sellers to Buyer.

6.17      Transfer of Product Registrations, Related Applications and Dossiers. On or promptly after the Closing Date (but in any event within five (5) Business Days), each Seller shall deliver a letter to the FDA transferring the rights to the Product Registrations to Buyer (or their designee). Within five (5) Business Days of such delivery by Sellers, Buyer shall deliver a letter to the FDA assuming and acknowledging responsibility for the Product Registrations from Sellers. On the Closing Date or promptly thereafter (but in any event within five (5) Business Days), each Seller shall deliver to Buyer, or its Affiliate as directed by Buyer, in physical and electronic form, the Registration Information and Regulatory Documentation. Following the transfer of the Product Registrations, Sellers shall retain no rights in the Product Registrations or Registration Information, including any rights to use or reference.

6.18        Correspondence; Payments.

(a)        Parent and each Seller authorize Buyer on and after the Closing Date to receive and open all mail and other communications received by Buyer relating to the Purchased Assets and the Assumed Liabilities and to deal with the contents of such communications in good faith and in a proper manner. Parent and each Seller shall use commercially reasonable efforts to promptly deliver, or cause to be delivered, to Buyer any mail or other communications received by any Parent, Seller or its respective Affiliates from (x) any Governmental Entity (including the FDA), customer, supplier or manufacturer intended for Buyer (including any mail or other communications in respect of the Purchased Assets, the subject matter of this Agreement, the Ancillary Documents and the Release) within two (2) Business Days following receipt thereof, and (y) any other Person intended for Buyer (including any mail or other communications in respect of the Purchased Assets, the subject matter of this Agreement, the Ancillary Documents and the Release) within five (5) Business Days following receipt thereof.

(b)        Sellers agree that, from and after the Closing Date, Buyer has the right and authority to endorse, without recourse, any check or other evidence of indebtedness received by Buyer in respect of any Account Receivable which are included within the Purchased Assets transferred to Buyer pursuant to this Agreement and Sellers shall furnish Buyer such evidence of this authority as Buyer may reasonably request.

(c)        Following the Closing, to the extent such amounts constitute Purchased Assets hereunder, each Seller shall promptly remit to Buyer all accounts receivable and other similar payments received by it relating to the post-Closing operation of the Acquired Business and, until such payment is made, such Seller shall hold such amounts in trust for Buyer. Following the Closing, to the extent such amounts constitute Excluded Assets hereunder, Buyer shall promptly remit to Sellers all accounts receivable and other similar payments received by it relating to any such Excluded Asset and, until such payment is made, Buyer shall hold such amounts in trust for Sellers.

6.19         Name Change. Sellers shall, as promptly as practicable (but in no event later than twenty (20) Business Days) after the Closing, cease using and displaying any trademarks that are included in the Purchased Assets, and in accordance with such requirement, Sellers shall use commercially reasonable efforts to, no later than twenty (20) Business Days after the Closing, legally change their respective corporate and business names (to the extent such names include such trademarks or a confusingly similar trademarks) to names that are not confusingly similar to such trademarks, and file notices of such name changes with the Bankruptcy Court. Subject to the approval of the Bankruptcy Court to change Sellers’ name for purposes of the Bankruptcy Case (which approval Sellers shall seek and use commercially reasonable efforts to obtain promptly following the Closing), under no circumstance shall Sellers, after the Closing, use or otherwise exploit the trademarks included in the Purchased Assets or any other indicia confusingly similar to the trademarks included in the Purchased Assets, copyrights included in the Purchased Assets, or any work substantially similar to the copyrights included in the Purchased Assets, as a source identifier in connection with any Seller product, service or corporate, business or domain name.

ARTICLE VII
CONDITIONS TO THE PURCHASE AND SALE

7.1          Conditions to Each Party’s Obligation to Close. The respective obligations of each Party to effect the Asset Purchase shall be subject to the fulfillment (or waiver in a writing signed by the waiving party, to the extent permissible under applicable Law and provided that such waiver shall only be effective as to the conditions of the waiving party) at or prior to the Closing of the following conditions:

(a)         no injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no Law shall have been adopted that remains in effect or be effective, in each case, that prevents, enjoins, prohibits or makes illegal the consummation of the Asset Purchase;

(b)         any waiting periods applicable to the Asset Purchase under the HSR Act and any other Antitrust Laws have expired or been terminated and/or the relevant approvals under such Laws have been acquired, and all material consents, licenses, registrations, or declarations of, or filings with, any Governmental Entities in any such jurisdictions required under any Laws for the Asset Purchase to be completed have been obtained or made on a basis acceptable to Sellers and Buyer, such acceptance not to be unreasonably withheld, delayed or conditioned; and

(c)        the Sale Order is not subject to any stay and is in effect.

7.2          Conditions to Obligation of Sellers to Close. The obligation of Sellers to sell the Purchased Assets at Closing is further subject to the fulfillment (or waiver in a writing signed by Sellers, to the extent permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)         the representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Agreement Date and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b)        Buyer shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Buyer prior to Closing;

(c)        Buyer shall have delivered to Sellers a certificate, dated the Closing Date and signed by a duly authorized executive officer (in such officer’s capacity as such and not individually) of Buyer, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied;

(d)        Buyer shall have paid the Purchase Price in accordance with Section 2.2;

(e)        the Sale Order shall have been entered and not be subject to any stay;

(f)         Buyer shall be prepared to deliver, or cause to be delivered, to Sellers the items set forth in Section 2.6; and

(g)        the sale of the Chemicals Plus Business pursuant to Section 363 of the Bankruptcy Code shall have been consummated, or shall be consummated substantially concurrently with, the Closing, unless such sale has not occurred within five (5) Business Days following satisfaction of the closing conditions set forth in Sections 7.2(a) through (f).

7.3           Conditions to Obligation of Buyer to Close. The obligation of Buyer to purchase the Purchased Assets at Closing is further subject to the fulfillment (or the waiver in a writing signed by Buyer, to the extent permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)        the representations and warranties of Sellers contained herein shall be true and correct as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), interpreted without giving effect to any Material Adverse Effect or materiality qualifications, except where all failures of such representations and warranties to be true and correct, in the aggregate, do not have or would not reasonably be expected to have, a Material Adverse Effect;

(b)        Sellers shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Closing (which, for the avoidance of doubt, shall not include the transactions referred to in Section 6.9(d));

(c)        each Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by a duly authorized executive officer (in such officer’s capacity as such and not individually) of such Seller, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied;

(d)        Sellers shall have delivered, or caused to be delivered, to Buyer all of the items set forth in Section 2.7; provided, however, that (i) provision of the certifications referenced in Section 2.7(h) shall not be a condition to Closing and (ii) the sole remedy for failure to provide such certifications shall be that Buyer shall be entitled to withhold any amount required to be withheld pursuant to applicable Law;

(e)       since the Agreement Date, there shall not have occurred and be continuing any event, change, effect or circumstance constituting, or which would reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect;

(f)        the Sale Order shall have been entered and deemed a Final Order;

(g)       the Qualified Inventory Amount shall be not less than $60,000,000;

(h)       the Release shall have been approved by Final Order of the Bankruptcy Court; and

(i)         Buyer shall have received a notification from the Department pursuant to Section 1.6(b), setting forth the amount of the Purchase Price to be set aside in the Tax Escrow, or stating that no Tax Escrow is required.

7.4          Frustration of Closing Conditions. Neither Buyer nor Sellers may rely on the failure of any condition set forth in this ARTICLE VII to be satisfied if such failure was caused by a material breach of this Agreement by such Party.

ARTICLE VIII
TERMINATION

8.1          Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, as follows:

(a)        by the mutual written consent of Sellers and Buyer;

(b)        by either Sellers or Buyer, if the transactions contemplated hereby (other than the transactions referred to in Section 6.9(d)), including the Asset Purchase, shall not have been consummated on or prior to 5:00 p.m. New York City Time, on May 31, 2019 (the “End Date”); provided that, if as of the End Date any of the conditions set forth in Section 7.1(a) (solely to the extent such condition has not been satisfied due to an order or injunction arising under any Antitrust Law), Section 7.1(b) shall not have been satisfied or waived, the End Date may be extended on one occasion by either Buyer or Sellers for a period of up to thirty (30) calendar days by written notice to the other Party, and such date, as so extended, shall be the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a Party, if the failure of the transactions contemplated hereby to be consummated by such date shall be due to the breach by such Party of any covenant or other agreement of such Party set forth in this Agreement;

(c)        by either Sellers or Buyer, if an Order by a Governmental Entity of competent jurisdiction shall have been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if such Order resulted from, or could have been avoided but for, the breach by such Party of any covenant or other agreement of such Party set forth in this Agreement;

(d)        by Sellers, if Buyer shall have breached or there is any inaccuracy in any of its representations or warranties, or shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the Party entitled to waive such conditions in accordance with the terms thereof) and (ii) is either not curable or is not cured by the later of (A) the End Date and (B) the date that is thirty (30) calendar days following written notice from Sellers to Buyer of such breach, inaccuracy or failure; provided, that Sellers may not terminate this Agreement pursuant to this Section 8.1(d) if any Seller is in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(e)        by Buyer, if Sellers shall have breached or there is any inaccuracy in any of their representations or warranties, or shall have breached or failed to perform any of their covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the Party entitled to waive such conditions in accordance with the terms thereof) and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) calendar days following written notice from Buyer to Sellers of such breach, inaccuracy or failure; provided, that Buyer may not terminate this Agreement pursuant to this Section 8.1(e) if Buyer is in material breach or violation of its representations, warranties or covenants contained in this Agreement;

(f)        by either Sellers or Buyer, if (i) the Bidding Procedures Order has not been entered by the Bankruptcy Court on or prior to the date that is forty-five (45) calendar days after the Sale Motion is filed with the Bankruptcy Court, (ii) the Sale Order has not been entered by the Bankruptcy Court on or prior to the date that is sixty-seven (67) calendar days after the Agreement Date (which, in no event, shall be later than the End Date), provided that, in the case of a termination by Buyer, Buyer is not in material breach of any terms of this Agreement prior to such termination, or, in the case of a termination by Sellers, Sellers are not in material breach of any terms of this Agreement prior to such termination, or (iii) Sellers withdraw the Sale Motion without Buyer’s consent, with such termination to occur no earlier than three (3) Business Days after such withdrawal;

(g)        by Buyer, if the Bankruptcy Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code for any reason;

(h)        by either Sellers or Buyer, if (i) the Bankruptcy Court approves and Sellers consummate an Alternative Bid or (ii) Buyer is not the Successful Bidder at the Auction; provided, that, if Buyer is not the Successful Bidder at the Auction, but is the Back-Up Bidder, then Buyer shall not be permitted to terminate this Agreement pursuant to this Section 8.1(h) until the Back-Up Period End Date; provided, further, that Buyer shall not be permitted to terminate this Agreement pursuant to this Section 8.1(h) if Buyer is then in breach of the terms of this Agreement;

(i)         by Buyer, if Sellers or Parent (or a permitted third party) files a proposed plan of reorganization or liquidation in the Chapter 11 Case which does not provide for the consummation of the transactions with Buyer as set forth herein;

(j)         by Buyer if there has been any event, change, effect or circumstance constituting, or which would reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect; or

(k)        by Sellers, if (x) the Bankruptcy Court takes any action that precludes the satisfaction of the condition set forth in Section 7.3(h) or declines to, or otherwise does not, approve the Release, (y) Sellers request in writing that Buyer irrevocably and fully waive in writing such condition after the Bankruptcy Court takes such action or fails to so approve the Release, and (z) Buyer does not irrevocably and fully waive in writing the condition set forth in Section 7.3(h) within thirty-six (36) hours after Sellers provide such written request to Buyer.

8.2          Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except that the Confidentiality Agreement, Section 2.3, this Section 8.2, Section 8.3, Section 8.4 and ARTICLE IX shall survive any termination), and there shall be no other Liability on the part of Parent, Sellers or Buyer to any other Party, other than as set forth in Section 2.3, Section 8.3 and Section 8.4; provided that nothing herein shall relieve any Party from Liability for fraud, willful misconduct or a Willful Breach of its covenants or agreements set forth in this Agreement prior to such termination. In the event of termination of this Agreement, and regardless of the reason for the termination, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms and any such termination shall not amend, modify, release, waive or otherwise limit any rights or obligations under the Confidentiality Agreement.

8.3          Break-Up Fee; Expense Reimbursement.

(a)        Sellers acknowledge (i) that Buyer has made a substantial investment in time and incurred substantial out-of-pocket expenses in connection with the negotiation and execution of this Agreement, its due diligence with respect to the Purchased Assets, and its efforts to consummate the transactions contemplated hereby, and (ii) that Buyer’s efforts have substantially benefited Sellers and will benefit Sellers and will benefit the bankruptcy estate of Sellers, as actual and necessary costs of administration, through the submission of the offer reflected in this Agreement which will serve as a minimum bid on which other potentially interested bidders can rely. Therefore, as compensation for entering into this Agreement, taking action to attempt to consummate the transactions contemplated hereby and incurring the costs and expenses related thereto and other losses and damages, including foregoing other opportunities, Sellers agree, jointly and severally, to pay to Buyer promptly and in any event within one (1) Business Day from when due and payable in accordance with the provisions of Section8.3(b), an amount equal to $672,500 (the “Break-Up Fee”), and/or the Expense Reimbursement.

(b)        Subject to limitations set forth in the Bidding Procedures, the Break-Up Fee shall become due and payable to Buyer (and until paid shall constitute an allowed administrative expense claim of Sellers’ bankruptcy estate under §503(b) of the Bankruptcy Code (without need for further application, motion or order)), if this Agreement is validly terminated by Buyer or Sellers pursuant to (i) Section 8.1(f)(iii) or (ii) (A) Section 8.1(h) and (B) Sellers receive the cash consideration in connection with the closing of the Alternative Transaction. Subject to limitations set forth in the Bidding Procedures, the Expense Reimbursement shall become due and payable to Buyer (and until paid shall constitute an allowed administrative expense claim of Sellers’ bankruptcy estate under §503(b) of the Bankruptcy Code (without need for further application, motion or order)), if this Agreement is validly terminated by Buyer pursuant to Section 8.1(b), Section 8.1(e), Section 8.1(f)(ii), 8.1(f)(iii), Section 8.1(g), Section 8.1(h), Section 8.1(i) and Section 8.1(j). Upon such termination, and in any event as soon as practicable following demand, Sellers shall, jointly and severally, promptly pay Buyer the Expense Reimbursement by wire transfer to the account designated by Buyer in immediately available funds.

8.4           Return of Good Faith Deposit. In the event that this Agreement is validly terminated pursuant to Sections 8.1(a), Section 8.1(b), Section 8.1(c), Section 8.1(e), Section 8.1(f), Section 8.1(g), Section 8.1(h), Section 8.1(i), Section 8.1(j) or Section 8.1(k) and provided that Buyer is not in material breach of any terms of this Agreement prior to such termination, the Good Faith Deposit Escrow Holder shall disburse to Buyer any amounts held in the Good Faith Deposit Escrow pursuant to the Bidding Procedures.

ARTICLE IX
MISCELLANEOUS

9.1           No Survival. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing and shall be extinguished by the Closing and the consummation of the transactions contemplated hereby, except for covenants and agreements that, by their terms, contemplate performance after, or otherwise expressly by their terms survive, the Closing.

9.2           Expenses. Except as otherwise provided in this Agreement, whether or not the Asset Purchase is consummated, all costs and expenses incurred in connection with the Asset Purchase, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses; provided that Buyer and Sellers shall equally share and pay all fees and expenses of the Escrow Agent.

9.3           Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

9.4         Governing Law; Jurisdiction.

(a)        This Agreement, and all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)        All Proceedings arising out of or relating to this Agreement, including the resolution of any and all disputes hereunder, shall be heard and determined in the Bankruptcy Court, and the Parties irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The Parties consent to service of process by mail (in accordance with Section 9.7) or any other manner permitted by law.

9.5          Remedies.

(a)        The Parties agree and acknowledge that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly (i) each of the Parties shall be entitled to, and may seek in the alternative, such remedies as are available at law and in equity, and (ii) (A) except as otherwise provided in Section 9.5(b) and Section 9.5(c), the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and shall be entitled to specific performance of the terms hereof, in each case, in the Bankruptcy Court (as set forth in Section 9.4(b)), this being in addition to any other remedy to which they are entitled at law or in equity, (B) the Parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (C) the Parties agree, in any action for specific performance, that there is no adequate remedy at law. In circumstances where Buyer is obligated to consummate the Asset Purchase and the Asset Purchase has not been consummated, Buyer expressly acknowledges and agrees that Sellers shall have suffered irreparable harm, that monetary damages will be inadequate to compensate Sellers, and that Sellers shall be entitled (in addition to any other remedy that may be available to them whether in law or equity, including monetary damages) to enforce specifically Buyer’s obligations to consummate the Asset Purchase. Sellers’ pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which Sellers may be entitled. In no event shall the Parties be entitled to receive both a grant of specific performance of the consummation of the Asset Purchase pursuant to Section 9.5 and monetary damages to which it is entitled pursuant to this Agreement with respect to termination of this Agreement. For the avoidance of doubt, the Parties shall be entitled to seek the remedies provided herein, in the alternative, and not be required to elect their remedies in any Proceeding brought to seek redress for the failure of Buyer to consummate the Asset Purchase pursuant to this Agreement.

(b)        Notwithstanding Section 9.5(a) or anything else to the contrary in this Agreement, except as set forth in this Section 9.5(b) and Section 9.5(c), Sellers shall not be entitled to seek to enforce specifically Buyer’s obligations to consummate the Asset Purchase unless (i) all of the conditions set forth in Section 7.1 and Section 7.3 (other than those conditions that by their nature are to be satisfied at the Closing or the failure of which to be satisfied is caused by a breach by Buyer of its representations, warranties, covenants or agreements contained in this Agreement) shall have been satisfied (or are capable of being satisfied at the Closing) or (to the extent permissible under applicable Law) waived and (ii) Buyer has failed to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement.

(c)        In the event of any breach prior to the Closing by Sellers or Parent of any of their respective agreements, representations, or warranties contained herein or in the Bidding Procedures Order or the Sale Order, including any Willful Breach, Buyer’s sole and exclusive remedies shall be (i) to exercise Buyer’s rights to terminate this Agreement pursuant to ARTICLE VIII, in accordance with the terms of such ARTICLE VIII, (ii) the return of the Good Faith Deposit as provided in Section 2.3, and (iii) to the Break-Up Fee and the Expense Reimbursement, as applicable, if earned in accordance with Section 8.3, and Buyer shall not have any further cause of action for damages, specific performance, or any other legal or equitable relief against Sellers with respect thereto.

(d)        In the event of any breach prior to the Closing by Buyer of any of Buyer’s agreements, representations, or warranties contained herein, including any Willful Breach, Parent and Sellers’ sole and exclusive remedies shall be (i) to exercise Sellers’ rights to terminate this Agreement pursuant to ARTICLE VIII, in accordance with the terms of such ARTICLE VIII, (ii) the payment of the Good Faith Deposit as provided in Section 2.3, and (iii) to enforce any provision of this Agreement pursuant to Section 9.5(a) (including the right to such remedies as are available at law and in equity).

9.6         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.7        Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the Party to be notified; (b) when received when sent by email or facsimile by the Party to be notified; provided that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 9.7 or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 9.7; or (c) when delivered by a courier (with confirmation of delivery); in each case, to the Party to be notified at the following address:

To Buyer:

Shore Suven Pharma, Inc.
1100 Cornwall Road, Suite 110
Monmouth Junction, New Jersey 08852
Attention:	Vimal Kavuru, Chief Executive Officer
Email:	vkavuru@shorepharma.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue, 22nd Floor
New York, New York 10022
Facsimile:	(212) 521-5450
Attention:	Niket Rele, Esq.
Email:	nrele@reedsmith.com

To Sellers and Parent:

Aceto Corporation
4 Tri Harbor Ct.
Port Washington, New York 11050
Facsimile:	(516) 478-9857
Attention:	Steven S. Rogers, Chief Legal Officer
Email:	srogers@aceto.com

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
Facsimile:	(973) 597-2507
Attention:	Steven E. Siesser, Esq.
Peter H. Ehrenberg, Esq.
Email:	ssiesser@lowenstein.com
pehrenberg@lowenstein.com

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party may notify any other Party of any changes to the address or any of the other details specified in this Section 9.7; provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

9.8          Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Parties; provided, however, that Buyer may assign this Agreement in whole or in part to a controlled Affiliate of Buyer, but no such assignment shall relieve Buyer of its obligations under this Agreement. Subject to the first sentence of this Section 9.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 9.8 shall be null and void.

9.9          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is as broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

9.10        Entire Agreement. This Agreement together with the exhibits hereto, schedules hereto the Confidentiality Agreement, the Release and the Ancillary Documents constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties.

9.11        Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Sellers and Buyer or, in the case of a waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.12        Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.13        No Third-Party Beneficiaries. Sellers and Buyer agree that (a) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, each of the Released Parties shall be an express third party beneficiary of and shall be entitled to rely upon Section 6.14 and this Section 9.13.

9.14        No Successor. Nothing in this Agreement, the Release or any Ancillary Document shall create any implication, covenant, or commitment that Buyer is a successor or successor-in-interest to any Seller or the Chemicals Plus Business.

9.15         Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “or” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

9.16        Non-Recourse. Notwithstanding anything herein to the contrary, no Representative of, Affiliate (or Representative of an Affiliate) of, or direct or indirect equity owner in, any Sellers shall have any personal liability to either Buyer or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of Sellers in this Agreement, and no Representative of, Affiliate (or Representative of an Affiliate) of, or direct or indirect equity owner in, Buyer shall have any personal liability to Parent, Sellers or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of Buyer in this Agreement.

9.17        Definitions.

(a)        Certain Specified Definitions. As used in this Agreement:

“Accounts Receivable” means all accounts receivable and other rights to payment of Sellers, and the full benefit of all security for such accounts receivable or rights to payment, in respect of goods shipped or products sold or services rendered to customers by Sellers, and any claim, remedy or other right of Sellers related to any of the foregoing, including, for the avoidance of doubt, the entries set forth on Schedule 1.1(a), net of the Assumed Accrued Liabilities, but excluding any Intracompany Receivables.

“Acquired Business” means the Pharma Business as conducted by Sellers as of the Agreement Date. For the avoidance of doubt, the Acquired Business excludes the assets and liabilities related to the Chemicals Plus Business.

“Acquired Real Property” means real property subject to Assumed Real Property Leases.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person. Further, it is clarified that the holding of fifty percent (50%) or more of the voting rights in any Person shall be deemed to constitute possession of the power to direct or cause the direction of management or policies of such Person.

“Alternative Bid” means a higher or better competing bid, including, in consideration of any sale, transfer, liquidation, or disposition of the Acquired Business or Purchased Assets or of a plan of reorganization or liquidation with respect to the Acquired Business or Purchased Assets.

“Alternative Transaction” means one or more agreements to sell, transfer, or otherwise dispose of any material portion of the Purchased Assets, either alone or together with any other portion of the Business, in a transaction or series of transactions (other than in the Ordinary Course of Business) with one or more Persons, other than Buyer, pursuant to an Alternative Bid that actually closes.

“Ancillary Documents” means the Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Intellectual Property, the Assignment and Assumption of Leases, the Escrow Agreement and each other agreement, document or instrument (other than this Agreement) executed and delivered by the Parties in connection with the consummation of the transactions contemplated hereby.

“ANDA” means an Abbreviated New Drug Application as defined in the FDCA.

“Assignment and Assumption Agreement” means an assignment and assumption agreement in substantially the form of Exhibit A.

“Back-Up Bidder” has the meaning specified in the Bidding Procedures Order.

“Back-Up Period End Date” means the date upon which an Alternative Transaction has been consummated following approval by the Bankruptcy Court.

“Bidding Procedures” means the bidding procedures in substantially the form attached hereto as Exhibit B or otherwise in form and substance reasonably acceptable to Buyer, together with any changes thereto reasonably approved by Buyer, if any, as shall have been required by the Bankruptcy Court.

“Bidding Procedures Order” means an order of the Bankruptcy Court, in substantially the form attached hereto as Exhibit C or otherwise in a form and substance reasonably acceptable to Buyer.

“Bill of Sale” means a bill of sale in substantially the form attached hereto as Exhibit D.

“Books and Records” means all books, records, files, invoices, inventory records, product specifications, advertising, marketing, and promotional materials, customer lists, cost and pricing information, supplier lists, business plans, catalogs, customer literature, quality control records and manuals, research and development files, records and laboratory books, credit records of customers and audited financial statements (including all books of accounts, ledgers, trial balances, etc. used in the preparation thereof) for the six (6) fiscal years prior to the Closing Date (including all data and other information stored on discs, tapes or other media).

“Bribery Legislation Laws” means all and any of the following: the FCPA; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; and any applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition Laws and/or anti-bribery, anti-corruption and/or anti-money laundering Laws of any jurisdiction in which the Acquired Business operates.

“Business Day” means any day other than a Saturday, Sunday or any other calendar day on which commercial banks in New York, New York and in the State of Delaware are authorized or required by Law to remain closed.

“Cash” means, as of 11:59 p.m. New York City Time on the Closing Date, all cash and cash equivalents of the Acquired Business, as determined in accordance with GAAP using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Most Recent Balance Sheet, excluding the effects of transactions on the Closing Date after the Closing outside of the Ordinary Course of Business. Notwithstanding the foregoing, “Cash” shall include uncashed and uncleared checks and other deposits or transfers received or deposited for the accounts of Sellers, including, without limitation, ACH transactions and other wire transfers, but shall exclude all outbound ACH and issued but uncleared checks, in each case, as of 11:59 p.m. New York City Time on the Closing Date.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.

“Chartwell Liability” shall mean all Liabilities arising from and in connection with the matter styled as Chartwell Therapeutics v. Citron Pharma LLC, No. 1:16-cv-03181 (E.D.N.Y.), and the related liabilities under the Citron PPA.

“Chemicals Plus Business” means the Nutritional Business Sub Segment, the Performance Chemicals Segment and the Pharmaceutical Ingredients Segment of the Business.

“Claim” has the meaning given that term in Section 101(5) of the Bankruptcy Code and includes, inter alia, all rights, claims, causes of action, defenses, debts, demands, damages, offset rights, setoff rights, recoupment rights, obligations and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Contract” means any written contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation that is legally binding.

“Credit Facility” means that certain Second Amended and Restated Credit Agreement, dated as of December 21, 2016 (as it may be amended or modified from time to time), among Parent, as borrower, the other loan parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

“Environmental Law” means any Law (i) relating to pollution, protection of public health and safety, or the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of) any Hazardous Materials, or (ii) that regulates, imposes liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) or establishes standards of care with respect to any of the foregoing. Without limiting the generality of the foregoing, Environmental Law shall include CERCLA; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq.; N.J.S.A. 13:1k-6 et seq.; the New Jersey Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq.; the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; the New Jersey Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 et seq.; and the New Jersey Brownfield and Contaminated Site Remediation Act, N.J.S.A. 58:10B-1.1 et seq., each as amended, together with the regulations promulgated and guidance issued thereunder.

“Environmental Permit” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code that includes or included the first entity, trade or business.

“Expense Reimbursement” means the actual, reasonable out-of-pocket legal, accounting and other third party advisory or service costs and expenses of Buyer and its Affiliates in connection with the transactions contemplated hereby, as evidenced by invoice(s) provided to Sellers, in an aggregate amount not to exceed $750,000.

“Escrow Account” means the escrow account established to govern the Tax Escrow.

“Escrow Agent” means Citibank, N.A. or such other financial institution as shall be satisfactory to Sellers and Buyer.

“Escrow Agreement” means an escrow agreement dated as on or before the Closing Date, by and among the Parties and the Escrow Agent to establish an Escrow Account governing the Tax Escrow.

“Excluded Accrued Liabilities” means, without duplication, any Liabilities of any Seller for: (i) deferred income; (ii) accrued payroll (including, for the avoidance of any doubt, both the employee and employer portions of accrued payroll Taxes, Assumed Plan contributions and premium payments and unemployment contributions), excluding overdue amounts; (iii) accrued (to the extent not paid by Sellers) and unused vacation and paid time off (“PTO”) to which the employees of the Acquired Business are entitled pursuant to the PTO policies of Sellers applicable to such employees immediately prior to the Closing Date (the “PTO Policies”); (iv) retention bonus and key employee incentive obligations, severance obligations, enhanced executive severance arrangements and change of control payments; (v) accrued and unpaid property, public utility commission and sales Taxes; and (vi) any other expenses that have been incurred, but for which there is not yet any disbursement in the Books and Records of the applicable Seller.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the U.S. Food and Drug Administration or a successor thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act of 1938, as amended.

“Final Order” means an action taken or Order issued by the applicable Governmental Entity as to which: (i) no request for stay of the action or Order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it is passed, including any extensions thereof; (ii) no petition for rehearing or reconsideration of the action or Order, or protest of any kind, is pending before the Governmental Entity and the time for filing any such petition or protest is passed; (iii) the Governmental Entity does not have the action or Order under reconsideration or review on its own motion and the time for such reconsideration or review has passed; and (iv) the action or Order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof.

“Foreign International Trade Law” means foreign Laws: (i) to the extent governing the import or export of commodities, software or technology into any country or from any country in which the Acquired Business is conducted and the payment of required duties and tariffs in connection with same, and (ii) to the extent that compliance with such Laws is permissible under U.S. Laws.

“Governmental Authorizations” means all licenses, permits, certificates, franchises, consents, orders, clearances, registrations and other authorizations and approvals granted or otherwise made available by or under the applicable Laws of any Governmental Entity.

“Governmental Entity” means any federal, state, local or foreign governmental entity, transnational governmental organization or any subdivision, court of competent jurisdiction, judicial authority, court, tribunal, arbitral, self-regulatory organization, agency, authority, department, board, bureau, official or commission or instrumentality, in each case, whether domestic or foreign.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, restriction or award enacted, issued, promulgated, enforced or entered by or with any Governmental Entity.

“Hazardous Materials” means all substances defined or regulated as hazardous, a pollutant or a contaminant under any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, any hazardous or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

“Health Care Laws” means all applicable health care Laws and Governmental Orders, including the federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), the federal False Claims Act, 31 U.S.C. §§ 3729 et seq., the federal Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7b(a), the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq., the exclusion Laws, 42 U.S.C. § 1320a-7, the FDCA and related FDA regulations, the Public Health Service Act, the Controlled Substances Act, Medicare, Title XVIII of the Social Security Act, and Medicaid, Title XIX of the Social Security Act.

“Human Health” means the business segment of Sellers historically identified as “Human Health” and comprised of: (i) finished dosage form generic drugs and nutraceutical products, including the sale of generic prescription products and over-the-counter pharmaceutical products to leading wholesalers, chain drug stores, distributors and mass merchandisers; and (ii) the Nutritional Business Sub Segment.

“IND” means an Investigational New Drug Application pursuant to 21 C.F.R. Part 312.

“Indebtedness” means, as to any Person, without duplication, as of the date of determination (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all lease obligations of such Person capitalized on the Books and Records of such Person, (iv) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (v) all letters of credit or performance bonds issued for the account of such Person, to the extent drawn upon, and (vi) all guarantees of such Person of any Indebtedness of any other Person other than a wholly owned subsidiary of such Person.

“Intellectual Property” means all intellectual property and similar proprietary rights existing anywhere in the world associated with (i) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon (collectively, “Patents”), (ii) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names, and all applications and registrations therefor (collectively, “Marks”), (iii) copyrights (including such rights in software) and registrations and applications therefor, and works of authorship (collectively, “Copyrights”), (iv) designs, databases and data compilations, and (v) trade secrets and other proprietary and confidential information, including know-how, inventions (whether or not patentable), processes, formulations, technical data and designs, in each case, excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secret Rights”); in each case, used solely for the operation of the Acquired Business.

“International Trade Law” means the sanctions and export control Laws and regulations, including the Export Administration Regulations, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs Laws, the Foreign Asset Control Regulations, U.S. sanctions Laws, and any regulations or Governmental Orders issued thereunder, including the regulations administered by the Department of the Treasury’s Office of Foreign Assets Control.

“Intracompany Payables” means all accounts, notes or loans payable recorded or required by GAAP to be recorded on the books of any Seller or any Affiliate of any Seller for goods or services purchased by or provided to the Acquired Business, or advances (cash or otherwise) or any other extensions of credit to the Acquired Business from a Seller, or any Affiliate thereof, including amounts recorded on the Financial Statements as “due to affiliates”, whether current or non-current, except to the extent included in the Assumed Accounts Payable.

“Intracompany Receivables” means all accounts, notes or loans receivable recorded or required by GAAP to be recorded on the books of Sellers or any of their respective Affiliates for goods or services sold or provided by the Acquired Business to a Seller, or any Affiliate thereof, or advances (cash or otherwise) or any other extensions of credit made by the Acquired Business to a Seller, or any Affiliate thereof, including amounts recorded on the Financial Statements as “due from affiliates”, whether current or non-current.

“Inventory” means inventories of materials, parts, raw materials, excipients, active pharmaceutical ingredients, packaging materials, supplies, spare parts, work-in-process and finished goods and products of Sellers, whether imported, procured from contract manufacturers, or otherwise, that are in the possession of a Seller or in transit to or from a Seller, vendor, customer or supplier, whether or not title and risk of loss have passed to or from a Seller, in each case, as of the Closing Date.

“knowledge” means (i) with respect to Buyer, the actual knowledge, following due inquiry, of the individuals listed in Section 9.17(a) of the Buyer Disclosure Schedule, and (ii) with respect to Sellers, the actual knowledge, following due inquiry, of the individuals listed on Section 9.17(a) of the Sellers Disclosure Schedule.

“Labeling” (and the correlative terms “Label” and “Labeled”) shall have the meaning ascribed to such term in Section 201(m) of the FDCA (21 U.S.C. § 321(m)) relating to the subject matter thereof, including, with respect to each Product, such Product’s label, the packaging and package inserts accompanying such Product, and any other written, printed, or graphic materials accompanying such Product, including patient instructions or patient indication guides.

“Leased Real Property” means real property leased by one or more Seller with respect to the Acquired Business.

“Liability” means any debt, loss, Claim, damage, demand, fine, judgment, penalty, liability or obligation (whether direct or indirect, known or unknown, absolute, fixed or contingent, asserted or unasserted, accrued or unaccrued, matured or unmatured, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability, successor liability or otherwise), including all costs and expenses relating thereto (including fees, discounts and expenses of legal counsel, experts, engineers and consultants and costs of investigations).

“Lien” means any “Interest” as that term is used in Section 363(f) of the Bankruptcy Code, lien (including any mechanics lien), encumbrance, pledge, mortgage, indenture, deed of trust, security interest, pledge, hypothecation, claim, lease, charge, escrow, option, right of first offer, right of first refusal, preemptive right, easement, servitude, reservation, covenant, encroachment, right of use, right of way, security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation (whether written or oral and whether or not relating in any way to credit or the borrowing of money) of any kind with respect to any Person, or any proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or encumbrance or any other right of a third party in respect of an asset of such Person.

“Loss” or “Losses” means all claims, losses, Liabilities, damages, actions, causes of action, awards, Proceedings, payments, judgments, settlements, assessments, deficiencies, interest, penalties, costs and expenses, including reasonable attorneys’ fees and disbursements; provided, that in no event will Losses include any indirect, incidental, consequential, punitive, remote, special, multiples of earnings or exemplary damages, opportunity costs, damages for, measured by or based on lost profits, loss of revenue, diminution in value, or loss of income, or other similar measures or for any loss of business reputation or opportunity that arises out of or relates to this Agreement, except in connection with any third party claim.

“Material Adverse Effect” means, with respect to Sellers (but solely with respect to the Acquired Business), any change, effect, event, occurrence or development that (a) has a material adverse effect on the business, operations or financial condition of Sellers, taken as a whole, or (b) prevents or materially impairs the consummation of the transactions contemplated by this Agreement, excluding, however, the impact of (i) the filing of the Bankruptcy Case, (ii) any changes or developments in domestic, foreign or global markets or domestic, foreign or global economic conditions generally, including (A) any changes or developments in or affecting the domestic or any foreign securities, equity, credit or financial markets or (B) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (iii) changes in GAAP or any official interpretation or enforcement thereof, (iv) changes in Law or any changes or developments in the official interpretation or enforcement thereof by Governmental Entities, (v) changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions, or acts of terrorism), including any worsening of such conditions threatened or existing on the Agreement Date, (vi) changes or developments in the business or regulatory conditions affecting the industries in which the Acquired Business operates, (vii) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of a Seller with employees, labor unions, financing sources, customers, suppliers or partners), (viii) weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), (ix) any matter set forth in the Seller Disclosure Schedule, (x) a decline in the trading price or trading volume of Parent’s common stock or any change in the ratings or ratings outlook for Parent, (xi) the failure to meet any projections, guidance, budgets, forecasts or estimates (provided that the underlying causes thereof may be considered in determining whether a Material Adverse Effect has occurred if not otherwise excluded hereunder), (xii) any action taken or omitted to be taken by a Seller at the written request of Buyer or that is not prohibited by this Agreement, (xiii) any Proceeding threatened, made or brought by any of the current or former shareholders of Parent (or on their behalf or on behalf of Parent) against Parent or any of its directors, officers or employees (and not against Sellers) arising out of this Agreement or the transactions contemplated hereby, (xiv) provided that, from and after the Agreement Date, Sellers continue paying in accordance with the payment terms in effect on the Agreement Date (or such more favorable terms as may be available), any fact, circumstance, event, action, change or development (including any impact on the Acquired Business, operations or prospects of the Acquired Business as a result thereof) by or with respect to the Acquired Business, arising out of or relating to the relationship, contractual or otherwise of Sellers with the largest supplier of goods and services to the Acquired Business (measured by dollar volume of purchases) for the eight (8) month period ended on December 31, 2018, or any Affiliates thereof, (xv) the failure to obtain any approvals or consents from any Governmental Entity in connection with the transactions contemplated hereby and (xvi) changes in legislation or Law that directly or indirectly affect the purchasing or selling of products or services sold or provided by a Seller; except, with respect to clauses (ii), (iii), (iv), (v), (vi), (viii) and (xvi), to the extent that such impact is disproportionately adverse to the business, operations or financial condition of Sellers, taken as a whole and solely in respect of the Acquired Business, relative to others in the industry or industries in which the Acquired Business operates.

“NDA” means any new drug application filed pursuant to the requirements of the FDA, as more fully defined in 21 C.F.R. Part 314 et seq., and any foreign equivalent application filed with any Governmental Entity.

“Non-U.S. Seller Benefit Plan” means each Seller Benefit Plan that is maintained outside the jurisdiction of the United States.

“Nutritional Business Sub Segment” means the supply of ingredients and raw materials used in the production of food, nutritional and packaged dietary supplements, including vitamins, supplements, botanical extracts, amino acids, minerals, iron compounds and biochemicals used in pharmaceutical and nutritional preparations.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the Acquired Business (including acts and omissions of a Seller in the ordinary and usual course) through the Agreement Date, consistent with past practice or operations in or pending a bankruptcy.

“Organizational Documents” means (a) the articles or certificates of incorporation and the by-laws of a corporation, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (d) the operating or limited liability company agreement and the certificate of formation of a limited liability company, (e) any charter, joint venture agreement or similar document adopted or filed in connection with the creation, formation or organization of a Person not described in clauses (a) through (d), and (f) any amendment to or equivalent of any of the foregoing.

“Party” or “Parties” means, individually or collectively, Buyer, Parent and each Seller.

“Performance Chemicals” means the business segment of Sellers historically identified as “Performance Chemicals” and consisting of the sourcing and distribution of specialty chemicals, including the supply to various industrial segments of chemicals used in the manufacture of plastics, surface coatings, cosmetics and personal care, textiles, fuels and lubricants, and agricultural protection products.

“Permitted Liens” means (i) any Lien for (A) current Taxes not yet due, or (B) Taxes that are being contested in good faith by appropriate Proceedings or for which appropriate reserves under GAAP have been established in the Financial Statements, (ii) nonexclusive Intellectual Property licenses and (iii) mechanics’, materialmens’, carriers’, workmens’, warehousemens’, repairmens’, landlords’ or other like Liens and security obligations that are incurred in the Ordinary Course of Business and are not delinquent, and any statutory Liens arising by operation of Law with respect to a Liability incurred in the Ordinary Course of Business and that is not delinquent, in each case, that do not, and would not reasonably be expected to, individually or in the aggregate, materially adversely affect the value, or the continued use, of the Purchased Assets in the same or similar manner as currently, and as of the Closing Date, being used by, or materially impairs the operations of, Sellers.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Pharma Business” means the Human Health Segment, excluding the Nutritional Business Sub Segment, of the Business.

“Pharmaceutical Ingredients” means the business segment of Sellers historically identified as “Pharmaceutical Ingredients” and comprised of the following two product groups: Active Pharmaceutical Ingredients (APIs) and Pharmaceutical Intermediates.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Prepaid Assets” means, to the extent primarily related to the Acquired Business, all credits, deferred charges, refunds, rights of set-off, rights of recovery, deposits (including customer deposits and security deposits for rent (including such deposits made by a Seller, as lessee, or to a Seller, as lessor, in connection with the Assumed Real Property Leases)) and prepaid charges and expenses of, and advance payments made by, a Seller, including, without limitation, prepaid FDA establishment fees and prepaid FDA product fees, other than (i) any deposits or prepaid charges and expenses paid primarily in connection with or relating to any Excluded Assets or any Excluded Liabilities, (ii) with respect to any rights to any refunds, credits or rebates for Taxes paid by Sellers, and any deposits made by Sellers with any Taxing Authority, for or relating to Taxes, in each case, for any period and (iii) as set forth on Schedule 1.1(m).

“Proceeding” means any action, suit, claim, hearing, arbitration, litigation or other proceeding, in each case, by or before any Governmental Entity.

“Product Registrations” means, with respect to the Acquired Business, all Governmental Authorizations (including ANDAs, NDAs, drug master files and INDs) and comparable regulatory filings granted to Sellers by, or applications therefor pending with, any Governmental Entity (including applications that are in the process of being prepared by Sellers) required to manufacture, commercialize, develop, package, Label, store, use, market, import, export, distribute and/or sell any of the Products.

“Qualified Inventory” means any Inventory that has an expiration date that is on or after fifteen (15) months after the Inventory Count Date, which is either fully paid or paid by Sellers on or before the Closing Date.

“Real Property” means all property considered real property under applicable state Law, including estates in land, leasehold interests, easements and licenses to utilize any of the foregoing.

“Real Property Lease” means any lease, sublease, license or other agreement under which a Seller leases, subleases, licenses, uses or occupies (in each case, whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property, in each case, used solely for the operation of the Acquired Business.

“Registered Intellectual Property” means all registered Marks, pending applications for registration of Marks, registered Copyrights and applications for copyright registration, and issued Patents and applications for Patents owned by any Seller and material to or useful in the Acquired Business.

“Registration Information” means any and all original Product Registrations, together with copies of related correspondence between any of the manufacturers or marketers of the Products and the applicable Governmental Entity, current approved packaging relating to any of the Products and any other existing files and dossiers relating to any of the Products, including the underlying data or information used to support, maintain or obtain marketing authorization with respect to any of the Products.

“Regulated Substances” means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

“Regulatory Documentation” means, to the extent related to the Products, (a) all Registration Information, (b) regulatory filings and supporting documents, chemistry, manufacturing and controls data and documentation, preclinical and clinical studies and tests, (c) any ANDA, any NDA and all regulatory files and foreign equivalents related thereto, (d) all records maintained under record keeping or reporting Laws of the FDA or any other Governmental Entity, including all IND applications, IND annual and safety reports, drug master files, FDA warning letters, FDA notices of adverse finding letters, FDA audit reports (including any responses to such reports), any correspondence with the Office of Prescription Drug Promotion, periodic safety update reports, complaint files, and annual product quality reviews, (e) the complete complaint, adverse event and medical inquiry filings with respect to the Products as required by applicable Laws and related to the Acquired Business, including the Product Registrations, and (f) all equivalent, comparable or analogous documentation with respect to any other country outside the United States.

“Representatives” means officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents.

“Sale Hearing” means the hearing conducted by the Bankruptcy Court to approve the transactions contemplated hereby or a competing transaction.

“Sale Motion” means one or more motions, in form and substance satisfactory to Buyer, filed by Sellers pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code to secure entry of the Bidding Procedures Order and the Sale Order by the Bankruptcy Court.

“Sale Order” means an Order of the Bankruptcy Court in substantially the form attached hereto as Exhibit E or otherwise in a form and substance reasonably acceptable to Buyer, pursuant to, inter alia, Sections 105, 363 and 365 of the Bankruptcy Code (i) approving this Agreement and the terms and conditions hereof, (ii) authorizing and approving, inter alia, the sale of the Purchased Assets to Buyer on the terms and conditions set forth herein free and clear of all Liabilities and Liens (other than Permitted Liens), the assignment to Buyer of, and the assumption by Buyer of, the Assumed Liabilities, and the assignment to Buyer of, and the assumption by Buyer of, the Buyer Assumed Agreements and (iii) containing certain findings of facts, including, without limitation, a finding that Buyer is a good faith purchaser pursuant to Section 363(m) of the Bankruptcy Code.

“SEC” means the U.S. Securities and Exchange Commission.

“Seller Benefit Plan” means any material “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any other material pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, or life insurance plan, program, agreement, or arrangement, funded or unfunded, or insured or self-insured, (i) that is maintained by a Seller for the benefit of any current or former employee, officer or director of Sellers (who are or were primarily employed in respect of the Acquired Business), or (ii) to which a Seller (in respect of the Acquired Business) contributes or is obligated to contribute or has any material Liability, other than a Multiemployer Plan and other than any plan or program maintained by a Governmental Entity to which a Seller (in respect of the Acquired Business) contributes pursuant to applicable Law.

“Short-Dated Inventory” means any Inventory that has an expiration date that is between the Inventory Count Date and fifteen (15) months after the Inventory Count Date.

“Straddle Period” means any Tax period beginning on or before, and ending after, the Closing Date.

“Subsidiaries” means, as to any Person, any corporation, partnership, association, trust or other form of legal entity of which (i) 50% or more of the voting power of the outstanding voting securities are directly or indirectly owned by such Person or (ii) such Person or any Subsidiary of such Person is a general partner.

“Successful Bidder” means the bidder who shall have submitted the highest or otherwise best bid at the conclusion of the Auction in accordance with the Bidding Procedures and Bidding Procedures Order.

“Tax” or “Taxes” means (a) any and all federal, state, provincial, county, municipal, local or foreign taxes or other charges of any kind in the nature of taxes, imposed by any Taxing Authority, however denominated, including all net income, alternative minimum or add-on minimum tax, gross income, gross receipts, capital, paid-up capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, shares, license, services, withholding, payroll, employment, social security, unemployment, worker’s compensation, healthcare, disability, excise, severance, stamp, occupation, registration, net worth, property, estimated, environmental, windfall profits, and (b) any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a), and (c) any Liability in respect of any items described in clauses (a) and/or (b) payable by reason of Contract, assumption, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law), transferee, successor or similar Liability, or operation of Law.

“Tax Return” or “Tax Returns” means any return, report, declaration, election, notice, form, designation, information return, statement or other document filed or required to be filed with any Taxing Authority with respect to Taxes, including any schedule or attachment thereto, claim for refund, amended return, or declaration of estimated Tax.

“Taxing Authority” means any Governmental Entity responsible for the administration or the imposition of any Tax.

“Trademark Rights” means all rights, anywhere in the world, in or to trademarks, service marks, brand names, certification marks, collective marks, (including fictitious, assumed, and d/b/a names), internet domain names, e-mail addresses, social media handles and accounts, social media pages and other websites, logos, symbols, trade dress, trade names, and other indicia of origin, all registrations and applications for any of the foregoing, including extensions, modifications, divisions or renewals of such registrations or applications, and including the goodwill associated with or symbolized by any of the foregoing.

“U.S. Seller Benefit Plan” means, each Seller Benefit Plan that is not a Non-U.S. Seller Benefit Plan.

“WARN Act” means, collectively, the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any other similar state, local, or foreign Law.

“Willful Breach” means, with respect to any representation, warranty, agreement or covenant, an action or omission where the breaching party knows such action or omission is a breach of such representation, warranty, agreement or covenant.

(b)       The following terms are defined elsewhere in this Agreement, as indicated below:

Defined Term	Section	Defined Term	Section

Agreement	Preamble	Agreement Date	Preamble
Allocation Objection Notice	2.4(a)	Excluded Real Property Leases	1.2(c)
Allocation Statement	2.4(a)	Existing Indebtedness	1.4(k)
Antitrust Laws	3.2(b)	Financial Statements	3.3
Asset Purchase	Recitals	GAAP	3.3
Assignment and Assumption of Leases	2.7(i)	Good Faith Deposit	2.3
Assignment of Intellectual Property	2.7(b)	Good Faith Deposit Escrow	2.3
Assumed Accounts Payable	1.3(b)	Good Faith Deposit Escrow Holder	2.3
Assumed Accrued Liabilities	1.3(c)	HSR Act	3.2(b)
Assumed Contracts	1.1(b)	HSR Fees	6.4(f)
Assumed Equipment Leases	1.1(k)	Inventory Acknowledgment	1.7
Assumed Liabilities	1.3	Inventory Count	1.7
Assumed Proceedings	1.1(p)	Inventory Count Date	1.7
Assumed Real Property Leases	1.1(c)	Law	3.4(a)
Assumption Deadline	1.5(a)	Laws	3.4(a)
Auction	6.7(a)	Licensed Intellectual Property	3.12(f)
Bankruptcy Case	Recitals	Material Contracts	3.13
Bankruptcy Code	Recitals	Most Recent Balance Sheet	3.3
Bankruptcy Court	Recitals	Multiemployer Plan	3.6(c)
Break-Up Fee	8.3(a)	Original Agreement	Preamble
Business	Recitals	Parent	Recitals
Business Employees	6.3(a)	Parent SEC Disclosures	ARTICLE III
Buyer	Preamble	Permitted Access Parties	6.2(f)(ii)
Buyer Assumed Agreements	1.1(k)	Petition Date	Recitals
Buyer Disclosure Schedule	ARTICLE V	Post-Close Filings	6.2(f)(ii)
Cash Balance	2.1(b)	Products	1.1(d)
Citron Agreements	2.6(b)(vii)	Purchase Price	2.1
Citron PPA	2.1(d)	Purchased Assets	1.1
Closing	2.5	Qualified Inventory Amount	1.7
Closing Date	2.5	Registered Intellectual Property	3.12(a)
Confidentiality Agreement	6.2(d)	Release	2.6(b)(vi)
Consents	3.2(c)	Released Parties	6.14
Creator	3.12(i)	Rising	Preamble
Cure Costs	1.5(a)	Run-Off Premium	6.15(a)
Debtors	Recitals	SEC	ARTICLE III
Declaration	1.6(b)	Second Request	6.4(c)
Deferred Payment Reduction	2.1(d)	Seller Credit	2.2(a)
Department	1.6(b)	Seller Credits Waiver	2.2(a)
DIP Financing	6.1(b)(vii)	Sellers	Preamble
End Date	8.1(b)	Sellers Disclosure Schedule	ARTICLE III
Enforceability Exceptions	3.2(a)	Tax Escrow	1.6(b)
Excluded Assets	1.2	Transaction Approvals	3.2(b)
Excluded Contracts	1.2(b)	Transfer Taxes	6.9(c)
Excluded Equipment Leases	1.2(d)	Transferred Employees	6.3(a)
Excluded Liabilities	1.4

(c)        Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i)        Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(ii)        Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

(iii)       Exhibits/Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

9.18         Sellers Disclosure Schedule. The Sellers Disclosure Schedule is qualified in its entirety by reference to specific provisions of this Agreement and is not intended to constitute, and shall not be construed as constituting, representations, warranties and covenants of Sellers, except as and to the extent expressly provided in this Agreement. Each section or subsection referenced in the Sellers Disclosure Schedule corresponds to the section or subsection set forth in this Agreement; provided, that any matter set forth in any section or subsection of the Sellers Disclosure Schedule shall be deemed to be referred to and incorporated in all other sections or subsections of the Sellers Disclosure Schedule to which the relevance of such matter is reasonably apparent on its face to inform Buyer that such information is relevant to such other section or subsection. The inclusion of any information or reference in the Sellers Disclosure Schedule shall not be deemed to be an admission, acknowledgment or representation, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in a Material Adverse Effect, is outside the Ordinary Course of Business or defines further the meaning of such terms for purposes of this Agreement. Nothing in this Agreement or in the Sellers Disclosure Schedule constitutes an admission (i) to any third party of any liability or obligation of Sellers to any third-party or (ii) that any information disclosed, set forth or incorporated by reference in the Sellers Disclosure Schedule or in this Agreement is material or has (or may result in) a Material Adverse Effect.

9.19       Limitations on Good Faith Deposit Escrow Holder’s Liability

9.20        The Good Faith Deposit Escrow Holder’s responsibilities and liabilities shall be limited as follows:

(a)        The Good Faith Deposit Escrow Holder shall not be responsible for or be required to enforce any of the terms or conditions of this Agreement or any other agreement between Sellers and Buyer. The Good Faith Deposit Escrow Holder shall not be responsible or liable in any manner whatsoever for the performance by Sellers or Buyer or any other party for their respective obligations under this Agreement, nor shall the Good Faith Deposit Escrow Holder be responsible or liable in any manner whatsoever for the failure of the other parties to this Agreement or of any third party to honor any of the provisions of this Agreement.

(b)        The duties and obligations of the Good Faith Deposit Escrow Holder shall be limited to and determined solely by the express provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against the Good Faith Deposit Escrow Holder. The Good Faith Deposit Escrow Holder is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements which may be related to, referred to in or deposited with the Good Faith Deposit Escrow Holder in connection with this Agreement.

(c)        The Good Faith Deposit Escrow Holder shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under this Agreement and which the Good Faith Deposit Escrow Holder in good faith believes to have been signed or presented by the proper party or parties. The Good Faith Deposit Escrow Holder shall have no liability with respect to the form, execution, validity or authenticity thereof.

(d)        The Good Faith Deposit Escrow Holder shall not be liable for any act which the Good Faith Deposit Escrow Holder may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its own willful misconduct.

(e)        The Good Faith Deposit Escrow Holder shall be entitled to consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Good Faith Deposit Escrow Holder in respect of any action taken or omitted by the Good Faith Deposit Escrow Holder hereunder in good faith and in accordance with the opinion of such counsel.

(f)        The Good Faith Deposit Escrow Holder shall have the right at any time to resign for any reason and be discharged of its duties as Good Faith Deposit Escrow Holder hereunder by giving written notice of its resignation to the parties hereto prior to the date specified for such resignation to take effect. All obligations of the Good Faith Deposit Escrow Holder hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Good Faith Deposit, for a period of no more than thirty (30) calendar days following the effective date of resignation, at which time:

(i)        if a successor holder of the Good Faith Deposit shall have been appointed, by the mutual consent of Buyer and Sellers, and written notice thereof shall have been given to the resigning Good Faith Deposit Escrow Holder by the parties hereto and such successor holder, then the resigning Good Faith Deposit Escrow Holder shall deliver the Good Faith Deposit to such successor holder; or

(ii)        if a successor holder of the Good Faith Deposit shall not have been appointed, for any reason whatsoever, the resigning holder of the Good Faith Deposit shall deliver the Good Faith Deposit to a court of competent jurisdiction in the county in which the Good Faith Deposit is then being held and give written notice of the same to the parties hereto.

The resigning Good Faith Deposit Holder shall be reimbursed by Buyer and Sellers for any expenses incurred in connection with its resignation and transfer of the Good Faith Deposit Holder pursuant to and in accordance with the provisions of this Section 9.19.

(g)        Buyers and Seller, jointly and severally, agree to indemnify and hold the Good Faith Deposit Holder harmless from and against any and all liabilities, causes of action, claims, demands, judgments, damages, costs and expenses (including reasonable attorneys’ fees and expenses) that may arise out of or in connection with the Good Faith Deposit Holder’s acceptance of or performance of its duties and obligations under this Agreement. The Good Faith Deposit Holder shall be under no duty to institute any suit, or to take any remedial procedures under this Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above.

(h)        If the Good Faith Deposit Holder shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Good Faith Deposit which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Good Faith Deposit Holder shall have the absolute right to suspend all further performance under this Agreement (except for the safekeeping of the Good Faith Deposit) until such uncertainty or conflicting instructions have been resolved to the Good Faith Deposit Holder’s sole satisfaction by final judgment of a court of competent jurisdiction, joint written instructions from all of the other parties hereto, or otherwise.

(i)         The parties acknowledge that Lowenstein Sandler LLP, as Good Faith Deposit Holder, has agreed to serve in such capacity as an accommodation to the parties on the condition that it be allowed to continue to act as legal counsel to Sellers. Buyer acknowledges that Lowenstein Sandler LLP has acted as legal counsel to Sellers in connection with this Agreement, the transactions contemplated hereby and other matters relating thereto and that Lowenstein Sandler LLP shall continue such representation of Sellers, including with respect to Sellers’ rights and obligations under this Agreement, and all other matters. Nothing in this Agreement, nor Lowenstein Sandler LLP’s serving as Good Faith Deposit Holder hereunder, shall prevent or inhibit Lowenstein Sandler LLP from continuing to serve as legal counsel to Sellers and Buyer hereby consents to the continued representation of Sellers by Lowenstein Sandler LLP as its legal counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

BUYER: .

SHORE SUVEN PHARMA, INC.

By:	/s/ Vimal Kavuru
Name: Vimal Kavuru
Title: President and Chief Executive Officer

[Signature Page to Amended and Restated Asset Purchase Agreement]

SELLERS:

RISING PHARMACEUTICALS, INC.

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

PACK PHARMACEUTICALS, LLC

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

RISING HEALTH, LLC

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

ACETRIS HEALTH, LLC

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

PARENT:

ACETO CORPORATION

By:	/s/ William C. Kennally, III
Name: William C. Kennally, III
Title: Chief Executive Officer

[Signature Page to Amended and Restated Asset Purchase Agreement]

Execution Version

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of [●], 2019, is made and entered into by and among Rising Pharmaceuticals, Inc., a Delaware corporation (“Rising”), and the wholly-owned subsidiaries of Rising, PACK Pharmaceuticals, LLC, an Arizona limited liability company, Rising Health, LLC, a Delaware limited liability company, and Acetris Health, LLC, a Delaware limited liability company (collectively with Rising, “Sellers” and each, a “Seller”), each a debtor and debtor in possession under Case No. 19-13448 pending in the United States Bankruptcy Court for the District of New Jersey, on the one hand, and Shore Suven Pharma, Inc., a Delaware corporation (“Buyer”), on the other hand. As used in this Agreement, “Party” or “Parties” means, individually or collectively, Sellers and Buyer. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement dated as of March 7, 2019 (the “Purchase Agreement”), by and among Aceto Corporation, a New York corporation (“Parent”), Sellers and Buyer.

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Sellers and Buyer are consummating the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as contemplated by the Purchase Agreement, Sellers and Buyer hereby agree as follows:

1.            Assignment.   Each Seller hereby sells, transfers, assigns, conveys and delivers to Buyer all of such Seller’s right, title and interest in, to or under the Purchased Assets (which shall not include, and Buyer is not acquiring from Sellers, any of the Excluded Assets, and each Seller shall retain ownership of all right, title and interest in and to its respective Excluded Assets). Notwithstanding the foregoing, the Parties acknowledge that the Purchased Assets constituting the Assumed Real Property Leases are being assigned to, and assumed by, Buyer pursuant to the Assignment and Assumption of Leases and not pursuant this Agreement.

2.            Assumption.   (a) Each Seller hereby delegates to Buyer such Seller’s Assumed Liabilities (to the extent assumed by Buyer in the Purchase Agreement), and (b) Buyer hereby assumes and agrees to discharge when due (in accordance with its respective terms and subject to the respective conditions of the Purchase Agreement) only the Assumed Liabilities and no others. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume and shall not be obligated to assume or be obligated to pay, perform or otherwise discharge any Excluded Liability, and Sellers shall be solely and exclusively liable with respect to all Excluded Liabilities.

3.            Delivery Pursuant to Purchase Agreement.   Notwithstanding anything to the contrary herein, Sellers and Buyer are executing and delivering this Agreement in accordance with and subject to all of the terms and provisions of the Purchase Agreement, including, without limitation, the provisions of Section 3.23 thereof. To the extent of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail.

4.            Successors and Assigns; Binding Effect.

(a)         Except as expressly permitted in this Agreement, the rights and obligations of the Parties under this Agreement shall not be assignable by such Parties without the written consent of the other Parties hereto; provided, however, that Buyer shall be entitled to assign any or all of its rights under this Agreement to one or more of its Affiliates; provided that Buyer is not relieved of any of its obligations hereunder by virtue of any such assignment.

(b)         This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, consolidation, liquidation (including successive mergers, consolidations or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties and successors and assigns permitted by this Section 4 any right, remedy or claim under or by reason of this Agreement.

5.            Amendments.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

6.            Governing Law.

(a)         This Agreement, and all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)         All Proceedings arising out of or relating to this Agreement, including the resolution of any and all disputes hereunder, shall be heard and determined in the Bankruptcy Court, and the Parties hereby irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The Parties hereby consent to service of process by mail (in accordance with Section 9.7 of the Purchase Agreement) or any other manner permitted by Law.

(c)         THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SELLERS, BUYER OR THEIR RESPECTIVE REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF.

7.            Further Assurances.   From time to time after the date hereof, Sellers and Buyer agree to execute and deliver, or cause to be executed and delivered, such instruments and documents as may be reasonably requested in order to carry out the purposes of this Agreement, and to do all other things and execute and deliver all other instruments and documents as may be required under the Purchase Agreement to carry out the purposes of this Agreement.

8.            Headings.   The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.            Execution in Counterparts.   This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first above written.

SELLERS:

RISING PHARMACEUTICALS, INC.

By:
Name:
Title:

PACK PHARMACEUTICALS, LLC

By:
Name:
Title:

RISING HEALTH, LLC

By:
Name:
Title:

ACETRIS HEALTH, LLC

By:
Name:
Title:

BUYER:

SHORE SUVEN PHARMA, INC.

By:
Name:
Title:

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT B

Form of Bidding Procedures

BIDDING PROCEDURES

Set forth below are the bidding procedures (the “Bidding Procedures”) to be used by Rising Pharmaceuticals, Inc. and the wholly-owned subsidiaries of Rising Pharmaceuticals, Inc., each as listed as “Sellers” (together, the “Sellers” and each a “Seller”) on the signature pages to that certain Asset Purchase Agreement, dated as of March [●], 2019 (together with the schedules thereto and related documents, and as may be amended, supplemented or otherwise modified from time to time, the “Stalking Horse Agreement”), by and among the Sellers, Aceto Corporation, as Parent, and Shore Suven Pharma, Inc. (the “Buyer” or “Stalking Horse Bidder”), for the proposed sale of substantially all assets (as defined in the Stalking Horse Agreement, the “Purchased Assets”) comprising the Debtors’ Pharma Business and assumption of certain related liabilities, in the Sellers’ jointly administered chapter 11 cases pending in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), case number 19-13448 (VFP).

The Buyer has submitted a Qualified Bid (as defined below) for the Purchased Assets pursuant to the terms of the Stalking Horse Agreement (the “Stalking Horse Bid”).

On March 15, 2019, the Bankruptcy Court entered an order, which, among other things, authorized the Sellers to determine the highest or otherwise best offer for the Purchased Assets through the Bidding Procedures (the “Bidding Procedures Order”).

The sale transaction pursuant to the Stalking Horse Agreement is subject to competitive bidding as set forth herein.

A.	ASSETS TO BE SOLD

The Sellers seek to complete the sale of the Purchased Assets and the assumption of the Assumed Liabilities described in the Stalking Horse Agreement.

Except as otherwise provided in the Stalking Horse Agreement or such other approved purchase agreement of the Successful Bidder (as defined below), all of each Seller’s respective right, title and interest in and to the Purchased Assets to be acquired shall be sold free and clear of all Liens, Claims and Interests (each as defined in the Stalking Horse Agreement), except for Permitted Liens and Assumed Liabilities (each as defined in the Stalking Horse Agreement) as may be specified in the Stalking Horse Agreement, and with any such Liens, Claims and Interests to attach solely to the net proceeds of the sale of each applicable Purchased Asset.

A party may participate in the bidding process by submitting a Qualified Bid for any or all of the Purchased Assets.

B.	THE BIDding PROCEDURES

To ensure that the Sellers receive the maximum value for the Purchased Assets, the Stalking Horse Agreement is subject to higher or otherwise better offers at the Auction (if any) in accordance with these Bidding Procedures, and, as such, the Stalking Horse Agreement will serve as the “stalking horse” bid for the Purchased Assets.

1.	Key Dates

The key dates for the process contemplated herein are as follows:1

Sale Dates and Deadlines
Bid Deadline	March 29, 2019 at 5:00 p.m. prevailing ET

Deadline to Notify Qualified Bidders	April 1, 2019

Deadline to Select Starting Bid	April 1, 2019

Auction (if required)	April 2, 2019 at 10:00 a.m. prevailing ET

Notice of Successful Bidder to be Filed	One (1) business day after conclusion of the Auction

Sale Hearing	April 4, 2019 at 10:00 a.m. prevailing ET

2.	Confidentiality

In order to participate in the bidding process, each person other than the Stalking Horse Bidder who wishes to participate in the bidding process (a “Potential Bidder”) must (to the extent not previously provided) provide an executed confidentiality agreement (to be delivered prior to the distribution of any confidential information by the Sellers to any Potential Bidder) in form and substance satisfactory to the Sellers, on terms not less favorable in the aggregate to the Sellers than the confidentiality agreement signed by the Stalking Horse Bidder, as determined by the Sellers, and without limiting the foregoing, each confidentiality agreement executed by a Potential Bidder shall contain standard non-solicitation provisions, as determined by the Sellers.

[1]	These dates are subject to extension or adjournment as provided for herein or in the Stalking Horse Agreement and in consultation with the Consultation Parties (as defined below).

3.	Due Diligence

The Sellers will afford any Potential Bidder that has executed or that will execute a confidentiality agreement in accordance with paragraph 2 above such due diligence access or additional information as the Sellers, in consultation with their advisors, deem appropriate, in their discretion and within their reasonable business judgment. The Sellers will use good faith efforts to provide to the Stalking Horse Bidder access to written information made available to any Qualified Bidder (as defined below) if not previously made available to the Stalking Horse Bidder.

The due diligence period shall end on the Bid Deadline, and none of the Sellers nor any of their representatives shall be obligated to furnish any due diligence information to any Qualified Bidder after the Bid Deadline, provided that the Sellers shall continue to provide due diligence to the Stalking Horse Bidder.

4.	Provisions Governing Qualified Bids

A bid submitted will be considered a “Qualified Bid” only if the bid complies with all of the following, in which case the party submitting the bid shall be a “Qualified Bidder”; provided that, if the Debtors receive a bid prior to the Bid Deadline that is not a Qualified Bid, the Debtors may provide the bidder with the opportunity to remedy any deficiencies until one (1) day prior to the Auction:

a.	it expressly discloses whether the bid is for some or all of the Purchased Assets;

b.	it fully discloses the identity of each entity that will be bidding for or purchasing some or all of the Purchased Assets, including any equity holders in the case of a Potential Bidder which is an entity specially formed for the purpose of effectuating the contemplated transaction, or otherwise participating in connection with such bid (including any co-bidder or team bidder), and the complete terms of any such participation, including any agreements, arrangements or understandings concerning a collaborative or joint bid or any other combination concerning the proposed bid. A bid must also fully disclose any connections, relationships (business or otherwise), whether or not known, to the Sellers or agreements or understandings with the Sellers, the Stalking Horse Bidder or any other known bidders, Potential Bidder or Qualified Bidder, and/or any officer, director or equity security holder of the Sellers;

c.	it states that the Qualified Bidder offers to purchase, in cash, some or all of the Purchased Assets upon terms and conditions that the Sellers reasonably determine are at least as favorable to the Sellers as those terms and conditions set forth in the Stalking Horse Agreement (or pursuant to an alternative structure that the Sellers reasonably determine is no less favorable to the Sellers than the terms and conditions of the Stalking Horse Agreement). For the avoidance of doubt, any Qualified Bid must, either on its own or when considered together with other Qualified Bid(s), provide value in excess of the Stalking Horse Agreement plus the Break-Up Fee, Expense Reimbursement and minimum overbid requirements detailed below in Section 4(k);

d.	it provides a detailed description of any anticipated regulatory or governmental approvals necessary to consummate the bid including, but not limited to, all foreign antitrust or anti-competition approvals required;

e.	it includes a commitment to close the transactions within the timeframe contemplated by the Stalking Horse Agreement;

f.	it includes a binding and enforceable signed writing that the Qualified Bidder’s offer is irrevocable unless and until the Sellers accept a higher or otherwise better bid and such Qualified Bidder is not selected as a Back-Up Bidder (as defined below); provided that if such Qualified Bidder is selected as the Successful Bidder, its offer shall remain irrevocable until four (4) months after the execution of the applicable Proposed Asset Purchase Agreement (as defined herein). Such writing shall guarantee performance of the Qualified Bidder by its parent entities, if any, or provide such other guarantee of performance requested by and acceptable to the Sellers;

g.	it shall be accompanied by a deposit into escrow with the Sellers of an amount in cash equal to ten percent (10%) of the aggregate purchase price in the Proposed Asset Purchase Agreement (the “Good Faith Deposit”);

h.	it includes confirmation that all necessary internal and shareholder or similar approvals have been obtained prior to the bid;

i.	it includes a duly authorized and executed copy of an asset purchase agreement, including the purchase price for the Purchased Assets expressed in U.S. Dollars, together with all exhibits and schedules thereto, together with copies marked to show any amendments and modifications to the Stalking Horse Agreement (collectively, the “Proposed Asset Purchase Agreement”) and a proposed form of order to approve the sale, together with a copy marked to show amendments and modifications to the proposed form of sale approval order attached to the motion to approve the sale of the Purchased Assets to the Stalking Horse Bidder; provided, however, that such Proposed Asset Purchase Agreement shall not include any financing or diligence conditions, or any other conditions that are less favorable to the Sellers than the conditions in the Stalking Horse Agreement;

j.	it includes written evidence of (i) sufficient cash on hand to fund the purchase price or (ii) sources of immediately available funds that are not conditioned on third-party approvals or commitments, in each case, that will allow the Sellers to make a reasonable determination as to the Qualified Bidder’s financial and other capabilities to consummate the transaction contemplated by the Proposed Asset Purchase Agreement. Such written evidence shall include the most current audited and the most current unaudited financial statements, or such other financial information of the Qualified Bidder as may be requested by and acceptable to the Sellers (collectively, the “Financials”), or, if the Qualified Bidder is an entity formed for the purpose of acquiring some or all of the Purchased Assets, the Financials of the Qualified Bidder’s equity holder(s) or other financial backer(s) that are guaranteeing the Qualified Bidder’s performance; provided that if a Potential Bidder is unable to provide Financials, the Sellers may accept such other information sufficient to demonstrate to each Seller’s reasonable satisfaction that such Potential Bidder has the financial wherewithal to consummate the applicable sale transaction. The Potential Bidder also must establish to the Sellers’ satisfaction that it has the financial ability to consummate its proposed transaction within the timeframe contemplated for consummation of the Stalking Horse Agreement;

k.	it (in combination with any other bids for some or all of such assets) provides for a cash purchase price that exceeds the aggregate cash consideration to be paid to or for the benefit of the Sellers’ estates set forth in the Stalking Horse Agreement by at least $2,422,500, which represents the sum of: (i) the Break-Up Fee of $672,500, plus (ii) the maximum amount of the Expense Reimbursement of $750,000, plus (iii) an overbid of $1,000,000, and otherwise has a value to the Sellers, in their exercise of their reasonable business judgment, after consultation with their advisors, that is greater or otherwise better than the value offered under the Stalking Horse Agreement (including taking into account the impact of any liabilities assumed in the Stalking Horse Agreement);

l.	it identifies with particularity which executory contracts and unexpired leases the Qualified Bidder wishes to assume and provides details of the Qualified Bidder’s proposal for the treatment of related Cure Costs (as defined in the Bidding Procedures Order), and contains sufficient information concerning the Qualified Bidder’s ability to provide adequate assurance of performance with respect to executory contracts and unexpired leases to be assumed and assigned;

m.	it includes an express acknowledgement and representation that the Qualified Bidder: (i) has had an opportunity to conduct any and all required due diligence regarding acquiring the Purchased Assets prior to making its offer; (ii) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Purchased Assets in making its bid; (iii) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express or implied (by operation of law or otherwise), regarding the Purchased Assets or the completeness of any information provided in connection therewith or with the Auction, except as expressly stated in the Proposed Asset Purchase Agreement; and (iv) is not entitled to any expense reimbursement, break-up fee, termination fee, or similar type of payment in connection with its bid;

n.	it includes evidence, in form and substance satisfactory to the Sellers, of authorization and approval from the Qualified Bidder’s board of directors (or comparable governing body) or, if required, the equity holders of the Qualified Bidder, with respect to the submission, execution, delivery, performance and closing of the Proposed Asset Purchase Agreement;

o.	it provides an irrevocable undertaking by the Qualified Bidder to execute and deliver to the Sellers such other guarantee of performance or assurance acceptable to the Sellers in their discretion;

p.	it states that the Qualified Bidder consents to the jurisdiction of the Bankruptcy Court, as applicable;

q.	it contains such other information reasonably requested by the Sellers;

r.	it contains written confirmation that the bidder has not engaged in any collusion with respect to the bidding or the sale process; and

s.	it is received by the applicable Notice Parties (as defined in, and in accordance with, Section B.5) on or prior to 5:00 p.m. (prevailing Eastern Time) on March 29, 2019 (the “Bid Deadline”).

Non-Conforming Bids. Notwithstanding anything to the contrary in these Bidding Procedures, the Sellers in consultation with the Consultation Parties (as defined below), shall have the right to entertain any bid that does not conform to one or more of the requirements herein and deem such bid a Qualified Bid (a “Non-Conforming Bid”); provided, however, that such Non-Conforming Bid so entertained by the Sellers must nevertheless meet each of the following requirements: (a) the Stalking Horse Bidder is provided the right to modify its Stalking Horse Bid to also revise its bid to provide similar non-conforming requirements; (b) the Good Faith Deposit must be made in the amount specified above; (c) the bid must meet the minimum overbid requirements set forth in Section B.4(k) above; (d) any Subsequent Bid (as defined below) must meet the requirements set forth in Section B.8(g) below; and (e) any condition to closing set forth in the applicable Proposed Asset Purchase Agreement cannot be more onerous (in any material respect) to the Sellers than any similar conditions set forth Stalking Horse Agreement.

Notwithstanding anything in these Bidding Procedures to the contrary, the Buyer is deemed to be a Qualified Bidder with respect to the Purchased Assets and the Stalking Horse Bid is deemed to be a Qualified Bid for all purposes in connection with the Bidding Procedures, the Auction, and the Sale, and the Stalking Horse Bidder shall not be required to take any further action in order to attend and participate in the Auction (if any) or, if the Stalking Horse Bidder is the Successful Bidder, to be named the Successful Bidder at the Sale Hearing.

The Sellers shall promptly notify each Qualified Bidder in writing (including via email) as to whether or not its bid constitutes a Qualified Bid. If any bid is determined by the Sellers not to be a Qualified Bid, the Debtors will refund such bidder’s Good Faith Deposit and all accumulated interest thereon within ten (10) business days after the Bid Deadline. The Sellers shall also notify the Stalking Horse Bidder and all other Qualified Bidders in writing (including via email) as to whether or not any bids constitute Qualified Bids no later than one (1) business day after the notification to any Qualified Bidder that its bid constitutes a Qualified Bid and provide a copy of Qualified Bids (excluding the Stalking Horse Agreement) to the Stalking Horse Bidder. The notices described in this paragraph shall not be given later than one (1) business day following the expiration of the Bid Deadline.

Consultation Parties. The “Consultation Parties” are (a) the DIP Agent and its counsel and advisors with respect to the Purchased Assets, and (b) counsel and any other retained advisors to the creditors’ committee appointed in the Sellers’ bankruptcy cases. Notwithstanding anything herein to the contrary, the Sellers shall not be required to consult with any Consultation Party during the bidding and Auction process to the extent such Consultation Party is a Potential Bidder, a Qualified Bidder, or a financing source for a bidder, including, if the Sellers determine, in their reasonable business judgment, that consulting with such Consultation Party regarding any issue, selection or determination would be likely to have a chilling effect on potential bidding or otherwise be contrary to goal of maximizing value for the Sellers’ estates from the sale process.

Subject to the terms of any orders entered by the Bankruptcy Court, after consultation with the Consultation Parties, the Sellers shall have the right and obligation to make all decisions regarding bids and the Auction as provided herein as the Sellers determine to be in the best interest of their estates, whether or not the Consultation Parties agree with that decision.

5.	Submission of Bids

A Qualified Bidder that desires to make a bid regarding some or all of the Purchased Assets must deliver written copies of its bid, so as to be received on or before the Bid Deadline, to each of the following parties (the “Notice Parties”):

a.	counsel to the Sellers: Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020 (Attn: Steven E. Siesser, Esq. (ssiesser@lowenstein.com), Paul Kizel, Esq. (pkizel@lowenstein.com), Kenneth A. Rosen, Esq. (krosen@lowenstein.com), and Philip J. Gross, Esq. (pgross@lowenstein.com));

b.	counsel to the DIP Agent: McGuireWoods LLP, 1251 Avenue of the Americas, 20th Floor, New York, New York 10020-1104 (Attn: Kenneth Noble, Esq. (knoble@mcguirewoods.com ) and Benjamin B. Iselin, Esq. (biselin@mcguirewoods.com)); and

c.	proposed counsel to the Official Committee of Unsecured Creditors, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, 10038-4982 (Attn: Jayme T. Goldstein, Esq. (jgoldstein@stroock.com) and Erez E. Gilad, Esq. (egilad@stroock.com)).

6.	Evaluation of Competing Bids

A Qualified Bid will be valued based upon several factors including, without limitation: (a) the amount of such bid (including value provided by the assumption of liabilities); (b) the risks and timing associated with consummating such bid; (c) any proposed revisions to the Stalking Horse Agreement (including any additional conditions to closing); and (d) any other factors deemed relevant by the Sellers.

7.	No Qualified Bids

If the Sellers do not receive a Qualified Bid with respect to the Purchased Assets other than the Stalking Horse Bid, the Sellers will not hold an Auction (as defined below) and the Stalking Horse Bidder will be deemed the Successful Bidder upon the Bid Deadline with respect to the Purchased Assets.

8.	Auction Process

If the Sellers receive one or more Qualified Bids with respect to the Purchased Assets in addition to the Stalking Horse Bid, the Sellers will conduct an auction (the “Auction”) for the Purchased Assets (which the Sellers intend to transcribe) at 10:00 a.m. (prevailing Eastern Time) on April 2, 2019, at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, or such other location as shall be timely communicated by the Sellers to all entities entitled to attend the Auction. The Auction shall be conducted in accordance with the following procedures:

a.	only the Sellers, the Notice Parties, the Stalking Horse Bidder, and any other Qualified Bidders, in each case along with their representatives and advisors, shall be entitled to attend the Auction (such attendance to be in person);

b.	only the Stalking Horse Bidder and such other Qualified Bidders will be entitled to participate as bidders in, or make any Subsequent Bids at, the Auction; provided that all such Qualified Bidders wishing to attend the Auction must have at least one individual representative with authority to bind such Qualified Bidder attending the Auction in person;

c.	each Qualified Bidder shall be required to confirm in a manner acceptable to the Sellers that it has not engaged in any collusion with respect to the bidding or the sale (including communicating with other Bidders during the Auction (concerning any aspect of the Auction or bidding) without the consent of the Debtors on the record of the Auction;

d.	at least one (1) business day prior to the Auction, each Qualified Bidder (other than a Stalking Horse Bidder) must inform the Sellers whether it intends to attend the Auction; provided that in the event a Qualified Bidder elects not to attend the Auction, such Qualified Bidder’s Qualified Bid shall, subject to the terms of the Stalking Horse Agreement, nevertheless remain fully enforceable against such Qualified Bidder until (i) the date of the selection of the Successful Bidder at the conclusion of the Auction, or (ii) if selected as the Successful Bidder, four (4) months after the execution of the applicable Proposed Asset Purchase Agreement. No later than one business day prior to the start of the Auction, the Sellers will provide copies of the Qualified Bid (or combination of Qualified Bids, if applicable) which the Sellers believe, in their discretion, is the highest or otherwise best offer for the Purchased Assets (the “Starting Bid”) to the Stalking Horse Bidder and all other Qualified Bidders;

e.	all Qualified Bidders who have timely submitted Qualified Bids will be entitled to be present for all Subsequent Bids at the Auction and the actual identity of each Qualified Bidder will be disclosed on the record at the Auction;

f.	the Sellers, after consultation with their advisors, may employ and announce at the Auction additional procedural rules that are reasonable under the circumstances for conducting the Auction, provided that such rules: (i) are not inconsistent with these Bidding Procedures, title 11 of the United States Code (the “Bankruptcy Code”), any order of the Bankruptcy Court entered in connection herewith or the Stalking Horse Agreement; (ii) provide that bids be made and received on an open basis, with all material terms of each bid to be fully disclosed to all other Qualified Bidders at the Auction; and (iii) are disclosed to each Qualified Bidder at the Auction;

g.	bidding at the Auction will begin with the Starting Bid and continue in bidding increments (each a “Subsequent Bid”) providing a net value to the Sellers’ estates of at least an additional $1,000,000 above the prior bid for the Purchased Assets. After the first round of bidding and between each subsequent round of bidding, the Sellers shall announce the bid (including the identity of the bidder or bidders and the value of such bid(s)) that they believe to be the highest or otherwise best offer for the Purchased Assets (the “Highest Bid”). A round of bidding will conclude after each participating Qualified Bidder has had the opportunity, as determined by the Sellers, to submit a Subsequent Bid with full knowledge of the then Highest Bid. The failure of the Stalking Horse Bidder to bid in a particular round of bidding shall not preclude the applicable Stalking Horse Bidder from bidding in subsequent rounds, if any. For the purpose of evaluating the value of the consideration provided by the Subsequent Bids (including any Subsequent Bid by the Stalking Horse Bidder), the Sellers will give effect (on a dollar for dollar basis) to the Break-Up Fee and the maximum amount of the Expense Reimbursement payable to the Stalking Horse Bidder under the Stalking Horse Agreement as well as any additional liabilities to be assumed by a Qualified Bidder and any additional costs which may be imposed on the Sellers, as well as any other items of value included in such Subsequent Bid. If the Stalking Horse Bidder bids at the Auction, the Stalking Horse Bidder will be entitled to credit bid on a dollar for dollar basis the amount of the Break-Up Fee and the maximum amount of the Expense Reimbursement. To the extent a Subsequent Bid has been accepted entirely or in part because of the addition, deletion or modification of a provision or provisions in the applicable Proposed Asset Purchase Agreement or Stalking Horse Agreement, the Sellers will identify such added, deleted or modified provision or provisions and the Qualified Bidders shall be given the opportunity to modify the applicable Proposed Asset Purchase Agreement or Stalking Horse Agreement in a manner that materially provides any additional value that factored into selecting a Subsequent Bid from another Qualified Bidder. The Sellers shall, in consultation with the Consultation Parties, determine whether an addition, deletion or modification of the applicable Proposed Asset Purchase Agreement or Stalking Horse Agreement meets the standard of materially providing additional value. For the avoidance of doubt, the Stalking Horse Bidder shall be entitled to submit additional bids and make modifications to the Stalking Horse Agreement at the Auction consistent with these Bidding Procedures;

h.	No participant (including but not limited to any counterparty to an executory contract or unexpired lease) during the Auction may lodge any objection during the Auction to the proposed Sale or the assumption/assignment of an executory contract or unexpired lease; objections to the Sale or any assumption/assignment of any executory contract or unexpired lease shall only be preserved if filed as a Sale Objection, Cure Costs Objection or Assignment Objection (as the case may be) by the deadlines set forth in the Bidding Procedures Order;

i.	the Sellers shall, in their reasonable discretion and after consultation with the Consultation Parties, honor reasonable requests for breaks in the auction; and

j.	the Auction may be adjourned as the Sellers, in consultation with the Consultation Parties, deem appropriate. Reasonable notice of such adjournment and the time and place for the resumption of the Auction shall be given to the Stalking Horse Bidder, all other Qualified Bidders, the United States Trustee and the Consultation Parties.

9.	Selection of Successful Bid

Prior to the conclusion of the Auction, the Sellers, in consultation with their advisors and the Consultation Parties, will review and evaluate each Qualified Bid in accordance with the procedures set forth herein and determine which offer for the Purchased Assets is the highest or otherwise best offer from among the Qualified Bidders (including the Stalking Horse Bidder) submitted at or prior to the Auction by a Qualified Bidder (such bid, the “Successful Bid” and the bidder making such bid, the “Successful Bidder”) and communicate to the Stalking Horse Bidder and the other Qualified Bidders the identity of the Successful Bidder and the material terms of the Successful Bid. Upon identification of the Successful Bid at the conclusion of the Auction, the Sellers may not solicit, encourage or accept any additional bids, except if, following consultation with their legal and financial advisors, the Sellers determine that rejecting an additional unsolicited bid submitted after the conclusion of the Auction would be inconsistent with their fiduciary duties. The determination of the Successful Bid by the Sellers at the conclusion of the Auction shall be final, subject only to approval by the Bankruptcy Court.

By submitting a Qualified Bid, all Qualified Bidders and the Stalking Horse Bidder expressly agree that they shall not submit additional bids or seek to reopen the Auction after the Sellers have selected the Successful Bid and Back-Up Bid, if any, and any such bid shall not be considered by the Sellers or the Bankruptcy Court. As soon as reasonably practicable after conclusion of the Auction, the Successful Bidder shall complete and execute all agreements, contracts, instruments and other documents evidencing and containing the terms and conditions upon which the Successful Bid was made. Within one (1) business day after conclusion of the Auction, the Sellers shall file a notice identifying the Successful Bidder with the Bankruptcy Court.

The Sellers will sell the Purchased Assets to the Successful Bidder pursuant to the terms of the Successful Bid upon the approval of such Successful Bid by the Bankruptcy Court.

10.	Designation of Back-Up Bidder

Notwithstanding anything in these Bidding Procedures to the contrary, if an Auction is conducted, the Qualified Bidder with the next highest or otherwise best bid at the conclusion of the Auction for the Purchased Assets, as determined by the Sellers, in the exercise of their business judgment, shall be deemed to have submitted the next highest or otherwise best bid for such assets (such bid, a “Back-Up Bid” and the Qualified Bidder submitting such bid, a “Back-Up Bidder”) and shall be announced at the time to all Qualified Bidders participating in the Auction.

If for any reason the Successful Bidder fails to consummate its Successful Bid within the time permitted after the entry of the Sale Order, then the Sellers may deem the Back-Up Bidder to be the new Successful Bidder and its Back-Up Bid to be the new Successful Bid, and the Sellers will be authorized (but not directed), without further order of the Bankruptcy Court, to consummate a sale transaction with such Back-Up Bidder on the terms of its Back-Up Bid; provided, that if the Sellers elect to do so, the Sellers, within their discretion, (i) will file a written notice of such transaction with the Bankruptcy Court at least 24 hours in advance of consummation thereof, and/or (ii) may (but shall not be required to) seek approval for the consummation of such sale transaction with such Back-Up Bidder pursuant to a separate order to be submitted at a later date consistent with the terms of the Back-Up Bid.

Each Back-Up Bid must remain open until four (4) months after execution of the applicable Stalking Horse Agreement or Proposed Asset Purchase Agreement (the “Outside Back-Up Date”), except in the event the Stalking Horse Bidder is designated as the Back-Up Bidder in which case the Stalking Horse Bidder shall not be permitted to terminate the Stalking Horse Agreement until the earlier of (a) the date upon which an Alternative Transaction has been consummated following approval by the Bankruptcy Court, or (b) May 31, 2019 (as such date may be extended pursuant to Section 8.1(b) of the Stalking Horse Agreement).

11.	Good Faith Deposit

Except as otherwise provided in this paragraph with respect to the Successful Bid and Back-Up Bid, if any, the Good Faith Deposits of all Qualified Bidders that submitted such a deposit under the Bidding Procedures shall be returned upon or within three (3) business days after the Auction. The Good Faith Deposit of a Successful Bidder shall be held until the closing of the sale of the Purchased Assets and applied in accordance with the Successful Bid. The Good Faith Deposit of any Back-Up Bidder (other than the Stalking Horse Bidder) shall be returned within three (3) business days after the Outside Back-Up Date. If the Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Sellers will not have any obligation to return the Good Faith Deposit deposited by such Successful Bidder, which may be retained by the Sellers as liquidated damages, in addition to any and all rights, remedies and/or causes of action that may be available to the Sellers at law or in equity, and, the Sellers shall be free to consummate the proposed transaction at the next highest or otherwise best bid at the Auction by a Qualified Bidder, without the need for an additional hearing or order of the Bankruptcy Court. Notwithstanding any provision hereof, the terms pertaining to any Good Faith Deposit submitted by the Stalking Horse Bidder pursuant to the Stalking Horse Agreement (including, without limitation, the entitlements of the Stalking Horse Bidder and Sellers to such Good Faith Deposit and the timing of return of any Good Faith Deposit to the Stalking Horse Bidder) shall be governed by the terms of the Stalking Horse Agreement and the Bidding Procedures Order.

12.	Sale Is As Is/Where Is

Except as otherwise provided in the Stalking Horse Agreement, any Proposed Asset Purchase Agreement, the Successful Bid or any order of the Bankruptcy Court approving the sale of the Purchased Assets, the Purchased Assets sold pursuant to these Bidding Procedures shall be conveyed at the closing of the sale in their then-present condition, “AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.”

C.	THE BID PROTECTIONS

In recognition of the expenditure of time, energy, and resources, and because the agreement to make payment thereof is necessary to preserve the value of each of the Sellers’ estates, the Sellers have agreed that, among other triggering events, if the Buyer is not the Successful Bidder, then the Sellers will pay the Buyer, pursuant to and in accordance with the terms of the Stalking Horse Agreement, (a) an aggregate “break-up” fee of $672,500, as more fully described in the Stalking Horse Agreement (as defined therein, the “Break-Up Fee”), and (b) an amount in cash equal to the Expense Reimbursement (as such term is defined in the Stalking Horse Agreement (the “Expense Reimbursement”), which is not to exceed $750,000. The Break-Up Fee and Expense Reimbursement shall be payable as provided for pursuant to the terms of the Stalking Horse Agreement, and nothing herein shall be deemed to limit or otherwise modify the terms thereof, including other circumstances pursuant to which the Break-Up Fee and Expense Reimbursement may be payable.

Except for the Stalking Horse Bidder, no Qualified Bidder or other party submitting a bid shall be entitled to any expense reimbursement, breakup fee, termination or similar fee or payment.

D.	SALE HEARING

The Sellers will seek entry of an order from the Bankruptcy Court, at a hearing (the “Sale Hearing”) to begin at 10:00 a.m. (prevailing Eastern Time) on April 4, 2019 or as soon thereafter as counsel may be heard, to approve and authorize the sale to the Successful Bidder (including, without limitation, the assumption and assignment to the Successful Bidder of any executory contracts or unexpired leases to be assigned to the Successful Bidder in accordance with the Stalking Horse Agreement or Proposed Asset Purchase Agreement, as applicable, at the Sale Hearing on terms and conditions determined in accordance with the Bidding Procedures).

E.	MISCELLANEOUS

The Auction and the Bidding Procedures are solely for the benefit of the Sellers and the Stalking Horse Bidder, and nothing contained in the Bidding Procedures Order, the Bidding Procedures or the Stalking Horse Agreement shall create any rights in any other person or bidder (including, without limitation, rights as third-party beneficiaries or otherwise) other than the rights expressly granted to the Successful Bidder under the Bidding Procedures Order.

Without prejudice to the rights of the Stalking Horse Bidder under the terms of the Stalking Horse Agreement and the Bidding Procedures Order, the Sellers may modify the rules, procedures and deadlines set forth herein, or adopt new rules, procedures and deadlines that, in their reasonable discretion, will better promote the goals of these Bidding Procedures (namely, to maximize value for the estates); provided, however, that the Sellers may not modify the Bid Protections afforded to the Stalking Horse Bidder in accordance with the Stalking Horse Agreement, unless agreed in writing by the Stalking Horse Bidder and Sellers. For the avoidance of doubt, the Sellers may not modify the rules, procedures, or deadlines set forth herein, or adopt new rules, procedures, or deadlines that would impair in any material respect the Stalking Horse Bidder’s right to payment of the Break-Up Fee or the Expense Reimbursement without the express written consent of the Stalking Horse Bidder. All such modifications and additional rules will be communicated to each of the Notice Parties, Potential Bidders, and Qualified Bidders (including the Stalking Horse Bidder) or announced at the Auction.

The Bankruptcy Court shall retain exclusive jurisdiction to hear and determine all matters arising from or relating to implementation of the Bidding Procedures Order.

EXHIBIT C

FORM OF BIDDING PROCEDURES ORDER

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY Caption in Compliance with D.N.J. LBR 9004-1

LOWENSTEIN SANDLER LLP

Kenneth A. Rosen, Esq. (krosen@lowenstein.com)

Michael S. Etkin, Esq. (metkin@lowenstein.com)

Paul Kizel, Esq. (pkizel@lowenstein.com)

Wojciech F. Jung, Esq. (wjung@lowenstein.com)

Philip J. Gross, Esq. (pgross@lowenstein.com)

One Lowenstein Drive

Roseland, New Jersey 07068

(973) 597-2500 (Telephone)

(973) 597-2400 (Facsimile)

Proposed Counsel to the Debtors and

Debtors-in-Possession

In re: ACETO CORPORATION, et al.,[1] Debtors.	Chapter 11 Case No. 19-13448 (VFP) (Jointly Administered)

ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF;

AND (F) GRANTING RELATED RELIEF

The relief set forth on the following pages, numbered two (2) through ________ (__), is hereby ORDERED.

1 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Aceto Corporation (0520); Aceto Agricultural Chemicals Corporation (3948); Aceto Realty LLC (7634); Rising Pharmaceuticals, Inc. (7959); Rising Health, LLC (1562); Acetris Health, LLC (3236); PACK Pharmaceuticals, LLC (2525); Arsynco, Inc. (7392); and Acci Realty Corp. (4433).

Page:	2
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”), seeking entry of an order (this “Order”), pursuant to sections 105, 363, 365 and 503 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rules 6004-1, 6004-2 and 6004-3 of the Local Rules of the United States Bankruptcy Court for the District of New Jersey (the “Local Rules”):

(i) (a) authorizing and approving certain bidding procedures (as attached hereto as Exhibit 1, the “Bidding Procedures”) in connection with the sale (the “Sale”) of substantially all assets (as defined in the Stalking Horse Agreement (defined below), the “Purchased Assets”) comprising the Debtors’ Pharma Business (as defined in the Motion) pursuant to that certain Asset Purchase Agreement, dated as of March [●], 2019 (together with the schedules thereto and related documents, and as may be amended, supplemented or otherwise modified from time to time, the “Stalking Horse Agreement”), substantially in the form attached to the Motion as Exhibit B, by and among Rising Pharmaceuticals, Inc., Pack Pharmaceuticals, LLC, Rising Health, LLC, and Acetris Health, LLC (together, the “Sellers” and each a “Seller”), Aceto Corporation, as Parent, and Shore Suven Pharma, Inc. (the “Buyer” or “Stalking Horse Bidder”), subject to the outcome of an auction (the “Auction”) if the Sellers receive one or more timely and acceptable Qualified Bids (as defined in the Bidding Procedures); (b) authorizing and approving the Break-Up Fee and Expense Reimbursement (each as defined in the Bidding Procedures, and together, the “Bid Protections”) for the Stalking Horse Bidder; (c) scheduling the Auction and a hearing (the “Sale Hearing”) to consider approval of the Sale; (d) approving procedures related to the assumption and assignment of certain of the Sellers’ executory contracts and unexpired leases (the “Assumption and Assignment Procedures”); (e) approving the form and manner of notice thereof; and (f) granting related relief (collectively, the “Bidding Procedures Relief”); and (ii) (a) authorizing the Sale of the Purchased Assets free and clear of Liens and Claims (each as defined in the Stalking Horse Agreement) and Interests,3 except as provided in the Stalking Horse Agreement or other Proposed Asset Purchase Agreement of the Successful Bidder (each as defined in the Bidding Procedures); (b) approving the assumption and assignment of certain of the Sellers’ executory contracts (each, an “Executory Contract”) and unexpired leases (each, an “Unexpired Lease”) related thereto (any such Executory Contract or Unexpired Lease designated by the Successful Bidder to be assumed and assigned pursuant to the Sale, a “Buyer Assumed Agreement” and collectively, the “Buyer Assumed Agreements”); and (c) granting related relief; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and this Court having the power to enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and heard the statements in support of the relief requested therein at a hearing before this Court; and this Court having determined that the legal and factual bases set forth in the Motion and at the hearing establish just cause for the relief granted herein; and this Court having determined that the relief requested by the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties in interest; and upon all of the proceedings in these Chapter 11 Cases had before this Court; and after due deliberation and sufficient cause appearing therefor, it is hereby

2 Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion or the Bidding Procedures attached hereto as Exhibit 1.

3 As used herein, “Interests” means all encumbrances and other interests, including, but not limited to: (1) those that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal or termination of the Debtors’ interest in the Purchased Assets, or any similar rights, including rights under section 365(h) of the Bankruptcy Code; (2) those relating to taxes arising under or out of in connection with, or in any way relating to the operation of the Purchased Assets prior to the Closing; and (3) (a) those arising under all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, rights of setoff or recoupment, encumbrances, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, and (b) all debts arising in any way in connection with any agreements, acts or failures to act of any of the Debtors or any of the Debtors’ predecessors or affiliates, Claims, obligations, liabilities, rights of set off or recoupment, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of the Debtors’ bankruptcy cases, and whether imposed by agreement, understanding, law, equity or otherwise, including, but not limited to, Claims otherwise arising under doctrines of successor liability to the greatest extent permitted by applicable law.

Page:	3
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

FOUND, CONCLUDED, AND DETERMINED THAT:

A.       The Debtors have demonstrated good and sufficient reasons for, and the best interests of their estates, creditors, and other parties in interest will be served by, this Court granting, to the extent provided herein, the relief requested in the Motion relating to the bidding process, including approval of (1) the Bidding Procedures, (2) the Bid Protections, (3) the Assumption and Assignment Procedures, and (4) the forms of the Cure Notice (as defined below) and Sale Notice (as defined below) attached to the Motion as Exhibit C and Exhibit D, respectively.

B.       Good and sufficient business reasons exist for the Court to authorize the Debtors to enter into Stalking Horse Agreement in accordance with the terms of this Order and the Bidding Procedures.

C.       The Debtors have demonstrated good and sufficient reasons for, and the best interests of their estates will be served by, this Court scheduling the Sale Hearing to consider granting the other relief requested in the Motion, including approval of the Sale and the transfer of the Purchased Assets (and the assumption and assignment of the Buyer Assumed Agreements) to the Successful Bidder free and clear of all Liens, Claims and Interests, except those expressly assumed as set forth in the Stalking Horse Agreement, pursuant to sections 363(f) and 365 of the Bankruptcy Code.

Page:	4
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

D.       The Bid Protections as set forth in Section 8.3 of the Stalking Horse Agreement to be paid under the circumstances described therein to the Stalking Horse Bidder are: (1) an actual and necessary cost of preserving the value of the respective Debtors’ estates within the meaning of section 503(b) of the Bankruptcy Code; (2) commensurate to the real and substantial benefits conferred upon the Debtors’ estates by the Stalking Horse Bidder; and (3) reasonable and appropriate in light of the size and nature of the proposed Sale and comparable transactions, the commitments and accommodations of the Stalking Horse Bidder that have been made for the benefit of the Debtors’ estates, and the efforts that have been and will be expended by the Stalking Horse Bidder.

E.       The Bid Protections are the product of negotiations between the Debtors and the Stalking Horse Bidder conducted in good faith and at arm’s length, and the Stalking Horse Agreement (including the Bid Protections) is the culmination of a process undertaken by the Debtors and their professionals to negotiate a transaction with a bidder who was prepared to pay the highest or otherwise best purchase price for the Purchased Assets to maximize the value of the Debtors’ estates.

Page:	5
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

F.       Moreover, the Bid Protections are an essential and material inducement and express condition of the Stalking Horse Bidder’s entry into, and continuing obligations under, the Stalking Horse Agreement. Unless it is assured that the Bid Protections will be available, the Stalking Horse Bidder is unwilling to remain obligated to consummate the Sale or otherwise be bound under the Stalking Horse Agreement (including the Stalking Horse Bidder’s obligation to maintain its committed offer while such offer is subject to higher or otherwise better offers as contemplated by the Bidding Procedures). The Bid Protections have induced the Stalking Horse Bidder to submit a bid that will serve as a minimum or floor bid for the Purchased Assets on which the Debtors, their creditors and other bidders can rely, and which encourages and facilitates the Auction process. The Stalking Horse Bidder has thus provided a material benefit to the Debtors, their estates and creditors by increasing the likelihood that the best possible purchase price for the Purchased Assets will be realized. Accordingly, the Bid Protections are fair, reasonable and appropriate, and necessary to facilitate a competitive, value-maximizing Sale for the benefit of the Debtors’ estates.

G.       The Stalking Horse Bidder is not an “insider” or “affiliate” of any of the Debtors, as those terms are defined in section 101 of the Bankruptcy Code, and except as set for in the [Declaration(s) of [●]], no common identity of directors, officers or controlling stockholders exists among the Stalking Horse Bidder and the Debtors. The Stalking Horse Bidder and its counsel and advisors have acted in “good faith” within the meaning of section 363(m) of the Bankruptcy Code in connection with the Stalking Horse Bidder’s negotiations of the Bid Protections and the Bidding Procedures and entry into the Stalking Horse Agreement.

Page:	6
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

H.       The Bidding Procedures are fair, reasonable, and appropriate and are designed to maximize the recovery from the Sale of the Purchased Assets.

I.        The process for submitting Qualified Bids is fair, reasonable, and appropriate and is designed to maximize recoveries for the benefit of the Debtors’ estates, creditors, and parties in interest.

J.        Good and sufficient notice of the relief sought in the Motion has been provided under the circumstances, and no other or further notice is required except as set forth in the Bidding Procedures and the Assumption and Assignment Procedures. A reasonable opportunity to object or be heard regarding the relief requested in the Motion has been afforded to all parties in interest.

K.       The Sale Notice, the Cure Notice, and the Supplemental Cure Notice (each as defined below) are appropriate and reasonably calculated to provide all interested parties with timely and proper notice of this Order, the Bidding Procedures, the Sale, the Sale Hearing, and any and all objection deadlines related thereto, including with respect to cure amounts and the assumption and assignment of Executory Contracts and Unexpired Leases, and no other or further notice is required of the foregoing.

L.       The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the foregoing findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Page:	7
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

IT IS HEREBY ORDERED THAT:

1.       The Motion and Bidding Procedures Relief is GRANTED as set forth herein.

2.       All objections or reservations of rights to the Motion or the Bidding Procedures Relief requested therein that have not been withdrawn, waived or settled are hereby overruled.

I.	Sales Dates and Deadlines

3.       The Debtors are authorized to proceed with the Sale in accordance with the Bidding Procedures and are authorized to take any and all actions necessary or appropriate to implement the Bidding Procedures (subject to the terms thereof) in accordance with the following dates and deadlines:

Sale Dates and Deadlines
Deadline to Serve Sale Notice and Cure Notice	No later than two (2) business days after entry of the Bidding Procedures Order
Cure Objection Deadline and Assignment Objection Deadline	No later than ten (10) days after service of the Cure Notice or Supplemental Cure Notice, as applicable
Sale Objection Deadline	March 28, 2019 at 5:00 p.m. prevailing ET
Bid Deadline	March 29, 2019 at 5:00 p.m. prevailing ET
Deadline to Notify Qualified Bidders	April 1, 2019
Deadline to Select Starting Bid	April 1, 2019
Auction (if required)	April 2, 2019 at 10:00 a.m. prevailing ET
Notice of Successful Bidder to be Filed	One (1) business day after conclusion of the Auction
Deadline for Reply Pleadings in Support of Sale	April 3, 2019 at 12:00 p.m. prevailing ET
Sale Hearing	April 4, 2019 at 10:00 a.m. prevailing ET

Page:	8
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

II.	The Bidding Procedures

4.       The Bidding Procedures attached hereto as Exhibit 1 are approved and shall govern all bids and bid proceedings relating to the sale of the Purchased Assets.

5.       If the Sellers do not receive a Qualified Bid with respect to the Purchased Assets other than the Stalking Horse Bid (as defined in the Bidding Procedures) in accordance with the Bidding Procedures, the Sellers will not hold the Auction and the Stalking Horse Bidder shall be deemed the Successful Bidder with respect to the Purchased Assets in accordance with the Bidding Procedures. Only if the Sellers receive one or more Qualified Bids with respect to the Purchased Assets in addition to the Stalking Horse Bid in accordance with the Bidding Procedures, the Sellers will conduct the Auction for the Purchased Assets.

Page:	9
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

6.       In the event of a competing Qualified Bid with respect to the Purchased Assets, the Stalking Horse Bidder shall be entitled, but not obligated, to submit Subsequent Bids (as defined in the Bidding Procedures) and shall be entitled, but not obligated, in any and all such Subsequent Bids to credit bid the full amount of the Bid Protections in lieu of cash, and for purposes of evaluating the Subsequent Bid, the full amount of such Bid Protections shall be treated as equal to cash in the same amount.

III.	Stalking Horse Bidder, Bid Protections, and Stalking Horse Agreement

7.       The Debtors’ entry into the Stalking Horse Agreement is authorized and approved, subject to higher and better offers at the Auction regarding the Purchased Assets in accordance with the Bidding Procedures.

8.       The Debtors are authorized to perform all obligations of the Debtors set forth in the Stalking Horse Agreement that are intended to be performed prior to the Sale Hearing and prior to the entry of the Sale Order, subject to the terms of the Bidding Procedures.

9.       The Bid Protections for the Stalking Horse Bidder are approved in their entirety. The Debtors are authorized to pay any amounts that may become due to the Stalking Horse Bidder on account of the Bid Protections on the terms set forth in the Stalking Horse Agreement. The Stalking Horse Bidder shall be granted an allowed administrative expense claim under sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code in an amount equal to the Break-Up Fee and Expense Reimbursement to the extent they become due in accordance with the terms of the Stalking Horse Agreement, which (if triggered) shall be payable in accordance with the terms of the Stalking Horse Agreement, without further order of or proceedings before this Court. Nothing in this Order shall be construed as authorizing and directing the payment of any Bid Protections to the Stalking Horse Bidder in the event the Stalking Horse Bidder becomes the Successful Bidder with respect to the Purchased Assets.

Page:	10
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

10.       No person or entity, other than the Stalking Horse Bidder, shall be entitled to any expense reimbursement, break-up fee, “topping,” or other similar fee or payment.

11.       Any deposit provided by the Stalking Horse Bidder and all other Qualified Bidders shall be held in escrow by the Debtors or their agent, and shall not become property of the Debtors’ bankruptcy estates unless and until released from escrow to the Debtors pursuant to the terms of the applicable escrow agreement or order of this Court.

12.       The Stalking Horse Bidder shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to take any action necessary or required under the Stalking Horse Agreement or any other sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified solely to the extent necessary to implement the preceding sentence, provided, however, that this Court shall retain exclusive jurisdiction over any and all disputes with respect thereto.

Page:	11
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

IV.	Sale Hearing

13.       The Sale Hearing shall be held on April 4, 2019 at 10:00 a.m. (prevailing Eastern Time) before this Court, the United States Bankruptcy Court for the District of New Jersey, Martin Luther King, Jr. Federal Building, 50 Walnut Street, 3rd Floor, Newark, New Jersey 07102. Any objections to the Sale (a “Sale Objection”) must (a) be in writing, (b) state the basis of such objection with specificity, (c) conform to the Bankruptcy Rules and the Local Rules and (d) be filed with the Bankruptcy Court and served upon the Notice Parties (as defined below) so as to be received not later than 5:00 p.m. prevailing Eastern Time on March 28, 2019 (the “Sale Objection Deadline”). Any party failing to timely file a Sale Objection by the Sale Objection Deadline shall be forever barred from objecting and shall be deemed to have consented to the Sale, including the transfer of the Debtors’ right, title and interest in, to, and under the Purchased Assets free and clear of any and all Liens, Claims and Interests (each as defined in the Stalking Horse Agreement) in accordance with the Stalking Horse Agreement or other definitive agreement with respect to the Sale.

14.       The Sale Hearing may be adjourned by the Debtors from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open court on the date scheduled for the Sale Hearing.

Page:	12
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

V.	Notice Procedures

15.       The Notice of Proposed Sale, Auction Date, Objection Deadline and Sale Hearing (Pharma Business), in the form substantially similar to that attached to the Motion as Exhibit D (the “Sale Notice”), is approved.

16.       The Debtors shall, within two (2) business days after entry of this Order, serve a copy of the Sale Notice by first class mail, postage prepaid to: (a) the Office of The United States Trustee for the District of New Jersey; (b) McGuireWoods LLP, c/o Kenneth Noble, Esq., as counsel for the DIP Agent and Prepetition Agent; (c) the Indenture Trustee for the Noteholders; (d) any proposed counsel to the Official Committee of Unsecured Creditors; (e) the U.S. Securities and Exchange Commission, New York Regional Office; (f) the Internal Revenue Service; (g) the U.S. Food and Drug Administration; (h) the Assistant Attorney General in charge of the Antitrust Division of the U.S. Department of Justice; (i) all applicable state and local taxing authorities; (j) all persons known by the Debtors to have expressed an interest to the Debtors in a transaction with respect to the Purchased Assets during the previous six months; (k) all entities known by the Debtors that may have a lien, claim, encumbrance, or other interest in the Purchased Assets (for which identifying information and addresses are available to the Debtors); (l) all non-Debtor parties to the Executory Contracts and Unexpired Leases; (m) all of the Debtors’ known creditors; (n) the Office of the Attorneys General of the States of New York and New Jersey; (o) the United States Attorney’s Office for the District of New Jersey; (p) the United States Attorney’s Office for the Eastern District of New York; and (q) all parties that have requested to receive notice in these cases under Bankruptcy Rule 2002.

Page:	13
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

17.       Additionally, within seven days after entry of this Order, or as soon as reasonably practicable thereafter, the Debtors shall publish a notice, setting forth the information contained in the Sale Notice, on one occasion, in either The New York Times, Wall Street Journal or USA Today. Such publication notice shall be deemed sufficient and proper notice of the Sale to any other interested parties whose identities are unknown to the Debtors.

VI.	Assumption and Assignment Procedures

18.       The Notice of Assumption and Assignment of Executory Contracts and Unexpired Leases in Connection with Proposed Sale of Certain Assets of the Debtors Relating to the Pharma Business, in the form substantially similar to that attached to the Motion as Exhibit C (the “Cure Notice”), is approved.

19.       The Debtors shall, within two (2) business days of the entry of this Order, serve the Cure Notice upon each non-Debtor counterparty4 to each Executory Contract or Unexpired Lease to which a Seller is a party that may be assumed and assigned to the Stalking Horse Bidder, regardless of whether, at that time, the Executory Contract or Unexpired Lease is listed as being proposed to be assumed and assigned to the Stalking Horse Bidder. The Cure Notice shall state the date, time and place of the Sale Hearing and the date by which any objection to the assumption and assignment of such Executory Contract or Unexpired Lease must be filed and served. The Cure Notice shall also identify the amounts, if any, that the Debtors believe are owed to each counterparty to an Executory Contract or Unexpired Lease to cure any defaults that exist under such contract or lease (such amounts, the “Cure Costs”) pursuant to section 365 of the Bankruptcy Code. The Cure Notice does not constitute an admission that an Executory Contract or Unexpired Lease is in fact an executory contract or unexpired lease for the purposes of section 365 of the Bankruptcy Code, and the Debtors reserve any and all rights with respect to the Executory Contracts and Unexpired Leases. The inclusion of an Executory Contract or Unexpired Lease on the Cure Notice shall not obligate the Successful Bidder to take assignment of such Executory Contract or Unexpired Lease. Only those contracts that constitute (a) Buyer Assumed Agreements pursuant to the Stalking Horse Agreement or (b) if the Successful Bidder is not the Stalking Horse Bidder, Buyer Assumed Agreements identified in the Successful Bidder’s Proposed Asset Purchase Agreement, shall be assumed, assigned and sold to such Successful Bidder.

4 The Cure Notice served upon each non-Debtor counterparty may, in the Debtors’ discretion, include an individualized Exhibit 1 that lists only the recipient counterparty’s Executory Contract(s) and/or Unexpired Lease(s).

Page:	14
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

20.       If any counterparty to an Executory Contract or Unexpired Lease objects for any reason to any proposed Cure Costs set forth in the Cure Notice or any Supplemental Cure Notice, such counterparty must (a) file with the Court a written objection (a “Cure Costs Objection”) and (b) serve such Cure Costs Objection, so as to be received no later than ten (10) days after service of the Cure Notice or Supplemental Cure Notice, as applicable (the “Cure Objection Deadline”), on: (i) counsel to the Debtors, Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020 (Attn: Steven E. Siesser, Esq. (ssiesser@lowenstein.com), Paul Kizel, Esq. (pkizel@lowenstein.com) and Philip J. Gross, Esq. (pgross@lowenstein.com)); (ii) counsel to the Buyer, Reed Smith LLP, 599 Lexington Ave, New York, New York 10036 (Attn: Niket Rele, Esq. (nrele@reedsmith.com), John Algie, Esq. (jalgie@reedsmith.com) and Derek J. Baker, Esq. (dbaker@reedsmith.com)); (iii) the Office of The United States Trustee, One Newark Center, 1085 Raymond Boulevard, Suite 2100, Newark, New Jersey 07102 (Attn: Fran B. Steele (Fran.B.Steele@usdoj.gov) and David Gerardi, Esq. (David.Gerardi@usdoj.gov)); and (iv) proposed counsel to the Official Committee of Unsecured Creditors, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, 10038-4982 (Attn: Jayme T. Goldstein, Esq. (jgoldstein@stroock.com) and Erez E. Gilad, Esq. (egilad@stroock.com)) (collectively, the “Notice Parties”).

21.       If, at any time and from time to time after the entry of this Order, the Debtors or the Stalking Horse Bidder or other Successful Bidder identify additional Executory Contracts or Unexpired Leases to be assumed and assigned as Buyer Assumed Agreements in accordance with the terms of the Stalking Horse Agreement or Successful Bidder’s Proposed Asset Purchase Agreement, the Debtors shall serve a supplemental Cure Notice (each, a “Supplemental Cure Notice”) by facsimile, electronic transmission, hand delivery or overnight mail on the applicable non-debtor counterparty and its counsel (if known) no later than ten (10) days before the closing (“Closing”) of the Sale, or, if such Executory Contract or Unexpired Lease is identified less than ten (10) days prior to the Closing, by the date set forth on the Supplemental Cure Notice. Each Supplemental Cure Notice shall: (a) state the date, time and place of the Sale Hearing (or later hearing, if applicable); (b) state the date by which any objection to the assumption and assignment of such Buyer Assumed Agreement must be filed and served; and (c) identify the proposed Cure Costs, if any.

Page:	15
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

22.       Each Cure Costs Objection must set forth with specificity each and every asserted default in any Executory Contract or Unexpired Lease and the monetary cure amount asserted by such counterparty to the extent it differs from the Cure Costs, if any, specified by the Debtors in the Cure Notice or Supplemental Cure Notice, as applicable.

23.       In the event that the Debtors and the non-debtor party cannot resolve a Cure Costs Objection, disputed Cure Costs shall not be paid until the resolution of any such disputes by the Court or mutual agreement of the Debtors, with the consent of the Stalking Horse Bidder to the extent required in the Stalking Horse Agreement, and the objecting party. Cure Costs Objections may be resolved by the Court at the Sale Hearing, or at a separate hearing either before or after the Sale Hearing. Any resolution of an objection to a Cure Cost occurring after the Sale Hearing shall nevertheless remain subject to the rights, obligations and duties of the Debtors and the Stalking Horse Bidder under the Stalking Horse Agreement.

Page:	16
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

24.       Any counterparty to an Executory Contract or Unexpired Lease that fails to timely file and serve a Cure Costs Objection shall be forever barred from asserting that Cure Costs are owed in an amount in excess of that set forth in the Cure Notice or Supplemental Cure Notice. If no Cure Costs Objection is timely filed and served by the Cure Objection Deadline with respect to a Buyer Assumed Agreement, the Cure Costs identified in the Cure Notice or Supplemental Cure Notice, as applicable, with respect to the applicable Executory Contract(s) and/or Unexpired Lease(s) shall be the only amounts necessary to be paid to cure all monetary defaults pursuant to section 365(b) of the Bankruptcy Code under such Buyer Assumed Agreement(s), to the extent the Stalking Horse Bidder (or other Successful Bidder) ultimately decides to have the applicable Buyer Assumed Agreement(s) assumed and assigned to it. Any party failing to timely file a Cure Costs Objection shall be deemed to have consented and forever barred from objecting to the Cure Costs and from asserting any additional cure or other amounts against the Debtors, their estates or the Successful Bidder, notwithstanding anything to the contrary in any Executory Contract or Unexpired Lease, or any other document. To the extent a Cure Costs Objection is resolved or determined unfavorably to the applicable Debtor, such Debtor may, with the prior written consent of the Successful Bidder, seek to instead reject the applicable Executory Contract or Unexpired Lease after such determination.

Page:	17
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

25.       If any counterparty to an Executory Contract or Unexpired Lease objects to the assumption and assignment of such Executory Contract or Unexpired Lease for any reason (including with respect to adequate assurance of future performance) other than the amount of the proposed Cure Costs (an “Assignment Objection”), such counterparty must file and serve such Assignment Objection so as to be received by the Notice Parties by no later than ten (10) days after service of the Cure Notice or Supplemental Cure Notice, as applicable (the “Assignment Objection Deadline”). The Court shall make any and all determinations concerning an Assignment Objection, including adequate assurance of future performance under the Buyer Assumed Agreements pursuant to sections 365(b) and (f)(2) of the Bankruptcy Code, at the Sale Hearing (or such later hearing as may be requested by the Debtors).

26.       If no Assignment Objection is timely filed and served by the Assignment Objection Deadline, the counterparty to an Executory Contract or Unexpired Lease shall be deemed to have consented (including deemed consent under section 365(c)(1) of the Bankruptcy Code), to the assumption, assignment and sale of the Executory Contract or Unexpired Lease to the Successful Bidder if such Executory Contract or Unexpired Lease is elected by the Successful Bidder as a Buyer Assumed Agreement and shall be forever barred from asserting any objection with regard to such assumption, assignment and sale; provided, however, in the event that the Successful Bidder is not the Stalking Horse Bidder, the non-debtor parties to the Executory Contracts and Unexpired Leases to be assumed and assigned to such Successful Bidder shall have until 4:00 p.m. on the date that is one (1) business day prior to the Sale Hearing to object to the assumption, assignment and/or sale of their Executory Contracts and Unexpired Leases to such Successful Bidder; provided further, however, any such objection may relate solely to adequate assurance of future performance by such Successful Bidder pursuant to sections 365(b) and (f)(2) of the Bankruptcy Code.

Page:	18
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

27.       The Stalking Horse Bidder may add or remove any Buyer Assumed Agreement to be assumed by the Debtors and assigned to the Stalking Horse Bidder at any time prior to five (5) days prior to the Sale Hearing in accordance with the terms of the Stalking Horse Agreement.

28.       Pursuant to section 365(k) of the Bankruptcy Code, the Debtors and the Debtors’ estates shall be relieved of all liability accruing or arising after the assumption and assignment of the Buyer Assumed Agreements.

VII.	Miscellaneous

29.       The Debtors are authorized to take such actions as may be necessary or appropriate to implement and effectuate the terms of this Order, including, but not limited to, expending such funds or taking such actions as may be necessary or appropriate to comply with the Bidding Procedures.

Page:	19
Debtors:	ACETO CORPORATION, et al.
Case No.:	Case No. 19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS; (B) AUTHORIZING AND APPROVING BID PROTECTIONS; (C) APPROVING PROCEDURES FOR THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; (D) SCHEDULING A SALE HEARING; (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF; AND (F) GRANTING RELATED RELIEF

30.       In the event of any inconsistency between the provisions of this Order and any Exhibit referenced herein or in the Motion, the provisions of this Order shall control.

31.       The Court shall retain exclusive jurisdiction to interpret, implement, and enforce the terms and provisions of this Order, the Bidding Procedures, and the Stalking Horse Agreement and decide any issues or disputes concerning this Order, the Bidding Procedures and the Stalking Horse Agreement and the rights and duties of the parties hereunder and/or thereunder, including the interpretation of the terms, conditions, and provisions hereof and/or thereof.

32.       All persons and entities that participate in the bidding process or the Auction shall be deemed to have knowingly and voluntarily submitted to the exclusive jurisdiction of this Court with respect to all matters related to the terms and conditions of the transfer of the Purchased Assets, the Auction, and any Sale.

33.       Notwithstanding the possible applicability of Bankruptcy Rules 6004(h) or 6006(d), or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon entry.

EXHIBIT D

FORM OF BILL OF SALE

BILL OF SALE

[•], 2019

Pursuant to that certain Asset Purchase Agreement, dated as of March 7, 2019 (the “Purchase Agreement”), by and among Aceto Corporation, a New York corporation (“Parent”), Rising Pharmaceuticals, Inc., a Delaware corporation (“Rising”), and the wholly-owned subsidiaries of Rising, PACK Pharmaceuticals, LLC, an Arizona limited liability company, Rising Health, LLC, a Delaware limited liability company, and Acetris Health, LLC, a Delaware limited liability company (collectively with Rising, “Sellers” and each, a “Seller”), each a debtor and debtor in possession under Case No. 19-13448 pending in the United States Bankruptcy Court for the District of New Jersey, and Shore Suven Pharma, Inc., a Delaware corporation (“Buyer”), on the other hand, and for good and valuable consideration, the receipt and sufficiency of which Sellers hereby expressly acknowledge, each Seller hereby sells, transfers, assigns, conveys and delivers to Buyer and Buyer’s successors and assigns, to have and to hold forever, all of its right, title and interest in and to each of the Purchased Assets (which shall not include, and Buyer is not acquiring from Sellers, any of the Excluded Assets, and each Seller shall retain ownership of all right, title and interest in and to its respective Excluded Assets), free and clear of all Liens (other than Permitted Liens).

Except for terms specifically defined in this Bill of Sale, all capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Each Seller does hereby irrevocably constitute and appoint Buyer and Buyer’s successors and assigns, such Person’s true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of such Person, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all of the Purchased Assets, and to prosecute the same at Law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

From time to time after the date hereof, Sellers and Buyer agree to execute and deliver, or cause to be executed and delivered, such instruments and documents as may be reasonably requested in order to carry out the purposes of this Bill of Sale, and to do all other things and execute and deliver all other instruments and documents as may be required under the Purchase Agreement to carry out the purposes of this Bill of Sale.

Notwithstanding anything to the contrary herein, each Seller is executing and delivering this Bill of Sale in accordance with and subject to all of the terms and provisions of the Purchase Agreement, including, without limitation, the provisions of Section 3.23 thereof, and Buyer accepts this Bill of Sale on such basis. To the extent of any conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. This Bill of Sale shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. This Bill of Sale is for the sole benefit of Buyer and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable benefit, claim, cause of action, remedy or right of any kind. This Bill of Sale may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Bill of Sale transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed as of the date first above written.

SELLERS:

RISING PHARMACEUTICALS, INC.

By:
Name:
Title:

PACK PHARMACEUTICALS, LLC

By:
Name:
Title:

RISING HEALTH, LLC

By:
Name:
Title:

ACETRIS HEALTH, LLC

By:
Name:
Title:

[Signature Page to Bill of Sale]

EXHIBIT E

FORM OF SALE ORDER

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY Caption in Compliance with D.N.J. LBR 9004-1

LOWENSTEIN SANDLER LLP

Kenneth A. Rosen, Esq. (krosen@lowenstein.com)

Michael S. Etkin, Esq. (metkin@lowenstein.com)

Paul Kizel, Esq. (pkizel@lowenstein.com)

Wojciech F. Jung, Esq. (wjung@lowenstein.com)

Philip J. Gross, Esq. (pgross@lowenstein.com)

One Lowenstein Drive

Roseland, New Jersey 07068

(973) 597-2500 (Telephone)

(973) 597-2400 (Facsimile)

Counsel to the Debtors and

Debtors-in-Possession

In re: ACETO CORPORATION, et al.,[1] Debtors.	Chapter 11 Case No. 19-13448 (VFP) (Jointly Administered)

ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED
THERETO, AND (C) GRANTING RELATED RELIEF

The relief set forth on the following pages, numbered two (2) through ________ (__), is hereby ORDERED.

1 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Aceto Corporation (0520); Aceto Agricultural Chemicals Corporation (3948); Aceto Realty LLC (7634); Rising Pharmaceuticals, Inc. (7959); Rising Health, LLC (1562); Acetris Health, LLC (3236); PACK Pharmaceuticals, LLC (2525); Arsynco, Inc. (7392); and Acci Realty Corp. (4433).

Page:	2
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

Upon the motion (the “Sale Motion”), of the above-captioned debtors and debtors in possession (collectively, the “Debtors”), seeking entry of an order (this “Sale Order”), pursuant to sections 105, 363 and 365 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rules 6004-1, 6004-2 and 6004-3 of the Local Rules of the United States Bankruptcy Court for the District of New Jersey (the “Local Rules”), (a) authorizing and approving the Debtors’ entry into and performance under the terms and conditions of that certain Asset Purchase Agreement, dated as of March [●], 2019 (together with the schedules and/or exhibits thereto and all related documents, and as may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”),2 substantially in the form attached hereto as Exhibit 1, by and among Rising Pharmaceuticals, Inc., Pack Pharmaceuticals, LLC, Rising Health, LLC, and Acetris Health, LLC (each a “Seller”, and together, the “Sellers”), Aceto Corporation, as Parent, and Shore Suven Pharma, Inc. (the “Buyer”), and all other Ancillary Documents (as defined in the Purchase Agreement) (together with the Purchase Agreement, the “Transaction Documents”), (b) authorizing and approving the sale (collectively, and including all actions taken or required to be taken in connection with the implementation and consummation of the Purchase Agreement, the “Sale”) of the Purchased Assets (as defined in the Purchase Agreement) free and clear of all Liens, Claims and Interests (each as defined herein) and the assumption of the Assumed Liabilities to the extent set forth in the Purchase Agreement upon the closing of the Sale (the “Closing”), (c) authorizing the assumption and assignment of certain of the Sellers’ (as applicable) executory contracts and unexpired leases related thereto as set forth on the applicable schedules of the Purchase Agreement (each, a “Buyer Assumed Agreement,” and, collectively, the “Buyer Assumed Agreements”), upon the Closing, subject to payment by the Buyer of all costs necessary to cure any defaults arising under any Buyer Assumed Agreement to the extent required by section 365(b) of the Bankruptcy Code (such amounts, the “Cure Costs”), and (d) granting related relief, all as more fully set forth in the Sale Motion; and this Court having entered the Order (A) Authorizing and Approving Bidding Procedures in Connection with the Sale of Substantially All Assets Comprising the Debtors’ Pharma Business; (B) Authorizing and Approving Bid Protections; (C) Approving Procedures for the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; (D) Scheduling a Sale Hearing; (E) Approving the Form and Manner of Notice Thereof; and (F) Granting Related Relief [Docket No. [●]] (the “Bidding Procedures Order”)[; and the Debtors having conducted an auction (the “Auction”) for the Purchased Assets]; and the Debtors having determined that the Buyer has submitted the highest or otherwise best bid for the Purchased Assets and determined that the Buyer is the Successful Bidder [and that [●] is the Back-Up Bidder] (as defined in the Bidding Procedures), in accordance with the Bidding Procedures; and the Court having conducted a hearing on the Sale Motion (the “Sale Hearing”), at which time all interested parties were offered an opportunity to be heard with respect to the Sale Motion; and the Court having reviewed and considered the Sale Motion, the Purchase Agreement, and any and all objections to the Sale, the Purchase Agreement and the other Transaction Documents filed in accordance with the Bidding Procedures Order; and the Court having heard statements of counsel and the evidence presented in support of the relief requested in the Sale Motion at the Sale Hearing [and in the Declaration(s) of [●]]; and it appearing that due notice of the Sale Motion, the Sale Hearing, the Purchase Agreement, and the Sale has been provided; and it appearing that the relief requested in the Sale Motion is in the best interests of the Debtors, their estates, their stakeholders, and all other parties in interest; and it appearing that the Court has jurisdiction over this matter; and it appearing that the legal and factual bases set forth in the Sale Motion and at the Sale Hearing establish just cause for the relief granted herein; and after due deliberation, it is hereby

2 Capitalized terms used but not otherwise defined herein have the meaning given to such terms in the Purchase Agreement or Bidding Procedures Order (as defined herein), as applicable.

Page:	3
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

FOUND, CONCLUDED, AND DETERMINED THAT:

Jurisdiction, Venue, and Final Order

A.       This Court has jurisdiction to hear and determine the Sale Motion pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper in this District and in this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.       This Sale Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), and to any extent necessary under Bankruptcy Rule 9014 and Federal Rule of Civil Procedure 54(b), as made applicable by Bankruptcy Rule 7054, the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order and the terms and conditions of this Sale Order should be immediately effective and enforceable upon its entry, and expressly directs entry of judgment as set forth herein.

C.       The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Notice of the Sale Motion, Auction, Sale Hearing, Purchase Agreement and Sale and the Cure Costs

D.       As evidenced by declarations and/or affidavits of service and publication previously filed with this Court, proper, timely, adequate, and sufficient notice of the Sale Motion, the Auction, the Sale Hearing, the Purchase Agreement, and the Sale has been provided in accordance with sections 102(1), 363, and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, 9007 and 9014. The Debtors have complied with all obligations to provide notice of the Sale Motion, the Auction, the Sale Hearing, the Purchase Agreement, and the Sale as required by the Bidding Procedures Order. The foregoing notice was good, sufficient, and appropriate under the circumstances, and no other or further notice of the Sale Motion, the Auction, the Sale Hearing, the Purchase Agreement, or the Sale is required. With respect to entities whose identities are not reasonably ascertained by the Debtors, publication of the Sale Notice (as defined in the Sale Motion) in [the New York Times] on [●], 2019 was sufficient and reasonably calculated under the circumstances to reach such entities.

Page:	4
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

E.       A reasonable opportunity to object or to be heard regarding the relief requested in the Sale Motion was afforded to all interested persons and entities.

F.       In accordance with the Bidding Procedures Order, the Debtors have served a notice of their intent to assume and assign the Buyer Assumed Agreements and of the Cure Costs upon each counterparty to a Buyer Assumed Agreement. The service and provision of such notice was good, sufficient, and appropriate under the circumstances and no further notice need be given in respect of assumption and assignment of the Buyer Assumed Agreements or establishing a Cure Cost for the respective Buyer Assumed Agreements. Counterparties to the Buyer Assumed Agreements have had an adequate opportunity to object to assumption and assignment of the applicable Buyer Assumed Agreements and the Cure Costs set forth in the notice (including objections related to the adequate assurance of future performance and objections based on whether applicable law excuses the counterparty from accepting performance by, or rendering performance to, the Buyer for purposes of section 365(c)(1) of the Bankruptcy Code). All objections, responses, or requests for adequate assurance, if any, have been resolved, overruled, or denied, as applicable.

Page:	5
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

Highest and Best Offer

G.       As demonstrated by the [Declaration(s) of [●], the] evidence proffered or adduced at the Sale Hearing, and the representations of counsel made on the record at the Sale Hearing, the Debtors conducted a sale process in accordance with, and have, along with the Buyer, complied in all material respects with, the Bidding Procedures Order and afforded a full, fair, and reasonable opportunity for any interested party to make a higher or otherwise better offer to purchase the Purchased Assets and assume the Assumed Liabilities.

H.       (i) The Debtors and their advisors engaged in a robust and extensive marketing and sale process, both prior to the commencement of these Chapter 11 Cases and through the post-petition sale process in accordance with the Bidding Procedures Order and the sound exercise of the Debtors’ business judgment; (ii) the Debtors conducted a fair and open sale process; (iii) the sale process, the Bidding Procedures, and the Auction were non-collusive, duly noticed, and provided a full, fair, reasonable, and adequate opportunity for any entity that either expressed an interest in acquiring the Purchased Assets, or who the Debtors believed may have had an interest in acquiring the Purchased Assets, to make an offer to purchase the Debtors’ assets, including, without limitation the Purchased Assets; (iv) the Debtors and the Buyer have negotiated and undertaken their roles leading to the entry into the Purchase Agreement in a diligent, non-collusive, fair, reasonable, and good faith manner; and (v) the sale process conducted by the Debtors pursuant to the Bidding Procedures Order and the Bidding Procedures resulted in the highest or otherwise best value for the Purchased Assets for the Debtors and their estates, was in the best interests of the Debtors, their creditors, and all parties in interest. There is no legal or equitable reason to delay consummation of the Purchase Agreement and the transactions contemplated therein.

Page:	6
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

I.       [The Debtors have also determined, in a valid and sound exercise of their business judgment and in consultation with their advisors and the Consultation Parties (as defined in the Bidding Procedures), that the next highest or otherwise best Qualified Bid (as defined in the Bidding Procedures) (the “Designated Back-Up Bid”) for the Purchased Assets was that of [●] (the “Designated Back-Up Bidder”)].

J.       Approval of the Sale Motion and the Purchase Agreement, and the consummation of the Sale contemplated thereby, is in the best interests of the Debtors, their respective creditors, estates, and other parties in interest. The Debtors have demonstrated good, sufficient, and sound business reasons and justifications for entering into the Sale and the performance of their obligations under the Purchase Agreement.

K.       The consummation of the Sale outside a plan of reorganization pursuant to the Purchase Agreement neither impermissibly restructures the rights of the Debtors’ creditors nor impermissibly dictates the terms of a plan of reorganization or liquidation for the Debtors. The Sale does not constitute a sub rosa chapter 11 plan.

Page:	7
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

L.       Entry of an order approving the Purchase Agreement and all the provisions thereof is a necessary condition precedent to Buyer’s consummation of the Sale, as set forth in the Purchase Agreement.

Good Faith of Buyer

M.       The consideration to be paid by the Buyer under the Purchase Agreement was negotiated at arm’s-length, in good faith and without collusion pursuant to section 363(m) of the Bankruptcy Code and constitutes reasonably equivalent value and fair and adequate consideration for the Purchased Assets. Specifically: (i) the Buyer recognized that the Debtors were free to deal with any other party interested in purchasing the Purchased Assets; (ii) the Buyer complied in all respects with the applicable provisions of the Bidding Procedures Order in negotiating and entering into the Purchase Agreement and the other Transaction Documents, and the Purchase Agreement, the other Transaction Documents and the transactions described therein comply with the Bidding Procedures Order; (iii) the Buyer agreed to subject its bid to the competitive bid procedures set forth in the Bidding Procedures Order; (iv) all payments made or to be made by the Buyer in connection with the Sale have been disclosed in the Purchase Agreement; (v) except as set for in the [Declaration(s) of [●], there is no common identity of directors, officers or controlling stockholders exists among the Buyer and the Debtors and Buyer is not an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code; (vi) the negotiation and execution of the Purchase Agreement and the other Transaction Documents were at arm’s-length by parties not affiliated with one another and via the Debtor’s independent committee and in good faith, and at all times each of the Buyer and the Debtors were represented by competent counsel of their choosing; and (vii) the Buyer has not acted in a collusive manner with any person. The Buyer and all affiliates thereof has at all times acted in good faith within the meaning of section 363(m) of the Bankruptcy Code in negotiating the transactions contemplated by the Purchase Agreement and the other Transaction Documents, in submitting the Stalking Horse Bid (as defined in the Bidding Procedures Order), and in bidding at the auction and presenting the Purchase Agreement and the other Transaction Documents to the Court for approval. The Buyer and all affiliates thereof will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the transactions contemplated by the Purchase Agreement and the other Transaction Documents. The terms and conditions set forth in the Purchase Agreement are fair and reasonable under the circumstances and were not entered into for the purpose of, nor do they have the effect of, hindering, delaying, or defrauding the Debtors or their creditors under any applicable laws.

Page:	8
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

N.       The Debtors and the Buyer, and each of their respective management, boards of directors, members, officers, directors, employees, agents, and representatives, have acted in good faith in connection with negotiations and entry into the Purchase Agreement. The Purchase Agreement and the other Transaction Documents, and each of the transactions contemplated therein, were negotiated, proposed, and entered into by the Debtors and the Buyer in good faith, without collusion or fraud, and from arm’s-length bargaining positions. The Buyer is a “good faith purchaser” within the meaning of section 363(m) of the Bankruptcy Code, and, as such, is entitled to all the protections afforded thereby.

No Fraudulent Transfer

O.       The consideration provided by the Buyer pursuant to the Purchase Agreement for its purchase of the Purchased Assets and the assumption of the Assumed Liabilities constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, and under the laws of the United States, any state, territory, possession, or the District of Columbia.

P.       Neither the Buyer nor its past, present and future subsidiaries, parents, divisions, affiliates, agents, representatives, insurers, attorneys, successors and assigns, nor any of its nor their respective directors, managers, officers, employees, shareholders, members, agents, representatives, attorneys, contractors, subcontractors, independent contractors, owners, insurance companies or partners (each, a “Buyer Party”) is a continuation of the Debtors or their respective estates and no Buyer Party is holding itself out to the public as a continuation of the Debtors or their respective estates and the Sale does not amount to a consolidation, merger, or de facto merger of the Buyer (or any other Buyer Party) and the Debtors.

Page:	9
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

Validity of Transfer

Q.       Parent’s and each Seller’s board of directors has authorized the execution and delivery of the Purchase Agreement and the Sale of the Purchased Assets to the Buyer. The Debtors (i) have full corporate power and authority to execute and deliver the Purchase Agreement and all other documents contemplated thereby, as applicable, (ii) have all of the power and authority necessary to consummate the Sale, and (iii) have taken all action necessary to authorize and approve the Purchase Agreement and to consummate the Sale, and no further consents or approvals, other than those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate the transactions contemplated by the Purchase Agreement, except as otherwise set forth in the Purchase Agreement. The Purchased Assets constitute property of the Debtors’ estates within the meaning of section 541(a) of the Bankruptcy Code and title thereto is presently vested in the Debtors’ estates.

Section 363(f) Is Satisfied

R.       The Sale of the Purchased Assets to the Buyer and the assumption and assignment to the Buyer of the Buyer Assumed Agreements under the terms of the Purchase Agreement meets the applicable provisions of section 363(f) of the Bankruptcy Code such that the Sale of the Purchased Assets will be free and clear of all Liens, Claims and Interests, and will not subject any Buyer Party to any liability for any Liens, Claims or Interests whatsoever (including, without limitation, under any theory of equitable law, antitrust, or successor or transferee liability), except as expressly provided in the Purchase Agreement. All holders of Liens, Claims or Interests who did not object, or withdrew their objections to the Sale, are deemed to have consented to the Sale pursuant to section 363(f)(2) of the Bankruptcy Code, and all holders of Liens, Claims or Interests are adequately protected—thus satisfying section 363(e) of the Bankruptcy Code—by having their Liens, Claims or Interests, if any, attach to the proceeds of the Sale ultimately attributable to the property against or in which they assert Liens, Claims or Interests, in the same order of priority and with the same validity, force, and effect that such holder had prior to the Sale, subject to any rights, claims, and defenses of the Debtors or their estates, as applicable. Those holders of Liens, Claims or Interests who did object and that have an interest in the Purchased Assets fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code.

Page:	10
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

S.       Except for the Assumed Liabilities and other obligations of the Buyer to the extent set forth in the Purchase Agreement, the transfer of the Purchased Assets to the Buyer shall be a legal, valid and effective transfer of the Purchased Assets and shall vest the Buyer at Closing with all right, title and interest of the Debtors in and to the Purchased Assets, free and clear of all claims (as defined in Section 101(5) of the Bankruptcy Code, “Claims”), liens (as defined in Section 101(37) of the Bankruptcy Code, “Liens”), encumbrances and all other interests (collectively including each of the foregoing, “Interests”), including, but not limited to: (1) those that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal or termination of the Debtors’ interest in the Purchased Assets, or any similar rights, including rights under section 365(h) of the Bankruptcy Code; (2) those relating to taxes arising under or out of in connection with, or in any way relating to the operation of the Purchased Assets prior to the Closing; and (3) (a) those arising under all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, rights of setoff or recoupment, encumbrances, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, and (b) all debts arising in any way in connection with any agreements, acts or failures to act of any of the Debtors or any of the Debtors’ predecessors or affiliates, Claims, obligations, liabilities, rights of set off or recoupment, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of this bankruptcy case, and whether imposed by agreement, understanding, law, equity or otherwise, including, but not limited to, Claims otherwise arising under doctrines of successor liability to the greatest extent permitted by applicable law.

Page:	11
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

T.       The Buyer would not have entered into the Purchase Agreement and would not consummate the transactions, thus adversely purchased affecting the Debtors, their estates and their creditors and other stakeholders, if the transfer of the Purchase Assets to the Buyer and the assumption of the Assumed Liabilities by Buyer were not, except as otherwise expressly provided in the Purchase Agreement with respect to the Assumed Liabilities, free and clear of all Interests of any kind or nature whatsoever, or if the Buyer would, or in the future could, be liable for any of such Interests including, but not limited to: (1) any employment or labor agreements; (2) any pension, welfare, compensation or other employee benefit plans, agreements, practices and programs, including, without limitation, any pension plan of the Debtors; (3) any other employee, worker’s compensation, occupational disease or unemployment or temporary disability related Claim, including, without limitation, Claims that might otherwise arise under or pursuant to: (a) the Employee Retirement, Income, Security Act of 1974, as amended. (b) the Fair Labor Standards Act, (c) Title VII of the Civil Rights Act of 1964, (d) the Federal Rehabilitation Act of 1973, the National Labor Relations Act, (f) the Worker Adjustment and Retraining Act of 1988, (g) the Age Discrimination and Employee Act of 1967, (h) the Consolidated Omnibus Budget Reconciliation Act of 1985, (i) the Jones Act; (4) any products liability, personal injury or similar Claims, whether pursuant to any state or federal laws or otherwise, including, without limitation, asbestos-related Claims; (5) environmental Claims or Liens arising from conditions or emissions first existing on or prior to the Closing (including, without limitation, the presence of hazardous, toxic, polluting or contaminating substances or waste) that may be asserted on any basis, including, without limitation, under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601, et seq., or similar state or local statutes or ordinances; (6) any bulk sales or similar law; (7) any tax statutes or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended; and (8) any theories of successor liability.

Page:	12
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

Assumption and Assignment of the Buyer Assumed Agreements

U.       The assumption and assignment of the Buyer Assumed Agreements pursuant to the terms of this Sale Order are integral to the Purchase Agreement, are in the best interests of the Debtors and their respective estates, creditors, and other parties in interest, and represent the reasonable exercise of sound and prudent business judgment by the Debtors.

V.       The Debtors have met all requirements of section 365(b) of the Bankruptcy Code for each of the Buyer Assumed Agreements. As provided for in the Purchase Agreement, the Buyer and/or the Debtors have (i) cured and/or provided adequate assurance of cure of any default existing prior to the Closing under all of the Buyer Assumed Agreements, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code, (ii) provided compensation or adequate assurance of compensation to any counterparty for actual pecuniary loss to such party resulting from a default prior to the Closing under any of the Buyer Assumed Agreements within the meaning of section 365(b)(1)(B) of the Bankruptcy Code, and (iii) provided adequate assurance of future performance within the meaning of section 365(b)(1)(C) of the Bankruptcy Code. The Buyer has provided adequate assurance of future performance within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) and in accordance with the Bidding Procedures to the extent that any such assurance is required and not waived by the counterparties to such Buyer Assumed Agreements.

Page:	13
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

W.       At any time prior to the Closing and prior to the rejection of an executory contract or unexpired lease, the Debtors shall have the right, upon request of the Buyer and in accordance with the Bidding Procedures Order, to serve a Supplemental Cure Notice upon any non-Debtor counterparty thereto indicating the Debtors’ intent to assume and assign such executory contract or unexpired lease. The objection deadline for all Buyer Assumed Agreements, other than those subject to a Supplemental Cure Notice, lapsed on [●], 2019. Objections, if any, to the proposed assumption and assignment or the Cure Cost proposed in any Supplemental Cure Notice with respect thereto, must (i) be in writing, (ii) comply with the applicable provisions of the Bankruptcy Rules and the Local Rules, (iii) state with specificity the nature of the objection and, if the objection pertains to the proposed Cure Cost, the correct Cure Cost alleged by the objecting counterparty, together with any applicable and appropriate documentation in support thereof, and (iv) be filed with the Court and served upon counsel to the Debtors and counsel to the Buyer so as to be actually received on or before the deadline set forth in the applicable Supplemental Cure Notice, which shall be no earlier than seven (7) calendar days after service thereof. If the parties cannot agree on a resolution of any such objection, the Debtors will seek an expedited hearing before the Court to determine the Cure Cost or other matter in dispute and approve the assumption and assignment of such executory contract or unexpired lease to Buyer. If no objection is filed prior to the applicable objection deadline, then the counterparties will be deemed to have consented (including consent under Section 365(c)(1) of the Bankruptcy Code) to the assumption and assignment to Buyer and the Cure Cost, and such assumption and assignment to Buyer and the Cure Cost shall be deemed approved by this Sale Order without further order of this Court.

Page:	14
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

X.       The (i) transfer of the Purchased Assets to the Buyer and (ii) assignment to the Buyer of the Buyer Assumed Agreements, will not subject the Buyer to any liability whatsoever that arises prior to the Closing or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including, without limitation, any theory of equitable law, any theory of antitrust, successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise.

Prompt Consummation

Y.       Based on the record of the Sale Hearing, and for the reasons stated on the record at the Sale Hearing, the sale of the Purchased Assets must be approved and consummated promptly to preserve the value of the Purchased Assets. Time, therefore, is of the essence in effectuating the Purchase Agreement. As such, the Debtors and the Buyer intend to close the sale of the Purchased Assets as soon as reasonably practicable. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the immediate approval and consummation of the Purchase Agreement. Accordingly, there is sufficient cause to waive the stay provided in Bankruptcy Rules 6004(h) and 6006(d).

Page:	15
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

NOW, THEREFORE, IT IS ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1.       The Sale Motion is GRANTED to the extent set forth herein.

2.       All objections to or reservation of rights with respect to the Sale Motion or the relief requested therein that have not been withdrawn or resolved as stated on the record of the proceedings are overruled. All persons and entities who did not object or withdraw their objections to the Sale Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code.

3.       The Purchase Agreement and the other Transaction Documents, and all terms and conditions thereof, are hereby approved.

4.       [The Designated Back-Up Bidder is hereby approved as the Back-Up Bidder (as defined in the Bidding Procedures), and the Designated Back-Up Bid is hereby approved and authorized as the Back-Up Bid (as defined in the Bidding Procedures) in accordance with the Bidding Procedures. To the extent necessary, the terms and conditions of the Back-Up Bid will be approved pursuant to a separate sale order to be submitted at a later date consistent with the terms of the Back-Up Bid.]

Page:	16
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

Transfer of the Purchased Assets as set forth in the Purchase Agreement

5.       The Debtors are authorized and directed to (a) take any and all actions necessary or appropriate to perform, consummate, implement, and close the Sale in accordance with the terms and conditions set forth in the Transaction Documents and this Sale Order, (b) assume and assign any and all Buyer Assumed Agreements, and (c) take all further actions and execute and deliver the Transaction Documents and any and all additional instruments and documents that may be necessary or appropriate to implement the Purchase Agreement and the other Transaction Documents and consummate the Sale in accordance with the terms thereof, all without further order of the Court.

6.       The Buyer is not acquiring any of the Excluded Assets or assuming any of the Excluded Liabilities (as defined in the Purchase Agreement).

7.       All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with, or which would be inconsistent with, the ability of the Debtors to transfer the Purchased Assets to the Buyer in accordance with the Purchase Agreement, the other Transaction Documents and this Sale Order.

Page:	17
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

8.       At Closing, all of the Debtors’ right, title, and interest in and to, and possession of, the Purchased Assets shall be immediately vested in the Buyer pursuant to sections 105(a), 363(b), 363(f), and 365 of the Bankruptcy Code. Such transfer shall constitute a legal, valid, enforceable, and effective transfer of the Purchased Assets. All persons or entities, presently or at or after the Closing, in possession of some or all of the Purchased Assets, are directed to surrender possession of any and all portions of the Purchased Assets to the Buyer on the Closing Date or at such time thereafter as the Buyer may request.

9.       This Sale Order (a) shall be effective as a determination that, as of the Closing, (i) the Purchased Assets shall have been transferred to the Buyer free and clear of all Liens, Claims and Interests (including but not limited to those described in Findings S and T hereof), except to the extent set forth in the Purchase Agreement, and (ii) the conveyances described herein have been effected, and (b) is and shall be binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks, or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title; and each of the foregoing persons and entities is hereby directed to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement and the other Transaction Documents.

Page:	18
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

10.       All Liens, Claims and Interests with respect to the Purchased Assets shall attach to the proceeds of the Sale ultimately attributable to the property against which such Liens, Claims and Interests applied or other specifically dedicated funds, in the same order of priority and with the same validity, force, and effect that such Liens, Claims and Interests applied prior to the Sale, subject to any rights, claims, and defenses of the Debtors or their estates, as applicable, or as otherwise provided herein.

11.       Except as expressly permitted otherwise by this Sale Order, all persons and entities, including, but not limited to, all debt security holders; equity security holders; governmental, tax and regulatory authorities; lenders; trade creditors; and other creditors holding Interests of any kind or nature whatsoever against or in the Debtors or the Purchased Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with or in any way relating to the Debtors, the Purchased Assets, the operation of the Purchased Assets prior to the Closing are forever barred, estopped and permanently enjoined from asserting against the Buyer, its successors or assigns, their property or the Purchased Assets such persons’ or entities’ Interests (including without limitation, any right of set-off or recoupment).

Page:	19
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

12.       If any person or entity that has filed financing statements, mortgages, mechanic’s claims, lis pendens, or other documents or agreements evidencing claims against the Debtors or in the Purchased Assets shall not have delivered to the Debtors prior to the Closing of the Sale, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, and/or releases of all Liens, Claims and Interests that the person or entity has with respect to the Debtors or the Purchased Assets or otherwise, then only with regard to the Purchased Assets that are purchased by the Buyer pursuant to the Purchase Agreement and this Sale Order, (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Purchased Assets, (b) the Buyer is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order, which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Liens, Claims, and Interests against each Buyer Party and the Purchased Assets, and (c) upon consummation of the Sale, the Buyer may seek in this Court or any other court to compel appropriate parties to execute termination statements, instruments of satisfaction, and releases of all Liens, Claims and Interests that are extinguished or otherwise released pursuant to this Sale Order under section 363 of the Bankruptcy Code, and any other provisions of the Bankruptcy Code, with respect to the Purchased Assets. This Sale Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department, or office. Notwithstanding the foregoing, the provisions of this Sale Order authorizing the Sale and assignment of the Purchased Assets free and clear of Liens, Claims and Interests shall be self-executing and neither the Debtors nor the Buyer shall be required to execute or file releases, termination statements, assignments, consents, or other instruments to effectuate, consummate, and implement the provisions of this Sale Order.

Page:	20
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

No Successor or Transferee Liability

13.       No Buyer Party shall be deemed, as a result of any action taken in connection with the Purchase Agreement, the consummation of the Sale contemplated by the Purchase Agreement, or the transfer, operation, or use of the Purchased Assets to (a) be a legal successor, or otherwise be deemed a successor to the Debtors (other than, for the Buyer, with respect to any Assumed Liabilities), (b) have, de facto or otherwise, merged with or into the Debtors, or (c) be an alter ego or a mere continuation or substantial continuation of the Debtors or the enterprise of the Debtors including, without limitation, within the meaning of any foreign, federal, state, or local revenue law, pension law, the Employee Retirement Income Security Act of 1974 (“ERISA”), tax law, labor law, products liability law, employment law, environmental law, or other law, rule, or regulation (including, without limitation, filing requirements under any such laws, rules or regulations).

Page:	21
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

14.       Other than as expressly set forth in the Purchase Agreement, no Buyer Party shall have any responsibility for (a) any liability or other obligation of the Debtors or (b) any claims against the Debtors or any of their predecessors or affiliates. Except as expressly provided in the Purchase Agreement with respect to the Buyer, no Buyer Party shall have any liability whatsoever with respect to the Debtors’ (or their predecessors’ or affiliates’) respective businesses or operations or any of the Debtors’ (or their predecessors’ or affiliates’) obligations (as defined herein, “Successor or Transferee Liability”) based, in whole or part, directly or indirectly, on any theory of successor or vicarious liability of any kind or character, or based upon any theory of antitrust, environmental, successor, or transferee liability, de facto merger or substantial continuity, labor and employment or products liability, whether known or unknown as of the Closing, now existing or hereafter arising, asserted or unasserted, fixed or contingent, liquidated or unliquidated, including, without limitation, liabilities on account of (a) any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the Purchased Assets or the Assumed Liabilities prior to the Closing or in respect of pre-Closing periods or (b) any plan, agreement, practice, policy, or program, whether written or unwritten, providing for pension, retirement, health, welfare, compensation or other employee benefits which is or has been sponsored, maintained or contributed to by any Debtor or with respect to which any Debtor has any liability, whether or not contingent, including, without limitation, any “multiemployer plan” (as defined in Section 3(37) of ERISA) or “pension plan” (as defined in Section 3(2) of ERISA) to which any Debtor has at any time contributed, or had any obligation to contribute. Except to the extent expressly included in the Assumed Liabilities with respect to the Buyer or as otherwise expressly set forth in the Purchase Agreement, no Buyer Party shall have any liability or obligation under any applicable law, including, without limitation, (a) the WARN Act (29 U.S.C. §§ 2101 et seq.), (b) the Comprehensive Environmental Response Compensation and Liability Act, (c) the Age Discrimination and Employment Act of 1967 (as amended), (d) the Federal Rehabilitation Act of 1973 (as amended), (e) the National Labor Relations Act, 29 U.S.C. § 151 et seq., (f) Section 1927 of the Social Security Act, 42 U.S.C. § 1396r-8 or (g) any foreign, federal, state, or local labor, employment or environmental law, by virtue of the Buyer’s purchase of the Purchased Assets, assumption of the Assumed Liabilities, or hiring of certain employees of the Debtors pursuant to the terms of the Purchase Agreement. Without limiting the foregoing, no Buyer Party shall have any liability or obligation with respect to any environmental liabilities of the Debtors or any environmental liabilities associated with the Purchased Assets except to the extent they are Assumed Liabilities set forth in the Purchase Agreement.

Page:	22
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

15.       Effective upon the Closing, all persons and entities are forever prohibited and enjoined from commencing or continuing in any matter any action or other proceeding, whether in law or equity, in any judicial, administrative, arbitral, or other proceeding against any Buyer Party or their respective assets (including, without limitation, the Purchased Assets), with respect to any Successor or Transferee Liability including, without limitation, the following actions with respect to any such Successor or Transferee Liability: (i) commencing or continuing any action or other proceeding pending or threatened; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (iii) creating, perfecting, or enforcing any lien, claim, interest, or encumbrance; (iv) asserting any setoff, right of subrogation, or recoupment of any kind; (v) commencing or continuing any action, in any manner or place, that does not comply with, or is inconsistent with, the provisions of this Sale Order or other orders of this Court, or the agreements or actions contemplated or taken in respect hereof; or (vi) revoking, terminating, failing, or refusing to renew any license, permit, or authorization to operate any business in connection with the Purchased Assets or conduct any of the businesses operated with respect to such assets.

Page:	23
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

16.       Except as otherwise set forth in the Purchase Agreement, the Buyer shall have no obligation to pay wages, bonuses, severance pay, benefits (including, without limitation, contributions or payments on account of any under- funding with respect to any and all pension plans) or any other payment with respect to employees or former employees of the Debtors. Except to the extent expressly provided in the Purchase Agreement, the Buyer shall have no liability with respect to any collective bargaining agreement, employee pension plan, employee welfare (including, without limitation, any retiree benefit liabilities or obligations) or retention, benefit and/or incentive plan to which the Debtors or any affiliate is a party and relating to the Purchased Assets (including, without limitation, arising from or related to the rejection or other termination of any such agreement), and the Buyer shall in no way be deemed parties to or assignees of any such agreement, and no employee of the Buyer shall be deemed in any way covered by or a party to any such agreement, and, except for Assumed Liabilities, all parties to any such agreement are hereby permanently enjoined from asserting against the Buyer any and all Claims arising from or relating to such agreement. All notices, if any, required to be given to the Debtor’s employees pursuant to the Workers Adjustment and Retraining Notification Act, or any similar federal or state law, shall be the sole responsibility and obligation of the Debts, and the Buyer shall have no duties, responsibility or liability therefor.

Page:	24
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

17.       Except as otherwise set forth in the Purchase Agreement, the Buyer’s purchase of the Purchased Assets under the Purchase Agreement is free and clear with respect to all workers’ compensation obligations or liabilities, including, without limitation, workers’ compensation claims or suits of any type, whether now known or unknown, whenever incurred or filed, which have occurred or which arise from work-related injuries, diseases, death, exposures, intentional torts, acts of discrimination or other incidents, acts or injuries prior to the Closing Date, including, but not limited to, any and all workers’ compensation claims filed or to be filed, or reopenings of those claims, by or on behalf of any of the Debtors or its affiliates’ current or former employees, persons on laid-off, inactive or retired status, or their respective dependents, heirs or assigns, as well as any and all premiums, assessments or other obligations of any nature whatsoever of the Debtors relating in any way to workers’ compensation liability.

Good Faith of Buyer

18.       The Sale contemplated by the Purchase Agreement is undertaken by the Buyer without collusion and in good faith, as that term is defined in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale (including, without limitation, the assumption and assignment of the Buyer Assumed Agreements), unless such authorization and consummation of such Sale are duly and properly stayed pending such appeal.

Page:	25
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

19.       Neither the Debtors nor the Buyer have engaged in any action or inaction that would cause or permit the Sale to be avoided or costs or damages to be imposed under section 363(n) of the Bankruptcy Code. The consideration provided by the Buyer for the Purchased Assets under the Purchase Agreement is fair and reasonable and the Sale may not be avoided, and costs and damages may not be imposed, under section 363(n) of the Bankruptcy Code.

Assumption and Assignment of Buyer Assumed Agreements

20.       The Debtors are authorized and directed at the Closing to assume and assign each of the Buyer Assumed Agreements to the Buyer pursuant to sections 105(a) and 365 of the Bankruptcy Code and to execute and deliver to the Buyer such documents or other instruments as may be necessary to assign and transfer the Buyer Assumed Agreements to the Buyer. The payment by the Buyer or the Seller (as the case may be as provided for in the Purchase Agreement) or upon such other provision as approved by the Bankruptcy Court on the record at the Sale Hearing of the applicable Cure Costs (if any) under a Buyer Assumed Agreement shall (a) effect a cure of all defaults existing thereunder as of the Closing, and (b) compensate for any actual pecuniary loss to such counterparty resulting from such default.

Page:	26
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

21.       Pursuant to section 365(f) of the Bankruptcy Code, subject to payment by the Buyer of the applicable Cure Costs, the Buyer Assumed Agreements to be assumed and assigned under the Purchase Agreement shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Buyer notwithstanding any provision in the Buyer Assumed Agreements or other restrictions prohibiting their assignment or transfer. Any provisions in any Buyer Assumed Agreement that prohibit or condition the assignment of such Buyer Assumed Agreement to the Buyer (including the invocation of Section 1927 of the Social Security Act, 42 U.S.C. § 1396r-8) or allow the counterparty to such Buyer Assumed Agreement to terminate, recapture, setoff or recoup impose any penalty, condition on renewal or extension, or modify any term or condition upon the assignment of such Buyer Assumed Agreement to the Buyer, constitute unenforceable anti-assignment provisions that are void and of no force and effect. All other requirements and conditions under sections 363 and 365 of the Bankruptcy Code (including, without limitation, the satisfaction of the requirement under Section 365(c)(1) of the Bankruptcy Code) for the assumption by the Debtors and assignment to the Buyer of the Buyer Assumed Agreements have been satisfied. Upon the Closing, in accordance with sections 363 and 365 of the Bankruptcy Code, the Buyer shall be fully and irrevocably vested with all right, title, and interest of the Debtors under the Buyer Assumed Agreements, and such Buyer Assumed Agreements shall remain in full force and effect for the benefit of the Buyer. Each counterparty to the Buyer Assumed Agreements shall be forever barred, estopped, and permanently enjoined from (a) asserting against the Debtors or any Buyer Party or their respective property any assignment fee, acceleration, default, breach or claim or pecuniary loss, or condition to assignment existing, arising or accruing as of the Closing or arising by reason of the Closing, including, without limitation, any breach related to or arising out of change-in-control provisions in such Buyer Assumed Agreements, or any purported written or oral modification to the Buyer Assumed Agreements and (b) asserting against any Buyer Party (or its respective property, including, without limitation, the Purchased Assets) any claim, counterclaim, defense, breach, condition, or setoff asserted, or assertable against the Debtors existing as of the Closing or arising by reason of the Closing except for the Assumed Liabilities.

Page:	27
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

22.       Upon the Closing and the payment of the relevant Cure Costs, if any, the Buyer shall be deemed to be substituted for the Debtors as a party to the applicable Buyer Assumed Agreements and the Debtors shall be released, pursuant to section 365(k) of the Bankruptcy Code, from any liability under the Buyer Assumed Agreements. There shall be no rent accelerations, assignment fees, increases, or any other fees charged to the Buyer or the Debtors as a result of the assumption and assignment of the Buyer Assumed Agreements. The failure of the Debtors or the Buyer to enforce at any time one or more terms or conditions of any Buyer Assumed Agreement shall not be a waiver of such terms or conditions or of the right of the Debtors or the Buyer, as the case may be, to enforce every term and condition of such Buyer Assumed Agreement. The validity of the assumption and assignment of any Buyer Assumed Agreement to the Buyer shall not be affected by any existing dispute between the Debtors and any counterparty to such Buyer Assumed Agreement. Any party that may have had the right to consent to the assignment of any Buyer Assumed Agreement is deemed to have consented for the purposes of section 365(e)(2)(A) of the Bankruptcy Code.

Page:	28
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

23.       The assignments of each of the Buyer Assumed Agreements are made in good faith under sections 363(b) and (m) of the Bankruptcy Code.

Other Provisions

24.       To the maximum extent permitted by applicable law, and in accordance with the Purchase Agreement, the Buyer shall be authorized, as of the Closing, to operate under any license, permit, registration, and governmental authorization or approval (collectively, the “Licenses”) of the Debtors with respect to the Purchased Assets. To the extent the Buyer cannot operate under any Licenses in accordance with the previous sentence, such Licenses shall remain in effect for a period not to exceed sixty (60) days from the Closing while the Buyer works promptly and diligently to apply for and secure all necessary government approvals for issuance of new Licenses to the Buyer; provided, however, to the extent the Buyer operates under any Licenses of the Sellers after the Closing, the Buyer shall reimburse the Sellers (within 5 days of receiving an invoice) for any and all actual, reasonable and documented costs, fees, charges, expenses or other obligations incurred by the Sellers associated with the Buyer operating under any Licenses of the Sellers.

25.       To the extent provided by section 525 of the Bankruptcy Code, no governmental unit (federal or state) may revoke or suspend any permit or License relating to the Purchased Assets sold, transferred, or conveyed to the Buyer on account of (i) the filing or pendency of these Chapter 11 Cases or (ii) the consummation of the Sale contemplated by the Purchase Agreement or the failure of the Debtors to pay any pre-petition claims of such governmental unit.

Page:	29
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

26.       The Buyer shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code to enforce any of its remedies under the Purchase Agreement or any other Sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified solely to the extent necessary to implement the preceding sentence, provided, however, that this Court shall retain exclusive jurisdiction over any and all disputes with respect thereto.

27.       The terms and provisions of the Purchase Agreement, the other Transaction Documents and this Sale Order shall be binding in all respects upon the Debtors, their affiliates, their estates, all creditors of (whether known or unknown) and holders of equity interests in any Debtor, any holders of claims against or on all or any portion of the Purchased Assets, all counterparties to the Buyer Assumed Agreements, the Buyer, and all of their respective successors and assigns including, but not limited to, any subsequent trustee(s) appointed in any of the Debtors’ Chapter 11 Cases or upon conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding. The Purchase Agreement shall not be subject to rejection or avoidance by the Debtors, their estates, their creditors, their shareholders, or any trustee(s).

Page:	30
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

28.       The terms and provisions of this Sale Order and any actions taken pursuant hereto shall survive entry of an order which may be entered: (a) confirming any chapter 11 plan in any of these Chapter 11 Cases; (b) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (c) dismissing any of the Chapter 11 Cases; or (d) pursuant to which this Court abstains from hearing any of the Chapter 11 Cases. The terms and provisions of this Sale Order, notwithstanding the entry of any such orders described in (a)-(d) above, shall continue in these Chapter 11 Cases, or following dismissal of these Chapter 11 Cases and nothing contained in any Chapter 11 plan hereafter confirmed or any order confirming such Chapter 11 plan or any other order of this Court shall conflict with or derogate from the provisions of the Purchase Agreement, any Transaction Document or the terms of this Sale Order.

29.       Each and every federal, state, and local governmental agency, department, or official is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement (including any document requesting a name change or assignment thereof and regardless of whether such agency or department has a Claim against the Debtors.

30.       The Purchase Agreement and the Sale contemplated hereunder shall not be subject to any bulk sales laws or any similar law of any state or jurisdiction.

Page:	31
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

31.       Pursuant to section 554(a) of the Bankruptcy Code, the Debtors are authorized to abandon and dispose of the expired Inventory as of the Agreement Date as provided for in section 6.10(b) of the Purchase Agreement and shall not deliver such inventory to the Buyer at Closing.

32.       The Purchase Agreement may be modified, amended, or supplemented by the parties thereto in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment, or supplement does not, based on the Debtors’ business judgment, and in consultation with the Consultation Parties, have a material adverse effect on the Debtors’ estates or their creditors. The Debtors shall provide the Consultation Parties with prior notice of any such modification, amendment, or supplement of the Purchase Agreement. For the avoidance of doubt, all other modifications, amendments, or supplements to the Purchase Agreement shall require Court approval.

33.       All time periods set forth in this Sale Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

34.       Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 6006(d), 7062, and 9014 or otherwise, the terms and conditions of this Sale Order shall be effective immediately upon entry and the Debtors and the Buyer are authorized to close the Sale immediately upon entry of this Sale Order.

35.       To the extent there is any conflict between the terms of this Sale Order and the Purchase Agreement, the terms of this Sale Order shall control.

Page:	32
Debtors:	ACETO CORPORATION, et al.
Case No.:	19-13448 (VFP)
Caption:	ORDER (A) AUTHORIZING AND APPROVING THE SALE OF SUBSTANTIALLY ALL ASSETS COMPRISING THE DEBTORS’ PHARMA BUSINESS FREE AND CLEAR OF ALL CLAIMS, LIENS, RIGHTS, INTERESTS, AND ENCUMBRANCES, (B) AUTHORIZING AND APPROVING THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED THERETO, AND (C) GRANTING RELATED RELIEF

36.       This Court retains exclusive jurisdiction to:

(a)	Interpret, implement and enforce the terms and provisions of this Sale Order, the Bidding Procedures Order, and the Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, and resolve any disputes thereunder except as otherwise provided therein;

(b)	Protect Buyer and the Buyer Assumed Agreements, or Purchased Assets against any Interests or Excluded Liability, including, without limitation, to enjoin the commencement or continuation of any action seeking to impose on the Buyer successor liability;

(c)	Enter orders in aid or furtherance of the transactions;

(d)	Compel delivery of all Purchased Assets to the Buyer;

(e)	Adjudicate any and all issues relating to the Buyer Assumed Agreements;

(f)	Adjudicate all issues relating to any Liens or Interests: and

(g)	Adjudicate any and all issues relating to the Purchased Assets, the proceeds of the transactions provided for under the Purchase Agreement, the Sale Motion, and the Purchase Agreement.

37.       After distribution on account of the Assumed Accounts Payable have been made by Buyer, Buyer shall file with the Court a written report setting forth the identities of those creditors to whom distributions were made and the amount of their respective distributions. Buyer shall have no liability to (or in amount in excess of) any trade vendors not designated on such report.

Exhibit 1

Purchase Agreement

[See Exhibit [●] to Sale Motion]